As filed with the Securities and Exchange Commission on August 25, 2023

Registration No. 333-272617

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 PRE-EFFECTIVE AMENDMENT NO. 4

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United States Oil Fund, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	20-2830691
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
United States Commodity Funds LLC 1850 Mt. Diablo Boulevard, Suite 640 Walnut Creek, California 94596 510.522.9600	Daphne G. Frydman 1850 Mt. Diablo Boulevard, Suite 640 Walnut Creek, California 94596 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James M. Cain, Esq.

Owen J. Pinkerton, Esq.

Raymond A. Ramirez, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, N.W., Suite 700

Washington, DC 20001-3980

202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the 1934 Act:

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 25, 2023

PRELIMINARY PROSPECTUS

United States Oil Fund, LP®*

Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

The United States Oil Fund, LP (“USO”) is an exchange traded fund organized as a limited partnership that issues shares that trade on the NYSE Arca stock exchange (“NYSE Arca”). The investment objective of USO is for the daily changes in percentage terms of its per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of a specified short-term futures contract on light, sweet crude oil called the “Benchmark Oil Futures Contract,” plus interest earned on USO’s collateral holdings, less USO’s expenses. USO seeks to achieve its investment objective by investing so that the average daily percentage change in USO’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period.

USO pays its general partner, United States Commodity Funds LLC (“USCF”), a limited liability company, a management fee and incurs operating costs. USO and USCF are located at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596. The telephone number for both USO and USCF is 510.522.9600. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $63.64 per share (the net asset value as of June 30, 2023), the investment would have to generate a 0.00% or $0.00 return.

USO is an exchange traded fund. This means that most investors who decide to buy or sell shares of USO place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares trade on the NYSE Arca under the ticker symbol “USO” and are bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares trade on the NYSE Arca after they are initially purchased by “Authorized Participants,” institutional firms that purchase and redeem shares in blocks of 100,000 shares called “baskets” through USO’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”). The price of a basket is equal to the net asset value (“NAV”) of 100,000 shares on the day that the order to purchase the basket is accepted by the Marketing Agent. The NAV per share is calculated by taking the current market value of USO’s total assets (after close of NYSE Arca) subtracting any liabilities and dividing that total by the total number of outstanding shares. The offering of USO’s shares is a “best efforts” offering, which means that neither the Marketing Agent nor any Authorized Participant is required to purchase a specific number or dollar amount of shares. USCF pays the Marketing Agent a marketing fee consisting of a fixed annual amount plus an incentive fee based on the amount of shares sold. Authorized Participants will not receive from USO, USCF or any of their affiliates any fee or other compensation in connection with the sale of shares. Aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering of shares will not exceed ten percent (10%) of the gross proceeds of the offering.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the market value of the underlying oil futures contracts in which USO invests due to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of crude oil and the oil futures contracts that serve as USO’s investment benchmark. INVESTING IN USO INVOLVES RISKS SIMILAR TO THOSE INVOLVED WITH AN INVESTMENT DIRECTLY IN THE OIL MARKET, BUT IT IS NOT A PROXY FOR TRADING DIRECTLY IN THE OIL MARKETS. Investing in USO also involves the correlation risk described below and other significant risks. Unprecedented volatility in the crude oil markets in 2020 demonstrates that these risks are real. You should consider carefully the risks described below before making an investment decision. See “Risk Factors Involved with an Investment in USO” beginning on page 10.

The offering of USO’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for USO are available or practicable. USO is not a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under the 1940 Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

USO is a commodity pool and USCF is a commodity pool operator (“CPO”) subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodity Exchange Act (“CEA”).

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is [●].

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 9 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 52.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 10.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about USO and its shares, it does not contain or summarize all of the information about USO and the shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in USO” beginning on page 10, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

United States Oil Fund, LP (“USO”), a Delaware limited partnership, is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). USO is managed and controlled by United States Commodity Funds LLC (“USCF”), a Delaware limited liability company. USCF is registered as a CPO with the CFTC and is a member of the NFA.

USO’s Investment Objective and Strategy

The investment objective of USO is for the daily changes in percentage terms of its per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of a specified short-term futures contract on light, sweet crude oil called the “Benchmark Oil Futures Contract,” plus interest earned on USO’s collateral holdings, less USO’s expenses. USO seeks to achieve its investment objective by investing so that the average daily percentage change in USO’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period. As a result, investors should be aware that USO would meet its investment objective even if there are significant deviations between changes in its daily NAV and changes in the daily price of the Benchmark Oil Futures Contract provided that the average daily percentage change in USO’s NAV over 30 successive valuation days is within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period.

What is the “Benchmark Oil Futures Contract”?

The Benchmark Oil Futures Contract is the futures contract on light, sweet crude oil as traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire and changes, over a ten-day period, into the NYMEX futures contract that is the next month to expire. The change from the near month contract to the next month contract occurs at the beginning of each month and will be approximately proportional, relative to total net assets, over each day of the ten-day roll period.

USO seeks to achieve its investment objective by investing primarily in futures contracts for light, sweet crude oil, other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the NYMEX, ICE Futures Europe and ICE Futures U.S. (together, “ICE Futures”), or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”), and to a lesser extent, in order to comply with regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or in view of market conditions, other oil-related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of oil and other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil-Related Investments”). Market conditions that USCF currently anticipates could cause USO to invest in Other Oil-Related Investments include, but are not limited to, those allowing USO to obtain greater liquidity or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Oil Futures Contracts and Other Oil-Related Investments collectively are referred to as “Oil Interests” in this prospectus.

USCF believes that market arbitrage opportunities will cause daily changes in USO’s share price on the NYSE Arca on a percentage basis to closely track daily changes in USO’s per share NAV on a percentage basis but there can be no assurance of that. USCF further believes that the daily changes in the price of the Benchmark Oil Futures Contract have historically closely tracked the daily changes in spot price of light, sweet crude oil. USCF believes that the net effect of these relationships will be that the daily changes in the price of USO’s shares on the NYSE Arca on a percentage basis will closely track the daily changes in the spot price of a barrel of light, sweet crude oil on a percentage basis, plus interest earned on USO’s collateral holdings, less USO’s expenses. Investors should be aware that USO’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of light, sweet crude oil or any particular futures contract based on light, sweet crude oil, nor is USO’s investment objective for the percentage change in its NAV to reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. This is because natural market forces called contango and backwardation may impact and have impacted the total return on an investment in USO’s shares relative to a hypothetical direct investment in crude oil and, in the future, it is likely that the relationship between the market price of USO’s shares and changes in the spot prices of light, sweet crude oil will continue to be impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing crude oil, which could be substantial.)

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2020 Developments that Impacted the Manner in which USO Achieved Its Investment Objective

Prior to the Spring of 2020, USO achieved its investment objective by primarily investing in the Benchmark Oil Futures Contract and Oil Futures Contracts for light, sweet crude oil traded on NYMEX and ICE Futures with the same maturity month as the Benchmark Oil Futures Contract. In the Spring of 2020, significant market volatility occurred in the crude oil markets and the oil futures markets. Such volatility was attributable to the COVID-19 pandemic, related supply chain disruptions and disputes among oil-producing countries over the potential limits on the production of crude oil, and a corresponding collapse in demand for crude oil and a lack of on-land storage for crude oil. Certain circumstances resulting from such volatility caused USO to invest in Oil Futures Contracts other than the Benchmark Oil Futures Contract. Such circumstances included:

•	The need to comply with regulatory requirements (including, but not limited to, exchange accountability levels and position limits imposed by NYMEX as well as statutory or regulatory limits);
•	Market conditions (including but not limited to those allowing USO to obtain greater liquidity (i.e., liquidity requirements) or to execute transactions with more favorable pricing); and
•	Risk mitigation measures, including those taken by USO and USO’s futures commission merchant, that limited USO from investing in particular crude oil futures contracts.

These conditions severely limited USO’s ability to have a substantial portion of its assets invested in the Benchmark Oil Futures Contract and certain other Oil Futures Contracts of the same month, such as cash-settled, but substantially similar, oil futures contracts traded on ICE Futures (the “ICE WTI Contract”).

Accordingly, USO invested, and since then has continued to invest, in other permitted Oil Futures Contracts with expirations in later months than the Benchmark Oil Futures Contract. USO also invested, and has continued to invest, in other permitted investments, including Other Oil-Related Investments, including OTC swaps. In addition, during the Spring of 2020, USO had to rebalance and adjust the types of holdings in its portfolio more frequently than it had in the past.

Beginning with the monthly roll in September 2023 and ending with the monthly roll in January 2024, USO’s intention is to begin transitioning its investment portfolio so that it will primarily invest in Benchmark Oil Futures Contracts, consistent with USO’s investment strategy prior to the Spring of 2020. However, USO has had, and will continue to have, the ability to invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract and Other Oil-Related Investments, such as OTC swaps, and USO may make such investments if market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or other factors require USO to do so in order to meet its investment objective. USO may invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract, and/or Other Oil-Related Investments, as a result or in response to any of the foregoing factors. In addition, USO may need to hold significant portions of its portfolio in cash beyond what it has historically held for reasons including (but not limited to) the need to address the changes in market conditions, regulatory requirements or risk mitigation measures or the need to satisfy potential margin requirements.

USO will continue to disclose its end of day portfolio on its website, www.uscfinvestments.com. The end of day portfolio disclosed on USO’s website would reflect any investments in Oil Futures Contracts beyond the Benchmark Oil Futures Contract, and/or Other Oil-Related Investments made in light of market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or other factors.

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USO’s purchase of Oil Futures Contracts other than the Benchmark Oil Futures Contract, and/or Other Oil-Related Investments, if any, depends on various factors, including diversification of USO’s investments in futures contracts with respect to the month of expiration and the prevailing price volatility of particular contracts. USCF does not use a technical trading system that issues buy and sell orders. USCF instead employs a quantitative methodology whereby each time a Creation Basket is sold, USCF purchases Oil Interests that have an aggregate market value that approximates the amount of Treasuries and/or cash received upon the issuance of the Creation Basket. While USCF has made significant investments in NYMEX Oil Futures Contracts, for various reasons, including the ability to enter into the precise amount of exposure to the crude oil market, position limits or other regulatory requirements limiting USO’s holdings, and market conditions, USO has and may continue to invest in Oil Futures Contracts traded on other exchanges and invest in Other Oil-Related Investments. To the extent that USO invests in Other Oil-Related Investments, it prioritizes investments in contracts and instruments that are economically equivalent to the Benchmark Oil Futures Contract, including cleared swaps that satisfy such criteria, and then, to a lesser extent, it may invest in other types of cleared swaps and other contracts, instruments and non-cleared swaps, such as OTC swaps.

Investments in Oil Futures Contracts beyond the Benchmark Oil Futures Contract and Other Oil-Related Investments could result in wider deviations between the performance of USO’s investments and the Benchmark Oil Futures Contract than if USO’s investments primarily consisted of the Benchmark Oil Futures Contract, and changes in USO’s share price may not be able to track changes in the price of the Benchmark Oil Futures Contract within as narrow a percentage change difference for any period of 30 successive valuation days as it would if USO’s investments primarily consisted of the Benchmark Oil Futures Contract.

USO is not leveraged. Although permitted to do so under its LP Agreement, USO has not leveraged, and does not intend to leverage, its assets through borrowings or otherwise, and makes its investments accordingly. Consistent with the foregoing, USO’s investments will take into account the need for USO to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, USO becoming leveraged. If market conditions require it, these risk reduction procedures, including changes to USO’s investments, may occur on short notice.

USO does not and will not borrow money or use debt to satisfy its margin or collateral obligations in respect of its investments, but it could become leveraged if USO were to hold insufficient assets that would allow it to meet not only the current, but also future, margin or collateral obligations required for such investments. Such a circumstance could occur if USO were to hold assets that have a value of less than zero.

USCF endeavors to have the value of USO’s Treasuries, cash and cash equivalents, whether held by USO or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Oil Futures Contracts and Other Oil-Related Investments.

USO may temporarily limit the offering of Creation Baskets. USO may determine to limit the issuance of its shares through the offering of Creation Baskets to its Authorized Purchasers in order to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective.

USO will announce to the market through the filing of a Current Report on Form 8-K if it intends to limit the offering of Creation Baskets to allow it to better reinvest the proceeds from sales of its Creation Baskets in currently available permitted assets in a manner that meets its investment objective. Orders for Creation Baskets will be considered for acceptance in the order they are received by USO. USO will continue to accept requests for redemption of its shares from Authorized Purchasers through Redemption Baskets during the period of the limited offering of Creation Baskets. During this period of time, USO will continue to make investments in accordance with the parameters as disclosed herein. If USO determines that USO’s investment objective cannot be reasonably met by investing in Oil Futures Contracts and Other Oil-Related Investments, it may continue to limit requests for the issuance of additional shares in USO until such time as it determines that appropriate investments are available. See, RISK FACTORS INVOLVED WITH AN INVESTMENT IN USO—USO may determine that to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective it may limit or suspend its offers of Creation Baskets.

Principal Investment Risks of an Investment in USO

An investment in USO involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 10.

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Investment Risk

Investors may choose to use USO as a means of investing indirectly in crude oil. INVESTING IN USO INVOLVES RISKS SIMILAR TO THOSE INVOLVED WITH AN INVESTMENT DIRECTLY IN THE OIL MARKET, BUT IT IS NOT A PROXY FOR TRADING DIRECTLY IN THE OIL MARKETS. Investing in USO also involves the correlation risk described below and other significant risks. There are significant risks and hazards inherent in the crude oil industry that may cause the price of crude oil to widely fluctuate. Unprecedented volatility that occurred in the crude oil markets in the Spring of 2020 demonstrates that these risks are real. You should carefully consider the risks described below before making an investment decision. An investment in USO includes the following investment risks:

•	The NAV of USO’s shares relates directly to the value of the Benchmark Oil Futures Contract and other assets held by USO and fluctuations in the prices of these assets could materially adversely affect an investment in USO’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment in USO could be lost.
•	The demand for crude oil correlates closely with general economic growth rates.
•	Other factors that may affect the demand for crude oil and therefore its price, include technological improvements in energy efficiency; seasonal weather patterns, which affect the demand for crude oil associated with heating and cooling; increased competitiveness of alternative energy sources that have so far generally not been competitive with oil without the benefit of government subsidies or mandates; and changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled or electric transportation and broad-based changes in personal income levels.
•	Crude oil prices also vary depending on a number of factors affecting supply and demand of crude oil, including geopolitical risk associated with wars, terrorist acts and tensions between countries.
•	The supply of and demand for crude oil may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by the development of alternative energy sources.
•	Price volatility may possibly cause the total loss of your investment.
•	Russia’s invasion of Ukraine, and sanctions brought by the United States and other countries against Russia and others, have caused disruptions in many business sectors, resulting in significant market disruptions that may lead to increased volatility in the price of certain commodities, and may lead to volatility in USO’s NAV or share price.
•	COVID-19 and other infectious disease outbreaks could negatively affect the valuation and performance of USO’s investments.
•	Historical performance of USO and the Benchmark Oil Futures Contract is not indicative of future performance.

Correlation Risk

As further described below, an investment in USO includes the following correlation risks:

•	An investment in USO may provide little or no diversification benefits. Thus, in a declining market, USO may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in USO while incurring losses with respect to other asset classes.
•	The market price at which investors buy or sell shares may be significantly less or more than NAV.
•	Daily percentage changes in USO’s NAV may not correlate with daily percentage changes in the price of the Benchmark Oil Futures Contract.
•	Daily percentage changes in the price of the Benchmark Oil Futures Contract may not correlate with daily percentage changes in the spot price of crude oil.
•	An investment in USO is not a proxy for investing in the oil markets, and the daily percentage changes in the price of the Benchmark Oil Futures Contract, or the NAV of USO, may not correlate with daily percentage changes in the spot price of light, sweet crude oil.
•	Natural forces in the oil futures market known as “backwardation” and “contango” may increase USO’s tracking error and/or negatively impact total return.
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•	Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, by limiting USO’s investments, including its ability to fully invest in the Benchmark Oil Futures Contract, which means that changes in the price of shares could substantially vary from the changes in the price of the Benchmark Oil Futures Contract.
•	Risk mitigation measures imposed by USO’s FCMs have the potential to cause tracking error by limiting USO’s investments, including its ability to fully invest in the Benchmark Oil Futures Contract and other Oil Futures Contracts, which means that changes in the price of USO’s shares could substantially vary from changes in the price of the Benchmark Oil Futures Contract.

To the extent that investors use USO as a means of indirectly investing in crude oil, there is the risk that the daily changes in the price of USO’s shares on the NYSE Arca on a percentage basis, will not closely track the daily changes in the spot price of light, sweet crude oil on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of USO’s NAV; the changes in USO’s NAV do not correlate closely with the changes in the price of the Benchmark Oil Futures Contract; or the changes in the price of the Benchmark Oil Futures Contract do not closely correlate with the changes in the cash or spot price of crude oil. This is a risk because if these correlations do not exist, then investors may not be able to use USO as a cost-effective way to indirectly invest in crude oil or as a hedge against the risk of loss in crude oil-related transactions.

The price relationship between the near month contract to expire and the next month contract to expire that compose the Benchmark Oil Futures Contract will vary and may impact the total return over time of USO’s NAV. In cases in which the near month contract’s price is lower than the next month contract’s price (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the Benchmark Oil Futures Contract would tend to decline as it approaches expiration. In cases in which the near month contract’s price is higher than the next month contract’s price (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the benchmark contract would tend to rise as it approaches expiration. Contango and backwardation can exist and be amplified to the extent the subsequent month is one or more months beyond the next month and under certain market conditions. Contango and backwardation can also impact the return on USO’s investment in other Oil Futures Contracts because of their price relationship with other Oil Futures Contracts with different expiration dates, which could in turn affect the total return over time of USO’s NAV.

Factors such as market conditions, regulatory requirements, and risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants) could limit USO’s ability to have a substantial portion of its assets invested in the Benchmark Oil Futures Contract. In such a circumstance, USO could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract and Other Oil-Related Investments, such as OTC swaps. Such investments could result in wider deviations between the performance of USO’s investments and the Benchmark Oil Futures Contract than if USO’s investments primarily consisted of the Benchmark Oil Futures Contract, and changes in USO’s share price may not be able to track changes in the price of the Benchmark Oil Futures Contract within as narrow a percentage change difference for any period of 30 successive valuation days as it would if USO’s investments primarily consisted of the Benchmark Oil Futures Contract.

Tax Risk

USO is organized and operated as a limited partnership in accordance with the provisions of its limited partnership agreement (the “LP Agreement”) and applicable state law, and therefore, has a more complex tax treatment than conventional mutual funds. An investment in USO includes the following tax risks:

•	An investor’s tax liability may exceed the amount of distributions, if any, on its shares.
•	An investor’s allocable share of taxable income or loss may differ from economic income or loss on the shares.
•	Items of income, gain, deduction, loss and credit with respect to shares could be reallocated for U.S. federal income tax purposes, and USO could be liable for U.S. federal income tax, if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by USO in allocating those items, with potential adverse consequences for an investor.
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•	USO could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.
•	USO is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and therefore, USO has a more complex tax treatment than traditional mutual funds.
•	If USO is required to withhold tax with respect to any non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.
•	The impact of changes in U.S. federal income tax laws on USO is uncertain.

Over-the-Counter (“OTC”) Contract Risk

USO may also invest in Other Oil-Related Investments, many of which are negotiated or “OTC” contracts that are not as liquid as Oil Futures Contracts and expose USO to credit risk that its counterparty may not be able to satisfy its obligations to USO. An investment in USO includes the following OTC contract risks:

•	USO will be subject to credit risk with respect to counterparties to OTC contracts entered into by USO or held by special purpose or structured vehicles.
•	Valuing OTC derivatives may be less certain than actively traded financial instruments.
•	USO’s rights under an OTC contract may be restricted by regulations.
•	The use of swap agreements may expose USO to early termination risk, which could result in significant losses to USO.

Other Risks

USO pays fees and expenses that are incurred regardless of whether USO is profitable.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, USO generally does not distribute cash to shareholders. You should not invest in USO if you will need cash distributions from USO to pay taxes on your share of income and gains of USO, if any, or for any other reason.

You will have no rights to participate in the management of USO and will have to rely on the duties and judgment of USCF to manage USO.

USO is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and “Authorized Participants,” the institutional firms that directly purchase and redeem shares in baskets. USCF’s officers, directors and employees do not devote their time exclusively to USO. USCF’s persons are directors, officers or employees of other entities that may compete with USO for their services, including other commodity pools (the Related Public Funds) that USCF manages. USCF could have a conflict between its responsibilities to USO and to those other entities. As a result of these and other relationships, parties involved with USO have a financial incentive to act in a manner other than in the best interests of USO and the shareholders. In addition, an investment in USO includes the following other risks:

•	USO is not leveraged, but it could become leveraged if it had insufficient assets to completely meet its margin or collateral requirements relating to its investments.
•	USO may temporarily limit the offering of Creation Baskets.
•	Certain of USO’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.
•	USO is not actively managed and its investment objective is to track the Benchmark Oil Futures Contract so that the average daily percentage change in USO’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period.
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•	USO may not meet the listing standards of NYSE Arca, which would adversely impact an investor’s ability to sell shares.
•	The NYSE Arca may halt trading in USO’s shares, which could adversely impact an investor’s ability to sell shares.
•	The liquidity of USO’s shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.
•	Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.
•	The lack of an active trading market for USO’s shares may result in losses on an investor’s investment in USO at the time the investor sells the shares.
•	USO could become leveraged if it had insufficient assets to completely meet its margin or collateral requirements relating to its investments.
•	Limited partners and shareholders do not participate in the management of USO and do not control USCF, so they do not have any influence over basic matters that affect USO.
•	Limited partners may have limited liability in certain circumstances, including potentially having liability for the return of wrongful distributions.
•	USCF’s LLC Agreement provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is wholly owned by The Marygold Companies, Inc., formerly Concierge Technologies, Inc., a controlled public company where the majority of shares are owned by Nicholas D. Gerber along with certain of his other family members and certain other shareholders.
•	There is a risk that USO will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such USO may not earn any profit.
•	USO is subject to extensive regulatory reporting and compliance.
•	Regulatory changes or actions, including the implementation of new legislation, is impossible to predict but may significantly and adversely affect USO.
•	USO is not a registered investment company so shareholders do not have the protections of the 1940 Act.
•	Trading in international markets could expose USO to credit and regulatory risk.
•	USO and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.
•	USO could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.
•	USO does not expect to make cash distributions.
•	USO has not previously made any cash distributions and intends to reinvest any realized gains in additional Oil Interests rather than distributing cash to limited partners, or other shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, USO generally does not expect to distribute cash to limited partners. An investor should not invest in USO if the investor will need cash distributions from USO to pay taxes on its share of income and gains of USO, if any, or for any other reason. Nonetheless, although USO does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Oil Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.
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•	An unanticipated number of Redemption Basket requests during a short period of time could have an adverse effect on USO’s NAV.
•	The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause USO’s NAV to differ materially from its trading price.
•	USO may determine that, to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective, it may limit its offers of Creation Baskets.
•	In a rising rate environment, USO may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss.
•	USO may potentially lose money by investing in government money market funds.
•	The failure or bankruptcy of a clearing broker could result in a substantial loss of USO’s assets and could impair USO in its ability to execute trades.
•	The failure or bankruptcy of USO’s Custodian could result in a substantial loss of USO’s assets.
•	Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.
•	USO’s investment returns could be negatively affected by climate change and greenhouse gas restrictions.
•	USO and USCF are subjects of class action, derivative, and other litigation. In light of the inherent uncertainties involved in litigation matters, an adverse outcome in this litigation could materially adversely affect USO’s and USCF’s financial condition.
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USO’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of USO. You should note that you may pay brokerage commissions on purchases and sales of USO’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee,” page 80.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fees	0.45	%(1)
Distribution Fees	None
Other Fund Expenses	0.15	%(2)
Total Annual Fund Operating Expenses	0.60%

(1)	USO is contractually obligated to pay USCF a management fee equal to 0.45% per annum, which is based on its average daily total net assets and paid monthly.
(2)	Based on amounts for the year ended December 31, 2022. The individual expense amounts in dollar terms are shown in the table below. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.

The table below shows the total dollar amount of fees and expenses paid by USO for the year ended December 31, 2022:

Management Fees	$11,542,406
Brokerage Commissions	$807,322
Professional Expenses	$1,908,299
License Fees	$384,747
Independent Director and Officer Expenses	$828,823
Registration Fees	$0

These amounts are based on USO’s average total net assets, which are the sum of daily total net assets of USO’s divided by the number of calendar days in the year. For the year ended December 31, 2022, USO’s average total net assets were $2,564,979,187.

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RISK FACTORS INVOLVED WITH AN INVESTMENT IN USO

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus as well as information found in our periodic reports, which include USO’s financial statements and the related notes, that are incorporated by reference. See “Incorporation By Reference of Certain Information”, page 83.

USO’s investment objective is for the daily percentage changes in the NAV per share to reflect the daily percentage changes of the spot price of light, sweet crude oil, as measured by the daily percentage changes in the price of Benchmark Oil Futures Contract, plus interest earned on USO’s collateral holdings, less USO’s expenses. USO seeks to achieve its investment objective by investing so that the average daily percentage change in USO’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period. As a result, investors should be aware that USO would meet its investment objective even if there are significant deviations between changes in its daily NAV and changes in the daily price of the Benchmark Oil Futures Contract provided that the average daily percentage change in USO’s NAV over 30 successive valuation days is within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period.

USO is currently invested in Oil Futures Contracts in months other than the Benchmark Oil Futures Contract. This has impacted the performance of USO and its ability meet its investment objective within as narrow a percentage difference between the average daily percentage change in USO’s NAV for any period of 30 successive valuation days and the average daily percentage change in the price of the Benchmark Oil Futures Contract as it typically had prior to the Spring of 2020.

Following the significant market volatility that occurred in the Spring of 2020 and the market conditions, regulatory requirements and risk mitigation measures taken by USO and USO’s FCM that impacted USO as a result thereof, USO previously disclosed the parameters for making decisions regarding the permitted investments USO would hold, including the intended order of priority in selecting investments and the type of investments to be held in its portfolio. Beginning with the monthly roll in September 2023 and ending with the monthly roll in January 2024, USO’s intention is to begin transitioning its investment portfolio so that it will primarily invest in Benchmark Oil Futures Contracts, consistent with USO’s investment strategy prior to the Spring of 2020. However, USO has had, and will continue to have, the ability to invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract and Other Oil-Related Investments, such as OTC swaps, and USO may make such investments if market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or other factors require USO to do so in order to meet its investment objective. USO may invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract, and/or Other Oil-Related Investments, as a result or in response to any of the foregoing factors.

USO will continue to disclose its end of day portfolio on its website, www.uscfinvestments.com. The end of day portfolio disclosed on USO’s website would reflect any investments in Oil Futures Contracts beyond the Benchmark Oil Futures Contract, and/or Other Oil-Related Investments made in light of market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or other factors. Independent of the USO website, USO may make available portfolio holdings information to Authorized Participants that reflects the Fund’s anticipated holdings on the following business day.

An investment in USO involves investment risk similar to a direct investment in Oil Futures Contracts and Other Oil-Related Investments, but it is not a proxy for investing in the oil markets. Investing in USO also involves correlation risk, or the risk that investors purchasing shares to hedge against movements in the price of crude oil will have an efficient hedge only if the price they pay for their shares closely correlates with the price of crude oil. In addition to investment risk and correlation risk, an investment in USO involves tax risks, OTC risks, and other risks.

Investment Risk

The NAV of USO’s shares relates directly to the value of the Benchmark Oil Futures Contracts and other assets held by USO and fluctuations in the prices of these assets could materially adversely affect an investment in USO’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment in USO could be lost.

The net assets of USO consist primarily of investments in Oil Futures Contracts and, to a lesser extent, in Other Oil-Related Investments. The NAV of USO’s shares relates directly to the value of these assets (less liabilities, including accrued but unpaid expenses), which in turn relates to the price of light, sweet crude oil in the marketplace. Crude oil prices depend on local, regional and global events or conditions that affect supply and demand for oil.

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Economic conditions impacting crude oil. The demand for crude oil correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on crude oil demand and, therefore, may have an adverse impact on crude oil prices. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates, periods of civil unrest, military conflicts, war (such as the current war between Russia and Ukraine), pandemics (e.g., COVID-19), government austerity programs, or currency exchange rate fluctuations, can also impact the demand for crude oil. Sovereign debt downgrades, defaults, inability to access debt markets due to credit or legal constraints, liquidity crises, the breakup or restructuring of fiscal, monetary, or political systems such as the European Union, and other events or conditions (e.g., pandemics such as COVID-19) that impair the functioning of financial markets and institutions also may adversely impact the demand for crude oil.

Other crude oil demand-related factors. Other factors that may affect the demand for crude oil and therefore its price, include technological improvements in energy efficiency; seasonal weather patterns, which affect the demand for crude oil associated with heating and cooling; increased competitiveness of alternative energy sources that have so far generally not been competitive with oil without the benefit of government subsidies or mandates; and changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled vehicles or electric transportation and broad-based changes in personal income levels.

Other crude oil supply-related factors. Crude oil prices also vary depending on a number of factors affecting supply, including geopolitical risk associated with wars (such as the current war between Russia and Ukraine), terrorist attacks and tensions between countries, including sanctions imposed as a result of the foregoing that can adversely affect commodity trade flows by limiting or disrupting trade between countries or regions. For example, increased supply from the development of new oil supply sources and technologies to enhance recovery from existing sources tends to reduce crude oil prices to the extent such supply increases are not offset by commensurate growth in demand. Similarly, increases in industry refining or petrochemical manufacturing capacity may impact the supply of crude oil. World oil supply levels can also be affected by factors that reduce available supplies, such as adherence by member countries to the Organization of the Petroleum Exporting Countries (“OPEC”) production quotas and the occurrence of geopolitical risks associated with wars, terrorist attacks and tensions between countries, including sanctions imposed as a result of the foregoing that can adversely affect commodity trade flows by limiting or disrupting trade between countries or regions, natural disasters, disruptions in competitors’ operations, or unexpected unavailability of distribution channels that may disrupt supplies. Technological change can also alter the relative costs for companies in the petroleum industry to find, produce, and refine oil and to manufacture petrochemicals, which in turn may affect the supply of and demand for oil.

Other factors impacting the crude oil market. The supply of and demand for crude oil may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by the development of alternative energy sources.

Price volatility may possibly cause the total loss of your investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in USO.

Significant market volatility has recently occurred in the commodities markets and the oil futures markets. Such volatility is attributable in part to the COVID-19 pandemic, related supply chain disruptions, war, including the war between Russia and Ukraine, and continuing disputes among oil-producing countries. These and other events could cause continuing or increased volatility in the future, which may affect the value, pricing and liquidity of some investments or other assets, including those held by or invested in by USO and the impact of which could limit USO’s ability to have a substantial portion of its assets invested in the Benchmark Oil Futures Contract. In such a circumstance, USO could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in other Futures Contracts and/or Other Oil-Related Investments, such as OTC swaps.

Russia’s invasion of Ukraine, and sanctions brought by the United States and other countries against Russia and others, have caused disruptions in many business sectors, resulting in significant market disruptions that may lead to increased volatility in the price of certain commodities, and may lead to volatility in USO’s NAV or share price.

On February 24, 2022, Russia launched a large-scale invasion of Ukraine. The extent and duration of the military action, and resulting sanctions, and future market or supply disruptions in the region, are impossible to predict, but could be significant and may have a severe adverse effect on the region.

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The United States and other countries and certain international organizations have imposed broad-ranging economic sanctions on Russia and certain Russian individuals, banking entities and corporations as a response to Russia’s invasion of Ukraine, and additional sanctions may be imposed in the future. Such sanctions (and any future sanctions) will adversely impact the economies of Russia and Ukraine, and certain sectors of each country’s economy may be particularly affected, including but not limited to, financial services, energy, metals and mining, engineering and defense and defense-related materials sectors. Among other things, the extent and duration of the military action, the responses of countries and political bodies to Russia’s actions, including sanctions, future market or supply disruptions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause volatility in the markets for commodities including the price of energy, including energy futures, and the NAV or share price of USO.

A resolution to the war in Ukraine also could impact the markets for certain commodities, and may have collateral impacts, including increased volatility, and cause disruptions to the availability of certain commodities, commodity and futures prices and the supply chain globally. The longer-term impact on commodities and futures prices, including the price of the Benchmark Oil Futures Contract, is difficult to predict and depends on a number of factors that may have a negative impact on USO in the future.

Infectious disease outbreaks like COVID-19 could negatively affect the valuation and performance of USO’s investments.

An outbreak of infectious respiratory illness caused by a novel coronavirus known as COVID-19 was first detected in China in December 2019 and spread globally. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. COVID-19 resulted in numerous deaths, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines and the imposition of both local and more widespread “work from home” measures, cancellations, loss of employment, supply chain disruptions, and lower consumer and institutional demand for goods and services, as well as general concern and uncertainty. The spread of COVID-19 had a material adverse impact on local economies in the affected jurisdictions and also on the global economy, as cross border commercial activity and market sentiment were impacted by the outbreak and government and other measures seeking to contain its spread. COVID-19 had a material adverse impact on the crude oil markets and oil futures markets to the extent economic activity and the use of crude oil continues to be curtailed, which in turn had a significant adverse effect on the prices of Oil Futures Contracts, including the Benchmark Oil Futures Contract and Other Oil-Related Investments.

Infectious disease outbreaks like COVID-19 may arise in the future and could adversely affect individual issuers and capital markets in ways that cannot necessarily be foreseen. In addition, actions taken by government and quasi-governmental authorities and regulators throughout the world in response to such an outbreak, including the potential for significant fiscal and monetary policy changes, may affect the value, volatility, pricing and liquidity of some investments or other assets, including those held by or invested in by USO. Public health crises caused by infectious disease outbreaks may exacerbate other pre-existing political, social and economic risks in certain countries or globally and their duration cannot be determined with certainty.

Historical performance of USO and the Benchmark Oil Futures Contract is not indicative of future performance.

Past performance of USO or the Benchmark Oil Futures Contract is not necessarily indicative of future results. Therefore, past performance of USO or the Benchmark Oil Futures Contract should not be relied upon in deciding whether to buy shares of USO.

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Correlation Risk

An investment in USO may provide little or no diversification benefits. Thus, in a declining market, USO may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in USO while incurring losses with respect to other asset classes.

Investors purchasing shares to hedge against movements in the price of crude oil will have an efficient hedge only if the price investors pay for their shares closely correlates with the price of crude oil. Investing in USO’s shares for hedging purposes includes the following risks:

•	The market price at which the investor buys or sells shares may be significantly less or more than NAV.
•	Daily percentage changes in NAV may not closely correlate with daily percentage changes in the price of the Benchmark Oil Futures Contract.
•	Daily percentage changes in the price of the Benchmark Oil Futures Contract may not closely correlate with daily percentage changes in the price of light, sweet crude oil.

Historically, Oil Futures Contracts and Other Oil-Related Investments have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand.

However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, USO’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in USO’s shares. In such a case, USO may have no gains to offset losses from other investments, and investors may suffer losses on their investment in USO at the same time they incur losses with respect to other investments.

Variables such as drought, floods, weather, military conflicts, pandemics (such as COVID-19), embargoes, tariffs and other political events may have a larger impact on crude oil prices and crude oil-linked instruments, including Oil Futures Contracts and Other Oil-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject USO’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historical evidence that the spot price of crude oil and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, USO cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The market price at which investors buy or sell shares may be significantly less or more than NAV.

USO’s NAV per share will change throughout the day as fluctuations occur in the market value of USO’s portfolio investments. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares, which is also the price shares can be redeemed with USO by Authorized Participants in Redemption Baskets. Generally, price differences may relate primarily to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of light, sweet crude oil and the Benchmark Oil Futures Contract at any point in time. USCF expects that exploitation of certain arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price to track NAV per share closely over time, but there can be no assurance of that. For example, a shortage of USO shares in the market and other factors could cause USO’s shares to trade at a premium. Investors should be aware that such premiums can be transitory. To the extent an investor purchases shares that include a premium (e.g., because of a shortage of shares in the market due to the inability of Authorized Participants to purchase additional shares from USO that could be resold into the market) and the cause of the premium no longer exists causing the premium to disappear (e.g., because more shares are available for purchase from USO by Authorized Participants that could be resold into the market) such investor’s return on its investment would be adversely impacted due to the loss of the premium.

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The NAV of USO’s shares may also be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which light, sweet crude oil is traded. While the shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern time, the trading hours for the futures exchanges on which light, sweet crude oil trades may not necessarily coincide during all of this time. For example, while the shares trade on the NYSE Arca until 4:00 p.m. Eastern time, liquidity in the global light, sweet crude oil market may be reduced after the determination of the settlement price by the NYMEX at 2:30 p.m. Eastern time, USO’s NAV is calculated based on the settlement price of Oil Futures Contracts at 2:30 p.m. Eastern time and the closing share price of USO on the NYSE Arca takes into account changes in the price of Oil Futures Contracts that occur after the settlement price is determined. As a result, during periods when the NYSE Arca is open and the futures exchanges on which light, sweet crude oil is traded are closed, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

Daily percentage changes in USO’s NAV may not correlate with daily percentage changes in the price of the Benchmark Oil Futures Contract.

It is possible that the daily percentage changes in USO’s NAV per share may not closely correlate to daily percentage changes in the price of the Benchmark Oil Futures Contract. Non-correlation may be attributable to disruptions in the market for light, sweet crude oil, the imposition of position or accountability limits by regulators or exchanges, or other extraordinary circumstances. As USO approaches or reaches position limits with respect to the Benchmark Oil Futures Contract and other Oil Futures Contracts or in view of market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants) and other conditions as described herein, USO has and may invest in Oil Futures Contracts other than the Benchmark Oil Futures Contact and Other Oil-Related Investments which may cause less correlation with daily percentage changes in the price of the Benchmark Oil Futures Contract than investments in the Benchmark Oil Futures Contract.

In addition, USO is not able to replicate exactly the changes in the price of the Benchmark Oil Futures Contract because the total return generated by USO is reduced by expenses and transaction costs, including those incurred in connection with USO’s trading activities, and increased by interest income from USO’s holdings of Treasuries (defined below). Tracking the Benchmark Oil Futures Contract requires trading of USO’s portfolio with a view to tracking the Benchmark Oil Futures Contract over time and is dependent upon the skills of USCF and its trading principals, among other factors.

Daily percentage changes in the price of the Benchmark Oil Futures Contract may not correlate with daily percentage changes in the spot price of light, sweet crude oil.

The correlation between changes in price of the Benchmark Oil Futures Contract and the spot price of light, sweet crude oil may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative crude oil market, supply of and demand for Oil Futures Contracts (including the Benchmark Oil Futures Contract) and Other Oil-Related Investments, and technical influences in gasoline futures trading.

An investment in USO is not a proxy for investing in the oil markets, and the daily percentage changes in the price of the Benchmark Oil Futures Contract, or the NAV of USO, may not correlate with daily percentage changes in the spot price of light, sweet crude oil.

An investment in USO is not a proxy for investing in the oil markets. To the extent that investors use USO as a means of indirectly investing in crude oil, there is the risk that the daily changes in the price of USO’s shares on the NYSE Arca, on a percentage basis, will not closely track the daily changes in the spot price of light, sweet crude oil on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of USO’s NAV; the changes in USO’s NAV do not correlate closely with the changes in the price of the Benchmark Oil Futures Contract; or the changes in the price of the Benchmark Oil Futures Contract do not closely correlate with the changes in the cash or spot price of crude oil. This is a risk because if these correlations do not exist, then investors may not be able to use USO as a cost-effective way to indirectly invest in crude oil or as a hedge against the risk of loss in crude oil-related transactions. The degree of correlation among USO’s share price, the price of the Benchmark Oil Futures Contract and the spot price of crude oil depends upon circumstances such as variations in the speculative oil market, supply of and demand for Oil Futures Contracts (including the Benchmark Oil Futures Contract) and Other Oil-Related Investments, and technical influences on trading oil futures contracts. Investors who are not experienced in investing in oil futures contracts or the factors that influence that market or speculative trading in the crude oil markets and may not have the background or ready access to the types of information that investors familiar with these markets may have and, as a result, may be at greater risk of incurring losses from trading in USO shares than such other investors with such experience and resources.

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Natural forces in the oil futures market known as “backwardation” and “contango” may increase USO’s tracking error and/or negatively impact total return.

USO’s Benchmark Oil Futures Contract is the near month contract to expire until the near month contract approaches expiration when, over a ten-day period beginning on the first business day of each month, the Benchmark Oil Futures Contract transitions to the next month contract to expire and remains that contract until the next roll period. Between roll periods, the near month contract expires and the next near month contract becomes the near month. In the event of a crude oil futures market where near month contracts trade at a higher price than next month to expire contracts, a situation described as “backwardation” in the futures market, then absent the impact of the overall movement in light, sweet crude oil prices the value of the benchmark contract would tend to rise as it approaches expiration. Conversely, in the event of a crude oil futures market where near month contracts trade at a lower price than next month contracts, a situation described as “contango” in the futures market, then absent the impact of the overall movement in crude oil prices, the value of the benchmark contract would tend to decline as it approaches expiration.

While contango and backwardation are consistently present in trading in the futures markets, such conditions can be exacerbated by market forces. For example, extraordinary market conditions in the crude oil markets, including “super contango” (a higher level of contango arising from the overabundance of oil being produced and the limited availability of storage for such excess supply), occurred in the crude oil futures markets in April 2020 due to over-supply of crude oil in the face of weak demand during the COVID-19 pandemic when disputes among oil-producing countries regarding limitations on the production of oil also were occurring.

As a result of market and regulatory conditions, including significant market volatility, large numbers of USO shares purchased during a short period of time, applicable regulatory accountability levels and position limits on oil futures contracts and risk mitigation measures that were taken by USO and USO’s FCM in 2020, USO invested in, and continues to invest in, Oil Futures Contracts with expiration dates for months later than that of the Benchmark Oil Futures Contract. Holdings in later month contracts will typically cause USO to experience lesser effects from contango and backwardation than would be the case if USO’s holdings were primarily in oil futures contracts in the first month or second month. While USO continues to invest in later month contracts, when USO’s futures portfolio returns to being primarily invested in the Benchmark Oil Futures Contract (beginning in September 2023), it will be subject to greater effects of contango and backwardation.

When compared to total return of other price indices, such as the spot price of crude oil, the impact of backwardation and contango may cause the total return of USO’s per share NAV to vary significantly. Moreover, absent the impact of rising or falling oil prices, a prolonged period of contango could have a significant negative impact on USO’s per share NAV and total return and investors could lose part or all of their investment. See “Additional Information about USO, its Investment Objective and Investments” for a discussion of the potential effects of contango and backwardation.

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Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, by limiting USO’s investments, including its ability to fully invest in the Benchmark Oil Futures Contract, which means that changes in the price of shares could substantially vary from the changes in the price of the Benchmark Oil Futures Contract.

Designated contract markets, such as the NYMEX and ICE Futures, have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by USO is not) may hold, own or control. These levels and position limits apply to the futures contracts that USO invests in to meet its investment objective. In addition to accountability levels and position limits, the NYMEX and ICE Futures may also set daily price limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

The accountability levels for the Benchmark Oil Futures Contract and other Oil Futures Contracts traded on U.S.-based futures exchanges, such as the NYMEX, are not a fixed ceiling, but rather a threshold above which the NYMEX may exercise greater scrutiny and control over an investor’s positions. The NYMEX current accountability level for investments for any one-month in the Benchmark Oil Futures Contract is 10,000 contracts. In addition, the NYMEX imposes an accountability level for all months of 20,000 net futures contracts for light, sweet crude oil. In addition, the ICE Futures Europe maintains the same accountability levels, position limits and monitoring authority for its futures contracts for light, sweet crude oil contract as the NYMEX. If USO and the Related Public Funds exceed these accountability levels for investments in the futures contracts for light, sweet crude oil, the NYMEX and ICE Futures Europe will monitor such exposure and may ask for further information on their activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of USO and the Related Public Funds. If deemed necessary by the NYMEX and/or ICE Futures Europe, USO could be ordered to reduce its net futures contracts back to the accountability level.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot be exceeded without express CFTC authority to do so. In addition to accountability levels and position limits that may apply at any time, the NYMEX and ICE Futures impose position limits on contracts held in the last few days of trading in the near month contract to expire. Investors should note that the foregoing accountability levels and position limits are subject to change, which in turn could change the amount and type of permitted investments in which USO invests.

Part 150 of the CFTC’s regulations (the “Position Limits Rule”) establishes federal position limits for 25 core referenced futures contracts (comprised of agricultural, energy and metals futures contracts), futures and options linked to the core referenced futures contracts, and swaps that are economically equivalent to the core referenced futures contracts that all market participants must comply with, with certain exemptions.

The Benchmark Oil Futures Contract is subject to position limits under the Position Limits Rule, and USO’s trading does not qualify for an exemption therefrom. Accordingly, the Position Limits Rule could inhibit USO’s ability to invest in the Benchmark Oil Futures Contract and thereby could negatively impact the ability of USO to meet its investment objective.

USO has not limited the size of its offering and is committed to utilizing substantially all of its proceeds to purchase Oil Futures Contracts and Other Oil-Related Investments. If USO encounters accountability levels, position limits (including those set by the Position Limits Rule), or price fluctuation limits for Oil Futures Contracts on the NYMEX or ICE Futures, it may then, if permitted under applicable regulatory requirements, purchase Oil Futures Contracts on other exchanges that trade listed crude oil futures or enter into swaps or other permitted investments to meet its investment objective. In addition, if USO exceeds accountability levels on either the NYMEX or ICE Futures and is required by such exchanges to reduce its holdings, such reduction could potentially cause a tracking error between the price of USO’s shares and the price of the Benchmark Oil Futures Contract.

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Risk mitigation measures imposed by USO’s FCMs have the potential to cause tracking error by limiting USO’s investments, including its ability to fully invest in the Benchmark Oil Futures Contract and other Oil Futures Contracts, which means that changes in the price of USO’s shares could substantially vary from changes in the price of the Benchmark Oil Futures Contract.

USO’s FCMs have in the past imposed, and may in the future impose, limits on the positions that USO may hold in the Benchmark Oil Futures Contract as well as certain other months that constrain USO’s ability to invest in the Benchmark Oil Futures Contract and other Oil Futures Contracts. For example, in the Spring of 2020, RBC Capital Markets, LLC (“RBC”) expressly informed USO that USO could not hold positions in the June Benchmark Oil Futures Contract expiring on May 19, 2020. At the time RBC imposed this restriction, RBC continued to trade and clear other Oil Futures Contracts for USO, including in connection with rolls and rebalances of its portfolio. At that time, RBC advised USO that, going forward, USO may only purchase additional Benchmark Oil Futures Contracts and other Oil Futures Contracts through RBC for rolls and rebalances of USO’s portfolio and not as investments for the proceeds of new Creation Baskets. The limits imposed by RBC on holdings in USO’s portfolio applied regardless of whether the Oil Futures Contracts purchased would be within the accountability levels and position limits permitted by NYMEX and ICE. Since then, RBC allowed USO to resume purchasing Oil Futures Contracts, including the Benchmark Oil Futures Contract, for investment of the proceeds from Creation Baskets.

USO entered into an agreement with each of Marex North America, LLC, formerly RCG Division of Marex Spectron (“MNA”), E D & F Man Capital Markets Inc. (“MCM”), Macquarie Futures USA LLC (“MFUSA”), and ADM Investor Services, Inc. (“ADMIS”) on May 28, 2020, June 5, 2020, December 3, 2020 and August 8, 2023, respectively, to become additional FCMs for USO, none of which have precluded USO from purchasing, holding, or reinvesting the proceeds from the purchases of Creation Baskets in Oil Futures Contracts, including the Benchmark Oil Futures Contract. However, limits could be imposed by any of USO’s FCMs that limit USO’s ability to have a substantial portion of its assets invested in the Benchmark Oil Futures Contract. USO cannot predict with any certainty whether, or to what extent, any limitations may be imposed on USO by any FCM in the future.

In addition, when offering Creation Baskets for purchase, limitations imposed by exchanges and/or any of USO’s FCMs could limit USO’s ability to invest the proceeds of the purchases of Creation Baskets in Benchmark Oil Futures Contracts and other Oil Futures Contracts. If this were the case, when selling Creation Baskets, USO may invest in other permitted investments, including Other Oil-Related Investments, and may hold larger amounts of Treasuries, cash and cash equivalents, which could impair USO’s ability to meet its investment objective.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its shares.

Cash or property will be distributed at the sole discretion of USCF. USCF has not and does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of USO’s taxable income, without regard to whether they receive distributions or the amount or value of any such distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed with respect to such shares.

An investor’s allocable share of taxable income or loss may differ from economic income or loss on the shares.

Due to the application of the assumptions and conventions applied by USO in making allocations for tax purposes and other factors, an investor’s allocable share of USO’s income, gain, deduction, loss, or credit may be different than economic profit or loss from the shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

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Items of income, gain, deduction, loss and credit with respect to shares could be reallocated for U.S. federal income tax purposes, and USO could be liable for U.S. federal income tax, if the IRS does not accept the assumptions and conventions applied by USO in allocating those items, with potential adverse consequences for an investor.

The U.S. federal income tax rules pertaining to partnerships are complex and their application to large, publicly traded partnerships such as USO is in many respects uncertain. USO applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. It is possible that the IRS could successfully challenge the application by USO of these assumptions and conventions as not fully complying with all aspects of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury Regulations, which would require USO to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended U.S. federal income tax return and to pay additional taxes, plus deficiency interest, and may be subject to penalties.

USO may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gain to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If USO is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of USO and would likely have an adverse impact on the value of the shares. Under certain circumstances, USO may be eligible to make an election to cause the investors to take into account the amount of any imputed underpayment, including any associated interest and penalties. The ability of a publicly traded partnership such as USO to elect this treatment is uncertain. If the election is made, USO would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued.

USO could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.

USO has received an opinion of counsel that, under current U.S. federal income tax laws, USO will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of USO’s annual gross income will be derived from (a) income and gains from commodities (not held as inventory) or futures, forwards, options, swaps and other notional principal contracts with respect to commodities, and (b) interest income; (ii) USO is organized and operated in accordance with its governing agreements and applicable law; and (iii) USO does not elect to be taxed as a corporation for U.S. federal income tax purposes. Although USCF anticipates that USO has satisfied and will continue to satisfy the “qualifying income” requirement for all taxable years, that result cannot be assured. USO has not requested and will not request any ruling from the IRS with respect to its classification as a partnership for U.S. federal income tax purposes. If the IRS were to successfully assert that USO is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses, deductions, and credits proportionately to its shareholders, USO would be subject to U.S. federal income tax imposed at the corporate flat rate of 21% on its net income for the year. In addition, although USCF does not currently intend to make distributions with respect to shares, if USO were treated as a corporation for U.S. federal income tax purposes, any distributions made with respect to USO shares would be taxable to shareholders as dividend income to the extent of USO’s current and accumulated earnings and profits. Taxation of USO as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

USO is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and therefore, USO has a more complex tax treatment than traditional mutual funds.

USO is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and is treated as a partnership for U.S. federal income tax purposes. No U.S. federal income tax is paid by USO on its income. Instead, USO will furnish shareholders each year with tax information on IRS Schedules K-1and/or K-3 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deduction, and credit of USO.

These amounts must be reported without regard to the amount of cash or value of property the shareholder receives (if any) as a distribution from USO during the taxable year. A shareholder, therefore, may be allocated income or gain by USO but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which USO does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in USO. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

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If USO is required to withhold tax with respect to any non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.

Under certain circumstances, USO may be required to pay withholding tax with respect to allocations to non-U.S. shareholders. Although the LP Agreement provides that any such withholding will be treated as being distributed to the non-U.S. shareholder, USO may not be able to cause the economic cost of such withholding to be borne by the non-U.S. shareholder on whose behalf such amounts were withheld since it does not generally expect to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all shareholders, not just the shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of the shares.

The impact of changes in U.S. federal income tax laws on USO is uncertain.

In general, legislative or other actions relating to U.S. federal income taxes could have a negative effect on USO or its investors. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. On August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (the “IRA”) into law. At this time, we cannot predict with certainty how the tax provisions of the IRA or any other proposed or future tax legislation might affect USO, its investors, or USO’s investments. Investors are urged to consult with their tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

OTC Contract Risk

USO will be subject to credit risk with respect to counterparties to OTC contracts entered into by USO or held by special purpose or structured vehicles.

USO faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to USO, in which case USO could suffer significant losses on these contracts. The two-way margining requirements imposed by U.S. regulators are intended to mitigate this risk.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, USO may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. USO may obtain only limited recovery or may obtain no recovery in such circumstances.

USO has mitigates these risks by typically entering into transactions only with major global financial institutions.

Valuing OTC derivatives may be less certain than actively traded financial instruments.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because, for OTC derivatives, the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

USO’s rights under an OTC contract may be restricted by regulations.

Regulations adopted by global prudential regulators that are now in effect require certain prudentially regulated entities and certain of their affiliates and subsidiaries (including swap dealers) to include in their derivatives contracts and certain other financial contracts terms that delay or restrict the rights of counterparties (such as USO) to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the prudentially regulated entity and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in non-U.S. jurisdictions that may apply to USO’s counterparties located in those jurisdictions. It is possible that these new requirements, as well as potential additional resulted government regulation, could adversely affect USO’s ability to terminate existing derivatives contracts, exercise default rights, or satisfy obligations owed to it with collateral received under such contracts.

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The use of swap agreements may expose USO to early termination risk, which could result in significant losses to USO.

Swap agreements do not have uniform terms. A swap counterparty may have the right to close out USO’s position due to the occurrence of certain events (for example, if a counterparty is unable to hedge its obligations to USO, or if USO defaults on certain terms of the swap agreement, or if there is a material decline in USO’s NAV on a particular day) and request immediate payment of amounts owed by USO under the agreement. If the level of USO’s NAV has a dramatic intraday move, the terms of the swap agreement may permit the counterparty to close out a transaction with USO at a price calculated by the counterparty that, in good faith, represents such counterparty’s loss, which may not represent fair market value. A swap counterparty may also have the right to close out USO’s position for no reason, in some cases with same day notice.

Other Risks

USO is not leveraged, but it could become leveraged if it had insufficient assets to completely meet its margin or collateral requirements relating to its investments.

Although permitted to do so under its LP Agreement, USO has not leveraged, and does not intend to leverage, its assets through borrowings or otherwise, and makes its investments accordingly. Consistent with the foregoing, USO’s investments will take into account the need for USO to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, USO becoming leveraged. If market conditions require it, USO may implement risk reduction procedures, which may include changes to USO’s investments, and such changes may occur on short notice.

USO does not and will not borrow money or use debt to satisfy its margin or collateral obligations in respect of its investments, but it could become leveraged if USO were to hold insufficient assets that would allow it to meet not only the current, but also future, margin or collateral obligations required for such investments. Such a circumstance could occur if USO were to hold assets that have a value of less than zero.

USCF endeavors to have the value of USO’s Treasuries, cash and cash equivalents, whether held by USO or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Oil Futures Contracts and Other Oil-Related Investments. USO may temporarily limit the offering of Creation Baskets.

USO may determine to limit the issuance of its shares through the offering of Creation Baskets to its Authorized Participants in order to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective. USO will announce to the market through the filing of a Current Report on Form 8-K if it intends to limit the offering of Creation Baskets at any time. In such case, orders for Creation Baskets will be considered for acceptance in the order they are received by USO and USO would continue to accept requests for redemption of its shares from Authorized Participants through Redemption Baskets during the period of the limited offering of Creation Baskets.

Certain of USO’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a war or a foreign government taking political actions that disrupt the market for its currency, its crude oil production or exports, or another major export, can also make it difficult to liquidate a position. Because both Oil Futures Contracts and Other Oil-Related Investments may be illiquid, USO’s Oil Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated. The large size of the positions that USO may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so.

OTC contracts that are not subject to clearing may be even less marketable than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and could adversely impact USO’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

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USO is not actively managed and its investment objective is to track the Benchmark Oil Futures Contract so that the average daily percentage change in USO’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period.

USO is not actively managed by conventional methods. Accordingly, if USO’s investments in Oil Interests are declining in value, in the ordinary course, USO will not close out such positions except in connection with paying the proceeds to an Authorized Participant upon the redemption of a basket or closing out its positions in Oil Futures Contracts and other permitted investments (i) in connection with the monthly change in the Benchmark Oil Futures Contract; (ii) when USO otherwise determines it would be appropriate to do so, e.g., due to regulatory requirements or risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants); or (iii) to avoid USO becoming leveraged, and it reinvests the proceeds in new Oil Futures Contracts or Other Oil-Related Investments to the extent possible. USCF will seek to cause the NAV of USO’s shares to track the Benchmark Oil Futures Contract during periods in which its price is flat or declining as well as when the price is rising.

USO has always had the ability to invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract and in Other Oil-Related Investments, and following the events that occurred in the Spring of 2020, USO has invested accordingly in Oil Futures Contracts other than the Benchmark Oil Future Contract and in OTC swaps. Beginning with the monthly roll in September 2023 and ending with the monthly roll in January 2024, USO’s intention is to begin transitioning its investment portfolio so that it will primarily invest in Benchmark Oil Futures Contracts, consistent with USO’s investment strategy prior to the Spring of 2020. However, USO has had, and will continue to have, the ability to invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract and Other Oil-Related Investments, such as OTC swaps, and USO may make such investments if market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or other factors require USO to do so in order to meet its investment objective. USO may invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract, and/or Other Oil-Related Investments, as a result or in response to any of the foregoing factors. In addition, USO may need to hold significant portions of its portfolio in cash beyond what it has historically held for reasons including (but not limited to) the need to address the changes in market conditions, regulatory requirements or risk mitigation measures, or the need to satisfy potential margin requirements.

USO’s ability to invest in the Benchmark Oil Futures Contract or other permitted investments could be limited as a result of any or all of the following: evolving market conditions, a change in regulatory accountability levels and position limits imposed on USO with respect to its investment in Oil Futures Contracts, additional or different risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants) with respect to USO acquiring additional Oil Futures Contracts, or USO selling additional shares. Accordingly, to address and comply with the market conditions, regulatory requirements and other factors that have influenced, and will continue to influence, its investment decisions, USO intends to buy or sell its permitted investments when USO increases or decreases either its portfolio overall or its holdings of particular investments.

USO may not meet the listing standards of NYSE Arca, which would adversely impact an investor’s ability to sell shares.

NYSE Arca may suspend USO’s shares from trading on the exchange with or without prior notice to USO, upon failure of USO to comply with the NYSE’s listing requirements, or when in its sole discretion, the NYSE Arca determines that such suspension of dealings is in the public interest or otherwise warranted. There can be no assurance that the requirements necessary to maintain the listing of USO’s shares will continue to be met or will remain unchanged. If USO were unable to meet the NYSE’s listing standards and were to become delisted, an investor’s ability to sell its shares would be adversely impacted.

The NYSE Arca may halt trading in USO’s shares, which could adversely impact an investor’s ability to sell shares.

Trading in shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline.

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The liquidity of USO’s shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants which have substantial interests in the shares withdraw from participation, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.

Only Authorized Participants may directly purchase shares from, or redeem shares with, USO through Creation Baskets or Redemption Baskets, respectively. All other investors that desire to purchase or sell shares must do so through the NYSE Arca or in other markets, if any, in which the shares may be traded. Shares may trade at a premium or discount relative to NAV per share.

The lack of an active trading market for USO’s shares may result in losses on an investor’s investment in USO at the time the investor sells the shares.

Although USO’s shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

USO could become leveraged if it had insufficient assets to completely meet its margin or collateral requirements relating to its investments.

Although USO does not and will not borrow money or use debt to satisfy its margin or collateral obligations in respect of its investments, it could become leveraged if USO were to hold insufficient assets that would allow it to meet not only the current, but also future, margin or collateral obligations required for such investments. Such a circumstance could occur if USO were to hold assets that have a value of less than zero.

USCF endeavors to have the value of USO’s Treasuries, cash and cash equivalents, whether held by USO or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Oil Futures Contracts and Other Oil-Related Investments.

Limited partners and shareholders do not participate in the management of USO and do not control USCF, so they do not have any influence over basic matters that affect USO.

The limited partners and shareholders take no part in the management or control, and have a minimal voice in USO’s operations or business. Limited partners and shareholders must therefore rely upon the duties and judgment of USCF to manage USO’s affairs. Limited partners and shareholders have no right to elect USCF on an annual or any other continuing basis. If USCF voluntarily withdraws, however, the holders of a majority of USO’s outstanding shares (excluding for purposes of such determination shares owned, if any, by the withdrawing general partner and its affiliates) may elect its successor. USCF may not be removed as general partner except upon approval by the affirmative vote of the holders of at least 66 2/3 percent of USO’s outstanding shares (excluding shares, if any, owned by USCF and its affiliates), subject to the satisfaction of certain conditions set forth in the LP Agreement.

Limited partners may have limited liability in certain circumstances, including potentially having liability for the return of wrongful distributions.

Under Delaware law, a limited partner might be held liable for USO’s obligations as if it were a general partner if the limited partner participates in the control of the partnership’s business and the persons who transact business with the partnership think the limited partner is the general partner.

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A limited partner will not be liable for assessments in addition to its initial capital investment in any of USO’s shares. However, a limited partner may be required to repay to USO any amounts wrongfully returned or distributed to it under some circumstances. Under Delaware law, USO may not make a distribution to limited partners if the distribution causes USO’s liabilities (other than liabilities to partners on account of their partnership interests and nonrecourse liabilities) to exceed the fair value of USO’s assets. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated the law will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

USCF’s LLC Agreement provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is wholly owned by The Marygold Companies, Inc., a controlled public company where the majority of shares are owned by Nicholas D. Gerber along with certain of his other family members and certain other shareholders.

USCF’s Board of Directors currently consists of four Management Directors, who are also executive officers or employees of USCF, and three Non-Management Directors, who are considered independent for purposes of applicable NYSE Arca and SEC rules. Under USCF’s LLC Agreement, the Non-Management Directors have only such authority as the Management Directors expressly confer upon them, which means that the Non-Management Directors may have less authority to control the actions of the Management Directors than is typically the case with the independent members of a company’s Board of Directors. In addition, any Director may be removed by written consent of USCF Investments, Inc. (“USCF Investments”), formerly Wainwright Holdings, Inc., which is the sole member of USCF. The sole shareholder of USCF Investments is The Marygold Companies, Inc., formerly Concierge Technologies, Inc. (“Marygold”), a company publicly traded under the ticker symbol “MGLD.” Mr. Nicholas D. Gerber, along with certain of his family members and certain other shareholders, owns the majority of the shares in Marygold, which is the sole shareholder of USCF Investments, the sole member of USCF. Accordingly, although USCF is governed by the USCF Board of Directors, which consists of both Management Directors and Non-Management Directors, pursuant to the LLC Agreement, it is possible for Mr. Gerber to exercise his indirect control of USCF Investments to effect the removal of any Director (including the Non-Management Directors which comprise the Audit Committee) and to replace that Director with another Director. Having control in one person could have a negative impact on USCF and USO, including their regulatory obligations.

There is a risk that USO will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such USO may not earn any profit.

USO pays brokerage charges of approximately 0.10% of average total net assets based on brokerage fees of $3.50 per buy or sell, management fees of 0.45% of NAV on its average net assets, and OTC spreads and extraordinary expenses (e.g., subsequent offering expenses, other expenses not in the ordinary course of business, including the indemnification of any person against liabilities and obligations to the extent permitted by law and required under the LP Agreement and under agreements entered into by USCF on USO’s behalf and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation) that cannot be quantified.

These fees and expenses must be paid in all cases regardless of whether USO’s activities are profitable. Accordingly, USO must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

USO is subject to extensive regulatory reporting and compliance.

USO is subject to a comprehensive scheme of regulation under the federal commodities and securities laws. USO could be subject to sanctions for a failure to comply with those requirements, which could adversely affect its financial performance (in the case of financial penalties) or ability to pursue its investment objective (in the case of a limitation on its ability to trade).

Because USO’s shares are publicly traded, USO is subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities include the Public Company Accounting Oversight Board (the “PCAOB”), the SEC, the CFTC, the NFA, and NYSE Arca and these authorities have continued to develop additional regulations or interpretations of existing regulations. USO’s ongoing efforts to comply with these regulations and interpretations have resulted in, and are likely to continue resulting in, a diversion of management’s time and attention from revenue-generating activities to compliance related activities.

USO is responsible for establishing and maintaining adequate internal control over financial reporting. USO’s internal control system is designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation.

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Regulatory changes or actions, including the implementation of new legislation, is impossible to predict but may significantly and adversely affect USO.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Further, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on USO is impossible to predict, but it could be substantial and adverse.

USO is not a registered investment company so shareholders do not have the protections of the 1940 Act.

USO is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute, which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

Trading in international markets could expose USO to credit and regulatory risk.

USO invests primarily in Oil Futures Contracts, a significant portion of which are traded on United States exchanges, including the NYMEX. However, a portion of USO’s trades may take place on markets and exchanges outside the United States. Trading on such non-U.S. markets or exchanges presents risks because they are not subject to the same degree of regulation as their U.S. counterparts, including potentially different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, USO is subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

USO and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

USO is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to USO and also are directors, officers or employees of other entities that may compete with USO for their services. They could have a conflict between their responsibilities to USO and to those other entities. As a result of these and other relationships, parties involved with USO have a financial incentive to act in a manner other than in the best interests of USO and the shareholders. USCF has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

USCF serves as the general partner or sponsor to each of USO and the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for USO may be influenced by the effect they would have on the other funds it manages. By way of example, if, as a result of reaching position limits imposed by the NYMEX, USO purchased oil futures contracts, this decision could impact USO’s ability to purchase additional oil futures contracts if the number of contracts held by funds managed by USCF reached the maximum allowed by the NYMEX. Similar situations could adversely affect the ability of the Related Public Funds to track their benchmark futures contract(s).

USO may also be subject to certain conflicts with respect to its FCMs, including, but not limited to, conflicts that result from the FCM receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third-party accounts traded through the FCMs. In addition, USCF’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as USO trades using the clearing broker to be used by USO. A potential conflict also may occur if USCF’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by USO.

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USO could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

USO may terminate at any time, regardless of whether USO has incurred losses, subject to the terms of the LP Agreement. In particular, unforeseen circumstances, including, but not limited to, (i) market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants) that would lead USO to determine that it could no longer foreseeably meet its investment objective or that USO’s aggregate net assets in relation to its operating expenses or its margin or collateral requirements make the continued operation of USO unreasonable or imprudent, or (ii) adjudication of incompetence, bankruptcy, dissolution, withdrawal, or removal of USCF as the general partner of USO could cause USO, to terminate unless a majority interest of the limited partners within 90 days of the event elects to continue the partnership and appoints a successor general partner, or the affirmative vote of a majority in interest of the limited partners subject to certain conditions. However, no level of losses will require USCF to terminate USO. USO’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

USO does not expect to make cash distributions.

USO has not previously made any cash distributions and intends to reinvest any realized gains in additional Oil Interests rather than distributing cash to limited partners, or other shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, USO generally does not expect to distribute cash to limited partners. An investor should not invest in USO if the investor will need cash distributions from USO to pay taxes on its share of income and gains of USO, if any, or for any other reason. Nonetheless, although USO does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Oil Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

An unanticipated number of Redemption Basket requests during a short period of time could have an adverse effect on USO’s NAV.

If a substantial number of requests for redemption of Redemption Baskets are received by USO during a relatively short period of time, USO may not be able to satisfy the requests from USO’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in USO’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause USO’s NAV to differ materially from its trading price.

In the event that there was a suspension in the ability of Authorized Participants to purchase additional Creation Baskets, Authorized Participants and other groups that make a market in shares of USO would likely still continue to actively trade the shares. However, in such a situation, Authorized Participants and other market makers may seek to adjust the market they make in the shares. Specifically, such market participants may increase the spread between the prices that they quote for offers to buy and sell shares to allow them to adjust to the potential uncertainty as to when they might be able to purchase additional Creation Baskets of shares. In addition, Authorized Participants may be less willing to offer to quote offers to buy or sell shares in large numbers. The potential impact of either wider spreads between bid and offer prices, or reduced number of shares on which quotes may be available, could increase the trading costs to investors in USO compared to the quotes and the number of shares on which bids and offers are made if the Authorized Participants still were able to freely create new baskets of shares. In addition, there could be a significant variation between the market price at which shares are traded and the shares’ NAV, which is also the price shares can be redeemed with USO by Authorized Participants in Redemption Baskets. The foregoing could also create significant deviations from USO’s investment objective. Any potential impact to the market for shares of USO that could occur from the Authorized Participant’s inability to create new baskets would likely not extend beyond the time when additional shares would be registered and available for distribution.

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For example, USO suspended purchases of Creation Baskets in April 2020 as a result of the exhaustion of available SEC registered shares that could be issued by USO due to unexpected demand during the aforementioned market volatility arising from the COVID-19 pandemic, related supply chain disruptions, war and disputes among oil-producing countries. At the time of this suspension, the market price of USO shares on April 21, 2020 was 36% higher than USO’s reported end-of-day per share NAV. A significant portion of this difference can be attributed to the fact that USO’s NAV is calculated based on the settlement price of Oil Futures Contracts at 2:30 p.m. Eastern time, which is ninety (90) minutes earlier than the determination of the closing share price at 4:00 p.m. Eastern time. The closing share price takes into account changes in the price of Oil Futures Contracts that occur after the settlement price is determined. However, USO’s suspension of purchases of Creation Baskets, record volatility that occurred in crude futures markets on April 20, 2020 and April 21, 2020, and record volume in USO share transactions on the NYSE on the same days also contributed to the premium on April, 21, 2020. In addition, investors should be aware that such premiums can be transitory. The high premium that occurred in the Spring of 2020 was short-lived and fell almost immediately, notwithstanding the suspension of sales of Creation Baskets. On April 22, 2020, the market price of USO shares fell to a level of 8.66% above the per share NAV, and, from April 23, 2020, continued its decline to 1.45% on May 1, 2020. For the period beginning May 1, 2020 and ending May 29, 2020 the premium averaged 2.25%, and for the period from beginning June 30, 2020 through December 31, 2020, the premium averaged -0.14%. Any potential premium or impact to the market in shares of USO that could occur from the Authorized Participants’ inability to purchase new Creation Baskets would likely not extend beyond the time when additional shares of USO would be registered and available for distribution.

USO may determine that, to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective, it may limit its offers of Creation Baskets.

USO may determine to limit the issuance of its shares through the offering of Creation Baskets to its Authorized Participants. As a result of certain circumstances described herein, including (1) the need to comply with regulatory requirements (including, but not limited to, exchange accountability levels and position limits as well as statutory or regulatory limits); (2) market conditions (including but not limited to those allowing USO to obtain greater liquidity or to execute transactions with more favorable pricing); and (3) risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants) that limit USO and other market participants from investing in particular crude oil futures contracts, USO’s management can determine that it will limit the issuance of shares and the offerings of Creation Baskets because it is unable to invest the proceeds from such offerings in investments that would permit it to reasonably meet its investment objective.

If such a determination is made, the same consequences associated with a suspension of the offering of Creation Baskets, as described in the foregoing risk factor, “The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause USO’s NAV to differ materially from its trading price.”

In a rising rate environment, USO may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss.

When interest rates rise, the value of fixed income securities typically falls. In a rising interest rate environment, USO may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss. Interest rate risk is generally lower for shorter term investments and higher for longer term investments. The risk to USO of rising interest rates may be greater in the future due to the end of a long period of historically low rates, the effect of potential monetary policy initiatives, including actions taken by the U.S. Federal Reserve and other foreign equivalents to curb inflation, and resulting market reactions to those initiatives. When interest rates fall, USO may be required to reinvest the proceeds from the sale, redemption or early prepayment of a Treasury Bill or money market security at a lower interest rate.

USO may potentially lose money by investing in government money market funds.

USO invests in government money market funds. Although such government money market funds seek to preserve the value of an investment at $1.00 per share, there is no guarantee that they will be able to do so and USO may lose money by investing in a government money market fund. An investment in a government money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”), or any other government agency. The share price of a government money market fund can fall below the $1.00 share price. USO cannot rely on or expect a government money market fund’s adviser or its affiliates to enter into support agreements or take other actions to maintain the government money market fund’s $1.00 share price. The credit quality of a government money market fund’s holdings can change rapidly in certain markets, and the default of a single holding could have an adverse impact on the government money market fund’s share price. Due to fluctuations in interest rates, the market value of securities held by a government money market fund may vary. A government money market fund’s share price can also be negatively affected during periods of high redemption pressures and/or illiquid markets.

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The failure or bankruptcy of a clearing broker could result in a substantial loss of USO’s assets and could impair USO in its ability to execute trades.

The CEA and CFTC regulations impose several requirements on FCMs and clearing houses that are designed to protect customers, including mandating the implementation of risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures, and auditing and examination programs. In particular, the CEA and CFTC regulations require FCMs and clearing houses to segregate all funds received from customers from proprietary assets. There can be no assurance that the requirements imposed by the CEA and CFTC regulations will prevent losses to, or not materially adversely affect, USO or its investors.

In particular, in the event of an FCM’s or clearing house’s bankruptcy, USO could be limited to recovering either a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts or USO may not recover any assets at all. USO may also incur a loss of any unrealized profits on its open and closed positions. This is because if such a bankruptcy were to occur, USO would be afforded the protections granted to customers of an FCM, and participants to transactions cleared through a clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt FCM or an Exchange’s clearing house if the customer property held by the FCM or the Exchange’s clearing house is insufficient to satisfy all customer claims.

Bankruptcy of a clearing FCM can be caused by, among other things, the default of one of the FCM’s customers. In this event, the Exchange’s clearing house is permitted to use the entire amount of margin posted by USO (as well as margin posted by other customers of the FCM) to cover the amounts owed by the bankrupt FCM. Consequently, USO could be unable to recover amounts due to it on its futures positions, including assets posted as margin, and could sustain substantial losses.

Notwithstanding that USO could sustain losses upon the failure or bankruptcy of its FCM, the majority of USO’s assets are held in Treasuries, cash and/or cash equivalents with USO’s Custodian and would not be impacted by the bankruptcy of an FCM.

The failure or bankruptcy of USO’s Custodian could result in a substantial loss of USO’s assets.

The majority of USO’s assets are held in Treasuries, cash and/or cash equivalents with the Custodian. The insolvency of the Custodian could result in a complete loss of USO’s assets held by that Custodian, which, at any given time, would likely comprise a substantial portion of USO’s total assets.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, USO is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events such as a cyber-attack against USO, a natural catastrophe, an industrial accident, failure of USO’s disaster recovery systems, or consequential employee error. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of USO’s clearing broker or third party service provider (including, but not limited to, index providers, the administrator and transfer agent, the custodian), have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of USO shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Adverse effects can become particularly acute if those events affect USO’s electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data. In addition, a service provider that has experienced a cyber-security incident may divert resources normally devoted to servicing USO to addressing the incident, which would be likely to have an adverse effect on USO’s operations. Cyber-attacks may also cause disruptions to the futures exchanges and clearinghouses through which USO invests in futures contracts, which could result in disruptions to USO’s ability to pursue its investment objective, resulting in financial losses to USO and its shareholders.

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In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. USO and its shareholders could be negatively impacted as a result. While USCF and the Related Public Funds, including USO, have established business continuity plans, there are inherent limitations in such plans, including the possibility that certain risks have not been identified or that new risks will emerge before countervailing measures can be implemented. Furthermore, USO cannot control cybersecurity plans and systems of its service providers, market makers or Authorized Participants.

USO’s investment returns could be negatively affected by climate change and greenhouse gas restrictions.

Driven by concern over the risks of climate change, a number of countries have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions or production and use of oil and gas. These include adoption of cap and trade regimes, carbon taxes, trade tariffs, minimum renewable usage requirements, restrictive permitting, increased efficiency standards, and incentives or mandates for renewable energy. Political and other actors and their agents increasingly seek to advance climate change objectives indirectly, such as by seeking to reduce the availability of or increase the cost for, financial and investment in the oil and gas sector and taking actions intended to promote changes in business strategy for oil and gas companies. Many governments are also providing tax advantages and other subsidies to support transitioning to alternative energy sources or mandating the use of specific fuels other than oil or natural gas. Depending on how policies are formulated and applied, they could have the potential to negatively affect USO’s investment returns and make oil and natural gas products more expensive or less competitive.

USO and USCF are subjects of class action, derivative, and other litigation. In light of the inherent uncertainties involved in litigation matters, an adverse outcome in this litigation could materially adversely affect USO’s and USCF’s financial condition.

USO, USCF and USCF’s directors and certain of its officers are currently subject to litigation. Estimating an amount or range of possible losses resulting from litigation proceedings to USO and USCF is inherently difficult and requires an extensive degree of judgment, particularly where the matters involve indeterminate claims for monetary damages and are subject to appeal. In addition, because most legal proceedings are resolved over extended periods of time, potential losses are subject to change due to, among other things, new developments, changes in legal strategy, the outcome of intermediate procedural and substantive rulings and other parties’ settlement posture and their evaluation of the strength or weakness of their case against USO and USCF. For these reasons, we are currently unable to predict the ultimate timing or outcome of, or reasonably estimate the possible losses or a range of possible losses resulting therefrom. In light of the inherent uncertainties involved in such matters, an adverse outcome in this litigation could materially adversely affect USO’s or USCF’s financial condition, results of operations or cash flows in any particular reporting period. In addition, litigation could result in substantial costs and divert USCF’s management’s attention and resources from conducting USCF’s operations, including the management of USO and the Related Public Funds.

ADDITIONAL INFORMATION ABOUT USO, ITS INVESTMENT OBJECTIVE AND INVESTMENTS

USO is a Delaware limited partnership organized on May 12, 2005. It operates pursuant to the terms of the Seventh Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017 (as amended from time to time, the “LP Agreement”), which grants full management control of USO to USCF. USO maintains its main business office at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596.

The net assets of USO consist primarily of investments in Oil Futures Contracts and, to a lesser extent, in order to comply with regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or in view of market conditions, Other Oil-Related Investments. Market conditions that USCF currently anticipates could cause USO to invest in Other Oil-Related Investments include those allowing USO to obtain greater liquidity or to execute transactions with more favorable pricing.

USO invests substantially the entire amount of its assets in Oil Futures Contracts while supporting such investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. The daily holdings of USO are available on USO’s website at www.uscfinvestments.com. The end of day portfolio disclosed on USO’s website would reflect any investments in Oil Futures Contracts beyond the Benchmark Oil Futures Contract, and/or Other Oil-Related Investments made in light of market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or other factors.

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USO invests in Oil Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Oil Interests. In pursuing this objective, the primary focus of USCF is the investment in Oil Futures Contracts and the management of USO’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

USO seeks to invest in a combination of Oil Interests such that the daily changes in its NAV, measured in percentage terms, will closely track the daily changes in the price of the Benchmark Oil Futures Contract, also measured in percentage terms. As a specific benchmark, USCF endeavors to place USO’s trades in Oil Interests and otherwise manage USO’s investments so that “A” will be within plus/ minus ten percent (10%) of “B”, where:

•	A is the average daily percentage change in USO’s per share NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which USO calculates its per share NAV; and
•	B is the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period.

USCF believes that market arbitrage opportunities will cause the daily changes in USO’s share price on the NYSE Arca on a percentage basis to closely track the daily changes in USO’s per share NAV. USCF further believes that the daily changes in USO’s NAV in percentage terms will closely track the daily changes in percentage terms in the Benchmark Oil Futures Contract, less USO’s expenses. However, investors should be aware that USO would meet its investment objective even if there are significant deviations between changes in its daily NAV and changes in the daily price of the Benchmark Oil Futures Contract provided that the average daily percentage change in USO’s NAV over 30 successive valuation days is within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period.

The following two charts demonstrate the correlation between the changes in USO’s NAV and the changes in the Benchmark Oil Futures Contract. The first chart below shows the daily movement of USO’s per share NAV versus the daily movement of the Benchmark Oil Futures Contract for the 30 valuation day period ended June 30, 2023, the last trading day in June. The second chart below shows the monthly total returns of USO as compared to the monthly value of the Benchmark Oil Futures Contract for the five years ended June 30, 2023.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF employs a “neutral” investment strategy in order to track changes in the price of the Benchmark Oil Futures Contract regardless of whether these prices goes up or goes down. USO’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USO’s shares for the purpose of investing indirectly in crude oil in a cost-effective manner, and/or to permit participants in the oil or other industries to hedge the risk of losses in their crude oil-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in crude oil and/or the risks involved in hedging may exist. In addition, an investment in USO involves the risk that the daily changes in the price of USO’s shares, in percentage terms, will not accurately track the daily changes in the Benchmark Oil Futures Contract, in percentage terms, and that daily changes in the Benchmark Oil Futures Contract, in percentage terms, will not closely correlate with daily changes in the spot prices of light, sweet crude oil, in percentage terms.

An alternative tracking measurement of the return performance of USO versus the return of its Benchmark Oil Futures Contract can be calculated by comparing the actual return of USO, measured by changes in its per share NAV, versus the expected changes in its per share NAV under the assumption that USO’s returns had been exactly the same as the daily changes in its Benchmark Oil Futures Contract.

For the year ended December 31, 2022, the actual total return of USO as measured by changes in its per share NAV was 29.29%. This is based on an initial per share NAV of $54.18 as of December 31, 2021 and an ending per share NAV as of December 31, 2022 of $70.05. During this time period, USO made no distributions to its shareholders. However, if USO’s daily changes in its per share NAV had instead exactly tracked the changes in the daily total return of the Benchmark Oil Futures Contract, USO would have had an estimated per share NAV of $68.18 as of December 31, 2021, for a total return over the relevant time period of 25.84%. The difference between the actual per share NAV total return of USO of 29.29% and the expected total return based on the Benchmark Oil Futures Contract of 25.84% was a difference over the time period of 3.45%, which is to say that USO’s actual total return outperformed its benchmark by that percentage. USO incurs expenses primarily composed of the management fee, brokerage commissions for the buying and selling of futures contracts, and other expenses. The impact of these expenses, offset by interest and dividend income, and net of positive or negative execution, and net the difference in returns between USO’s current holdings and the Benchmark Futures contract tends to cause daily changes in the per share NAV of USO to track slightly lower or higher than daily changes in the price of the Benchmark Oil Futures Contract.

* Adjusted to give effect to a reverse share split of 1-for-8 that was effected on April 28, 2020.

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Impact of Contango and Backwardation on Total Returns

Several factors determine the total return from investing in futures contracts. One factor arises from “rolling” futures contracts that will expire at the end of the current month (the “near” or “front” month contract) forward each month prior to expiration. For a strategy that entails holding the near month contract, the price relationship between that futures contract and the next month futures contract will impact returns. For example, if the price of the near month futures contract is higher than the next futures month contract (a situation referred to as “backwardation”), then absent any other change, the price of a next month futures contract tends to rise in value as it becomes the near month futures contract and approaches expiration. Conversely, if the price of a near month futures contract is lower than the next month futures contract (a situation referred to as “contango”), then absent any other change, the price of a next month futures contract tends to decline in value as it becomes the near month futures contract and approaches expiration.

As an example, assume that the price of crude oil for immediate delivery, is $50 per barrel, and the value of a position in the near month futures contract is also $50. Over time, the price of crude oil will fluctuate based on a number of market factors, including demand for oil relative to supply. The value of the near month futures contract will likewise fluctuate in reaction to a number of market factors. If an investor seeks to maintain a position in a near month futures contract and not take delivery of physical barrels of crude oil, the investor must sell the current near month futures contract as it approaches expiration and invest in the next month futures contract. In order to continue holding a position in the current near month futures contract, this “roll” forward of the futures contract must be executed every month.

Contango and backwardation are natural market forces that have impacted the total return on an investment in USO’s shares during the past year relative to a hypothetical direct investment in crude oil. In the future, it is likely that the relationship between the market price of USO’s shares and changes in the spot prices of light, sweet crude oil will continue to be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing crude oil, which could be substantial.

If the futures market is in backwardation, e.g., when the price of the near month futures contract is higher than the price of the next month futures contract, the investor would buy a next month futures contract for a lower price than the current near month futures contract. Assuming the price of the next month futures contract was $49 per barrel, or 2% cheaper than the $50 near month futures contract, then, hypothetically, and assuming no other changes (e.g., to either prevailing crude oil prices or the price relationship between the spot price, the near month contract and the next month contract, and, ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the $49 next month futures contract would rise to $50 as it approaches expiration. In this example, the value of an investment in the next month futures contract would tend to outperform the spot price of crude oil. As a result, it would be possible for the new near month futures contract to rise 12% while the spot price of crude oil may have risen a lower amount, e.g., only 10%. Similarly, the spot price of crude oil could have fallen 10% while the value of an investment in the futures contract might have fallen another amount, e.g., only 8%. Over time, if backwardation remained constant, this difference between the spot price and the futures contract price would continue to increase.

If the futures market is in contango, an investor would be buying a next month futures contract for a higher price than the current near month futures contract. Again, assuming the near month futures contract is $50 per barrel, the price of the next month futures contract might be $51 per barrel, or 2% more expensive than the front month futures contract. Hypothetically, and assuming no other changes, the value of the $51 next month futures contract would fall to $50 as it approaches expiration. In this example, the value of an investment in the second month would tend to underperform the spot price of crude oil. As a result, it would be possible for the new near month futures contract to rise only 10% while the spot price of crude oil may have risen a higher amount, e.g., 12%. Similarly, the spot price of crude oil could have fallen 10% while the value of an investment in the second month futures contract might have fallen another amount, e.g., 12%. Over time, if contango remained constant, this difference between the spot price and the futures contract price would continue to increase.

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The chart below compares the daily price of the near month crude oil futures contract to the price of 13th month crude oil futures contract (i.e., a contract one year forward) over the last 10 years. When the price of the near month futures contract is higher than the price of the 13th month futures contract, the market would be described as being in backwardation. When the price of the near month futures contract is lower than the 13th month futures contract, the market would be described as being in contango. Although the price of the near month futures contract and the price of the 13th month futures contract tend to move together, it can be seen that at times the near month futures contract prices are higher than the 13th month futures contract prices (backwardation) and, at other times, the near month futures contract prices are lower than the 13th month futures contract prices (contango).

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An alternative way to view the same data is to subtract the dollar price of the 13th month crude oil futures contract from the dollar price of the near month crude oil futures contract, as shown in the chart below. When the difference is positive, the market is in backwardation. When the difference is negative, the market is in contango. The crude oil market spent time in both backwardation and contango during the last ten years.

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*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Near Month Price (CL1) minus One-Year Forward Price (CL13)
(10 years ending 6/30/2023)*
Backwardation Market
Contango Market
$40.00
$20.00
$0.00
-$20.00
-$40.00
-$60.00
-$80.00
Jun-13
Jun-14
Jun-15
Jun-16
Jun-17
Jun-18
Jun-19
Jun-20
Jun-21
Jun-22
Jun-23

An investment in a portfolio that owned only the near month crude oil futures contract would likely produce a different result than an investment in a portfolio that owned an equal number of each of the near 12 months’ of crude oil futures contracts. Generally speaking, when the crude oil futures market is in backwardation, a portfolio of only the near month crude oil futures contract may tend to have a higher total return than a portfolio of 12 months’ of the crude oil futures contract. Conversely, if the crude oil futures market was in contango, the portfolio containing only 12 months’ of crude oil futures contracts may tend to outperform the portfolio holding only the near month crude oil futures contract.

Historically, the crude oil futures markets have experienced periods of contango and backwardation, with backwardation being in place somewhat less often than contango since oil futures trading started in 1983. Following the global financial crisis in the fourth quarter of 2008, the crude oil market moved into contango and remained primarily in contango until 2013. In 2014, global crude oil inventories grew rapidly after OPEC voted to defend its market share against U.S. shale-oil producers, resulting in another period during which the crude oil market remained primarily in contango. This period of contango continued through December 31, 2017. Declining global crude oil inventories caused the market to flip into backwardation at the beginning of 2018 through late October 2018, at which point ongoing supply growth in the U.S., combined with increased OPEC production, once again led market participants to fear another global glut of crude oil. The crude oil market was primarily in contango the first half of 2019 and in backwardation during the second half of 2019. Crude oil flipped back into contango in January 2020 and remained predominantly in contango throughout 2020.

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In March 2020, contango dramatically increased and reached historic levels during the economic crisis arising from the COVID-19 pandemic, related supply chain disruptions and ongoing disputes among oil producing countries over the potential limits on the production of crude oil, and a corresponding collapse in demand for crude oil and a lack of on-land storage for crude oil. This level of contango was due to significant market volatility that occurred in crude oil markets as well as oil futures markets. Crude oil prices collapsed in the wake of the COVID-19 demand shock, which reduced global petroleum consumption, and the price war launched by Saudi Arabia at the beginning of March 2020 in response to Russia’s unwillingness to participate in extending previously agreed upon supply cuts. An estimated twenty million barrels a day of crude demand evaporated as a result of quarantines and massive drops in industrial and manufacturing activity. Eventually, the United States, OPEC, Russia, and other oil producers around the world agreed to a historic 9.7 million barrel per day cut to crude supply. The supply cut along with the partial reopening of economies during the third quarter of 2020 reduced some of the unprecedented volatility that oil markets experienced in the Spring of 2020.

During the twelve months ended December 31, 2020, the crude oil futures market spent time in both a state of contango and backwardation as measured by the difference between the front month and the second month contract, whereas during the twelve months ended December 31, 2021, the crude oil futures market was primarily in a state of backwardation as measured by the difference between the front month and the second month contract. During the year ended December 31, 2022, the crude oil futures market experienced states of both contango and backwardation, as measured by the difference between the front month and the second month contract, and during the six-month period ended June 30, 2023 period, crude oil futures were primarily in a state of contango.

As a result of market and regulatory conditions, including significant market volatility, large numbers of USO shares purchased during a short period of time, applicable regulatory accountability levels and position limits on oil futures contracts and risk mitigation measures that were taken by USO and USO’s FCM in 2020, USO invested in, and continues to invest in, Oil Futures Contracts with expiration dates for months later than that of the Benchmark Oil Futures Contract. Holdings in later month contracts will typically cause USO to experience lesser effects from contango and backwardation than would be the case if USO’s holdings were primarily in oil futures contracts in the first month or second month. Beginning with the monthly roll in September 2023 and ending with the monthly roll in January 2024, USO’s intention is to begin transitioning its investment portfolio so that it will primarily invest in Benchmark Oil Futures Contracts, consistent with USO’s investment strategy prior to 2020. However, USO has had, and will continue to have, the ability to invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract and Other Oil-Related Investments, such as OTC swaps, and USO may make such investments if market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or other factors require USO to do so in order to meet its investment objective. USO may invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract, and/or Other Oil-Related Investments, as a result or in response to any of the foregoing factors.

What are the Trading Policies of USO?

Investment Objective

The investment objective of USO is for the daily changes in percentage terms of its shares’ per share NAV to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of the Benchmark Oil Futures Contract, plus interest earned on USO’s collateral holdings, less USO’s expenses. The Benchmark Oil Futures Contract is the futures contract on light, sweet crude oil as traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire and changes, over a ten-day period, into the NYMEX futures contract that is the next month to expire. The change from the near month contract to the next month contract occurs at the beginning of each month and will be approximately proportional, relative to total net assets, over each day of the ten-day roll period.

USO intends to continue to pursue its investment objective as described above. By remaining invested as fully as possible in Oil Futures Contracts or Other Oil-Related Investments, USCF believes that the daily changes in percentage terms of USO’s NAV will continue to closely track the daily changes in percentage terms in the price of the Benchmark Oil Futures Contract. USCF believes that certain arbitrage opportunities result in the price of the shares traded on the NYSE Arca closely tracking the NAV of USO. Additionally, daily changes in the price of the Benchmark Oil Futures Contracts have closely tracked the spot price of light, sweet crude oil. Based on these expected interrelationships, USCF believes that the daily changes in the price of USO’s shares as traded on the NYSE Arca, on a percentage basis, have closely tracked and will continue to closely track the changes in the spot price of light, sweet crude oil, on a percentage basis.

USO’s investments starting in the Spring of 2020 have included Oil Futures Contracts with expirations in later months than the Benchmark Oil Futures Contract. Beginning with the monthly roll in September 2023 and ending with the monthly roll in January 2024, USO’s intention is to begin transitioning its investment portfolio so that it will primarily invest in Benchmark Oil Futures Contracts, consistent with USO’s investment strategy prior to 2020. However, USO has had, and will continue to have, the ability to invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract and Other Oil-Related Investments, such as OTC swaps, and USO may make such investments if market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or other factors require USO to do so in order to meet its investment objective. USO may invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract, and/or Other Oil-Related Investments, as a result or in response to any of the foregoing factors.

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Monthly Roll

Each month over a ten-day period, USO changes the Benchmark Oil Futures Contract, which at the beginning of the month is the futures contract on light, sweet crude oil as traded on the NYMEX that is the near or front month to expire (referred to herein as the first month), into the NYMEX futures contract that is the next month contract to expire (referred to herein as the second month). Historically, this was done over a four-day period at the end of which the Benchmark Oil Futures Contract was the next month contract to expire at that time and that contract remained the Benchmark Oil Futures Contract until the beginning of the following month’s change in the Benchmark Oil Futures Contract over a four-day period. On each day during the four-day period, USCF “rolled” USO’s positions in Oil Interests by closing, or selling, a percentage of USO’s positions in Oil Interests and reinvesting the proceeds from closing those positions in new Oil Interests that reflected the change in the Benchmark Oil Futures Contract. In the past, during the four-day period, USO has rolled its positions in Oil Futures Contracts in the first month prior to the end of the month to avoid such contracts’ expiration and having to take delivery of the underlying commodity.

USO continues this monthly roll process with respect to its portfolio holdings, notwithstanding that its investments may not be concentrated in the first month futures contract, as is the case as of the date of this prospectus (but which may not be the case in the future when USO’s futures holdings will primarily consist of the near month Benchmark Oil Futures Contract). Currently, USO rolls and rebalances its portfolio to: (1) sell the earliest month of the futures contracts that it holds, (2) rebalance its portfolio in a manner that allows it to meet market conditions, regulatory requirements and other factors described herein, and (3) structure its investments within the foregoing limits in a way that allows USO to best pursue its stated investment objective.

In May of 2020, USO extended the monthly roll/rebalancing period from a four-day period to a ten-day period due to the size and diversification of its portfolio holdings and to address regulatory concerns. During the ten-day roll or rebalance period, USO will close certain existing positions, e.g., when it changes the Benchmark Oil Futures Contract and sells contracts that will expire at the end of the month, or when it sells Oil Futures Contracts to address the market conditions, regulatory requirements and other factors discussed herein, and reinvests the proceeds in new Oil Futures Contracts or Other Oil-Related Investments.

The change from a four-day roll to a ten-day roll, whether or not USO holds any Benchmark Oil Futures Contacts at the time of the roll, did not change USO’s benchmark or its investment objective other than as described herein. The Benchmark Oil Futures Contract remains the futures contract on light, sweet crude oil as traded on the NYMEX for the first month before the roll period. During the roll period, the Benchmark Oil Futures Contract will proportionately change each day of the roll to the futures contract on light, sweet crude oil as traded on the NYMEX for the second month, until the roll is completed.

Typically, on each day during the ten-day roll period, USO intends to rebalance approximately 1/10th of the announced percentage of the notional value of its nearest month instrument and other specified instruments (which could be 100% of such notional value of such interests) and reinvest the proceeds in the remaining current portfolio holdings as well as further-dated contracts and any new specified portfolio holdings. In addition, USO may need to adjust the roll/rebalance in light of market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), or other factors that impact the ability of USO to make its investments and achievement its investment objective.

USO will roll its positions during the first 10 trading days of each subsequent month. The anticipated dates that the monthly roll period will commence are published on USO’s website at www.uscfinvestments.com, and are subject to change without notice.

Portfolio Composition

USO’s total portfolio composition is disclosed on its website, www.uscinvestments.com, each business day that the NYSE Arca is open for trading. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Oil Interest, the specific types of Other Oil-Related Investments and characteristics of such Other Oil-Related Investments, the name and value of each Treasury and cash equivalent, and the amount of cash held in USO’s portfolio. USO’s website is publicly accessible at no charge. USO’s assets used for margin and collateral are held in segregated accounts pursuant to the CEA and CFTC regulations.

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As described above, beginning with the monthly roll in September 2023 and ending with the monthly roll in January 2024, USO’s intention is to begin transitioning its investment portfolio so that it will primarily invest in Benchmark Oil Futures Contracts, consistent with USO’s investment strategy prior to 2020. However, USO has had, and will continue to have, the ability to invest in Oil Futures Contracts beyond the Benchmark Oil Futures Contract and Other Oil-Related Investments, such as OTC swaps, and USO may make such investments if market conditions, regulatory requirements, risk mitigation measures (including those that may be taken by USO, USO’s FCMs, counterparties or other market participants), liquidity requirements, or other factors require USO to do so in order to meet its investment objective.

USO’s holdings could change as a result of any or all of the following:

•	The need to comply with regulatory requirements (including, but not limited to, exchange accountability levels and position limits imposed by NYMEX as well as statutory or regulatory limits);
•	Market conditions (including but not limited to those allowing USO to obtain greater liquidity (i.e., liquidity requirements) or to execute transactions with more favorable pricing); and
•	Risk mitigation measures, including those that may be taken by USO, USO’s FCMs, counterparties or other market participants, that limit USO from investing in particular crude oil futures contracts.

These conditions could limit USO’s ability to have a substantial portion of its assets invested in the Benchmark Oil Futures Contract and certain other Oil Futures Contracts of the same month, such as the ICE WTI Contract.

Trading Policy

In managing USO’s assets, USCF does not use a technical trading system that issues buy and sell orders. USCF instead employs a quantitative methodology whereby each time a Creation Basket is sold, USCF purchases Oil Interests, such as the Benchmark Oil Futures Contract and other Oil Futures Contracts, that have an aggregate market value that approximates the amount of Treasuries and/or cash received upon the issuance of the Creation Basket.

USO’s purchase of Oil Futures Contracts other than the Benchmark Oil Futures Contract, and/or Other Oil-Related Investments, if any, depends on various factors, including diversification of USO’s investments in futures contracts with respect to the month of expiration and the prevailing price volatility of particular contracts. While USCF has made significant investments in NYMEX Oil Futures Contracts, for various reasons, including the ability to enter into the precise amount of exposure to the crude oil market, position limits or other regulatory requirements limiting USO’s holdings, and market conditions, it has and may continue to invest in Oil Futures Contracts traded on other exchanges and invest in Other Oil-Related Investments. To the extent that USO invests in Other Oil-Related Investments, it prioritizes investments in contracts and instruments that are economically equivalent to the Benchmark Oil Futures Contract, including cleared swaps that satisfy such criteria, and then, to a lesser extent, it may invest in other types of cleared swaps and other contracts, instruments and non-cleared swaps, such as swaps in the over-the-counter market (or commonly referred to as the “OTC market”). If USO is required by law or regulation, or by one of its regulators, including a futures exchange, to reduce its position in the Benchmark Oil Futures Contracts to the applicable position limit or to a specified accountability level or if market conditions dictate it would be more appropriate to invest in Other Oil-Related Investments, a substantial portion of USO’s assets could be invested in accordance with such priority in Oil Futures Contracts other than the Benchmark Oil Futures Contract or oil futures contracts issued by NYMEX and ICE Futures with the same months and Other Oil-Related Investments that are intended to replicate the return on the Benchmark Oil Futures Contract. As USO’s assets reach higher levels, it is more likely to exceed position limits, accountability levels or other regulatory limits and, as a result, it is more likely that it will invest in accordance with such priority in Other Oil-Related Investments at such higher levels. In addition, market conditions that USCF currently anticipates could cause USO to invest in Other Oil-Related Investments include those allowing USO to obtain greater liquidity or to execute transactions with more favorable pricing. See “Risk Factors Involved with an Investment in USO” for a discussion of the potential impact of regulation on USO’s ability to invest in OTC transactions and cleared swaps.

Liquidity

USO invests only in Oil Futures Contracts and Other Oil-Related Investments that, in the opinion of USCF, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in Other Oil-Related Investments that, in the opinion of USCF, may be readily liquidated with the original counterparty or through a third party assuming the position of USO.

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Spot Commodities

While the crude Oil Futures Contracts traded can be physically settled, USO does not intend to take or make physical delivery. USO may from time to time trade in Other Oil-Related Investments, including contracts based on the spot price of crude oil.

Leverage

Although permitted to do so under its LP Agreement, USO has not leveraged, and does not intend to leverage, its assets through borrowings or otherwise, and makes its investments accordingly. Consistent with the foregoing, USO’s investments will take into account the need for USO to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, USO becoming leveraged. If market conditions require it, these risk reduction procedures, including changes to USO’s investments, may occur on short notice.

USO does not and will not borrow money or use debt to satisfy its margin or collateral obligations in respect of its investments, but it could become leveraged if USO were to hold insufficient assets that would allow it to meet not only the current, but also future, margin or collateral obligations required for such investments. Such a circumstance could occur if USO were to hold assets that have a value of less than zero.

USCF endeavors to have the value of USO’s Treasuries, cash and cash equivalents, whether held by USO or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Oil Futures Contracts and Other Oil-Related Investments.

Borrowings

Borrowings are not used by USO unless USO is required to borrow money in the event of physical delivery, if USO trades in cash commodities, or for short-term needs created by unexpected redemptions.

OTC Derivatives (Including Spreads and Straddles)

In addition to Oil Futures Contracts, there are also a number of listed options on the Oil Futures Contracts on the principal futures exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the crude oil market. Consequently, USO may purchase options on crude Oil Futures Contracts on these exchanges in pursuing its investment objective.

In addition to the Oil Futures Contracts and options on the Oil Futures Contracts, there also exists an active non-exchange-traded market in derivatives tied to crude oil. These derivatives transactions (also known as OTC contracts) are usually entered into between two parties in private contracts. Unlike most of the exchange-traded Oil Futures Contracts or exchange-traded options on the Oil Futures Contracts, each party to such contract bears the credit risk of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract.

To reduce the credit risk that arises in connection with such contracts, USO will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of its overall exposure to its counterparty and requires the posting by each party to cover the mark-to-market exposure of a counterparty to the other counterparty.

USCF assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC contract pursuant to guidelines approved by USCF’s Board of Directors.

USO may enter into certain transactions where an OTC component is exchanged for a corresponding futures contract (“Exchange for Related Position” or “EFRP” transactions). In the most common type of EFRP transaction entered into by USO, the OTC component is the purchase or sale of one or more baskets of USO shares. These EFRP transactions may expose USO to counterparty risk during the interim period between the execution of the OTC component and the exchange for a corresponding futures contract. Generally, the counterparty risk from the EFRP transaction will exist only on the day of execution.

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USO may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking the price of the Benchmark Oil Futures Contract. USO would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months.

During the year ended December 31, 2022, USO limited its derivatives activities to Oil Futures Contracts, OTC swaps intended to reflect the return on USO’s investments in Oil Futures Contracts and EFRP transactions.

Pyramiding

USO has not employed and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Prior Performance of USO

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF manages USO which is a commodity pool that issues shares traded on the NYSE Arca. The chart below shows, as of June 30, 2023, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USO.

# of Authorized	Baskets	Baskets	Outstanding
Participants	Purchased	Redeemed	Shares
13	47,524	(47,276)	24,823,603

The table below shows the relationship between the trading prices of the shares and the daily NAV of USO, since inception through June 30, 2023. The first row shows the average amount of the variation between USO’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE Arca until 4:00 p.m. Eastern time after the determination of the settlement price by the NYMEX at 2:30 p.m. Eastern time, while USO’s NAV is calculated based on the settlement price of Oil Futures Contracts at 2:30 p.m. Eastern time and the closing share price of USO on the NYSE Arca takes into account changes in the price of Oil Futures Contracts that occur after the settlement price is determined. As a result, during periods when the NYSE Arca is open and the futures exchanges on which light, sweet crude oil is traded are closed, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

USO
Average Difference	$(0.017)
Max Premium %	36.48%
Max Discount %	(4.52)%

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For more information on the performance of USO, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USO

Name of Pool: United States Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: April 10, 2006

Aggregate Subscriptions (from inception through June 30, 2023): $85,471,676,647

Net Asset Value as of June 30, 2023: $1,516,176,923.14

NAV per Share as of June 30, 2023: $63.64

Worst Monthly Percentage Draw-down: March 2020 (54.70%)

Worst Peak-to-Valley Draw-down: June 2008 – April 2020 (97.92%)

Number of Shares (as of June 30, 2023): 24,823,603.00

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2018	2019	2020	2021	2022	2023**
January	7.28%	17.83%	(15.26)%	6.41%	15.08%	(1.31)%
February	(4.32)%	5.75%	(13.57)%	17.22%	8.12%	(2.52)%
March	5.65%	4.60%	(54.70)%	(2.06)%	9.52%	(1.367)%
April	5.65%	6.40%	(44.52)%	7.30%	4.94%	1.58%
May	(2.02)%	(16.32)%	37.83%	4.38%	9.76%	(9.83)%
June	10.77%	8.99%	8.02%	10.21%	(5.68)%	4.534%
July	(4.86)%	0.17%	3.50%	1.93%	(2.18)%
August	2.73%	(5.68)%	4.90%	(5.37)%	(6.31)%
September	5.38%	(1.57)%	(6.34)%	9.46%	(11.37)%
October	(10.54)%	0.27%	(11.02)%	8.70%	10.13%
November	(22.11)%	1.86%	22.76%	(16.72)%	(2.19)%
December	(11.04)%	10.94%	6.27%	13.68%	(0.19)%

Annual Rate of Return	(20.61)%	33.26%	(67.65)%	63.83%	29.29%	(9.151)%

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through June 30, 2023.

Draw-down: Losses experienced by USO over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of USO. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

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USO’s Operations

USCF and its Management and Traders

USCF is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. USCF maintains its main business office at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596. USCF is a wholly-owned subsidiary of USCF Investments, a Delaware corporation, which is an intermediate holding company that owns USCF and another advisor of exchange traded funds. USCF Investments is a wholly owned subsidiary of Marygold (publicly traded under the ticker MGLD), a publicly traded holding company that owns various financial and non-financial businesses. Mr. Nicholas Gerber (discussed below), along with certain family members and certain other shareholders, owns the majority of the shares in Marygold. USCF Investments is a holding company that currently holds both USCF, as well as USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended (“USCF Advisers”). USCF Advisers serves as the investment adviser for the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund (“SDCI”), the USCF Midstream Energy Income Fund (“UMI”), the USCF Gold Strategy Plus Income Fund (“GLDX”), the USCF Dividend Income Fund (“UDI”), the USCF Sustainable Battery Metals Strategy Fund (“ZSB”), and the USCF Energy Commodity Strategy Absolute Return Fund (“USE”) each of which is a series of the USCF ETF Trust. It was also the investment adviser for two series of the USCF ETF Trust that liquidated all of their assets and distributed cash pro rata to all remaining shareholders: the USCF SummerHaven SHPEI Index Fund (“BUY”), until October 2020, and the USCF SummerHaven SHPEN Index Fund (“BUYN”), until May 2020. The USCF ETF Trust is registered under the 1940 Act. The Board of Trustees for the USCF ETF Trust consists of different independent trustees than those independent directors who serve on the Board of Directors of USCF. USCF is a member of the NFA and registered as a CPO with the CFTC on December 1, 2005 and as a swaps firm on August 8, 2013.

USCF serves as the general partner of USO. USCF is also the general partner of the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”).

USCF is also the sponsor of the United States Commodity Index Fund (“USCI”) and the United States Copper Index Fund (“CPER”), each a series of the United States Commodity Index Funds Trust (“USCIFT”).

UNG, UGA, UNL, USL, BNO, USCI and CPER are referred to collectively herein as the “Related Public Funds.”

USO and the Related Public Funds are subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “1934 Act”). For more information about each of the Related Public Funds, investors in USO may call 1-800-920-0259 or visit www.uscfinvestments.com or the SEC website at www.sec.gov.

USCF is required to evaluate the credit risk of USO to the FCMs, oversee the purchase and sale of USO’s shares by certain authorized participants (“Authorized Participants”), review daily positions and margin requirements of USO and manage USO’s investments. USCF also pays the fees of ALPS Distributors, Inc., which serves as the marketing agent for USO (the “Marketing Agent”), and The Bank of New York Mellon (“BNY Mellon”), which serves as the administrator (the “Administrator”) and the custodian (the “Custodian”), and provides accounting and transfer agent services for, USO since April 1, 2020. In no event may the aggregate compensation paid for the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of this offering.

The limited partners take no part in the management or control, and have a minimal voice in USO’s operations or business. Limited partners have no right to elect USCF on an annual or any other continuing basis. If USCF voluntarily withdraws, however, the holders of a majority of USO’s outstanding shares (excluding for purposes of such determination shares owned, if any, by the withdrawing general partner and its affiliates) may elect its successor. USCF may not be removed as general partner except upon approval by the affirmative vote of the holders of at least 66 2/3 percent of USO’s outstanding shares (excluding shares, if any, owned by USCF and its affiliates), subject to the satisfaction of certain conditions set forth in the LP Agreement.

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The business and affairs of USCF are managed by the Board, which is comprised of the Management Directors, each of whom are also executive officers and employees of USCF, and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage USCF pursuant to the terms of the LLC Agreement. Through its Management Directors, USCF manages the day-to-day operations of USO. The Board has an audit committee, which is made up of the three independent directors (Gordon L. Ellis, Malcolm R. Fobes III and Peter M. Robinson,). The audit committee is governed by an audit committee charter that is posted on USO’s website at www.uscfinvestments.com. The Board has determined that each member of the audit committee meets the financial literacy requirements of the NYSE Arca and the audit committee charter. The Board has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise, as required by the NYSE Arca, such that each of them is considered an “Audit Committee Financial Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

USO has no executive officers. Pursuant to the terms of the LP Agreement, USO’s affairs are managed by USCF.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for USCF: John P. Love, Stuart P. Crumbaugh, Daphne G. Frydman, Nicholas D. Gerber, Melinda D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Kathryn D. Rooney, Scott Schoenberger, Gordon L. Ellis, Malcolm R. Fobes III, Ray W. Allen, Kevin A. Baum, and USCF Investments, Inc., formerly Wainwright Holdings, Inc. The individuals who are Principals due to their positions are John P. Love, Stuart P. Crumbaugh, Daphne G. Frydman, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Kathryn D. Rooney, Gordon L. Ellis, Malcolm R. Fobes III, Ray W. Allen, and Kevin A. Baum. In addition, USCF Investments is a Principal because it is the sole member of USCF. None of the Principals owns or has any other beneficial interest in USO. Ray W. Allen makes trading and investment decisions for USO. Ray W. Allen , Darius Coby, Seth Lancaster and Zach Sanchez execute trades on behalf of USO. In addition, Nicholas D. Gerber, John P. Love, Robert L. Nguyen, Ray W. Allen, Kevin A. Baum, Kathryn Rooney, Maya Lowry, and Ryan Katz are registered with the CFTC as Associated Persons of USCF and are NFA Associate Members. John P. Love, Kevin A. Baum and Ray W. Allen are also registered with the CFTC as Swaps Associated Persons.

Ray W. Allen, 66, Portfolio Manager of USCF since January 2008. Mr. Allen was the portfolio manager of: (1) UGA from February 2008 until March 2010, and then portfolio manager since May 2015, (2) UHN from April 2008 until March 2010, and then portfolio manager from May 2015 to September 2018, (3) UNL from November 2009 until March 2010, and then portfolio manager since May 2015. In addition, he has been the portfolio manager of: (1) DNO from September 2009 to September 2018, (2) USO and USL since March 2010, (3) BNO since June 2010, (4) UNG since May 2015 and (4) United States 3x Oil Fund and United States 3x Short Oil Fund from July 2017 to December 2019, and (5) the USCF Commodity Strategy Fund, a series of USCF Mutual Funds Trust, from October 2017 to March 2019. Mr. Allen also has served as the portfolio manager of the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund, a series of the USCF ETF Trust, from May 2018 to October 2021 and then portfolio manager since January 2022. Mr. Allen has been a principal of USCF listed with the CFTC and NFA since March 2009 and has been registered as an associated person of USCF since July 2015 and from March 2008 to November 2012. Additionally, Mr. Allen has been approved as an NFA swaps associated person of USCF since July 2015. As of February 2017, he also is an associated person and swap associated person of USCF Advisers, LLC (“USCF Advisers”). USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Allen earned a B.A. in Economics from the University of California at Berkeley and holds an NFA Series 3 registration.

Kevin A. Baum, 52, has served as the Chief Investment Officer of USCF since September 1, 2016 and as a Portfolio Manager of USCF from March 2016 to April 2017. He also serves as the Chief Investment Officer of USCF Advisers since June 2021. Prior to joining USCF, Mr. Baum temporarily retired from December 2015 to March 2016. Mr. Baum served as the Vice President and Senior Portfolio Manager for Invesco, an investment manager that manages a family of exchange-traded funds, from October 2014 through December 2015. Mr. Baum was temporarily retired from May 2012 through September 2014. From May 1993 to April 2012, Mr. Baum worked as the Senior Portfolio Manager, Head of Commodities for OppenheimerFunds, Inc., a global asset manager. Mr. Baum has been approved with respect to USCF as an NFA principal and associated person since April 2016, and a swap associated person since November 2020. He also is an associated person of USCF Advisers as of February 2017, and, as of June 2021, a principal and swap associated person of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Baum is a CFA Charterholder, CAIA Charterholder, earned a B.B.A. in Finance from Texas Tech University and holds an NFA Series 3 registration.

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Stuart P. Crumbaugh, 59, Management Director of USCF since April 2023 and Chief Financial Officer, Secretary and Treasurer of USCF since May 2015. Also, Mr. Crumbaugh is the Chief Financial Officer of The Marygold Companies, Inc., formerly Concierge Technologies, Inc. (“Marygold”), the parent of USCF Investments, Inc. (formerly Wainwright Holdings, Inc.) (“USCF Investments”) since December 2017. He is also the Treasurer and a member of the Board of Directors of Marygold & Co., a subsidiary of Marygold, since November 2019. In addition, Mr. Crumbaugh has served as a director of USCF Investments, the parent and sole member of USCF, since December 2016. Mr. Crumbaugh has been a principal of USCF listed with the CFTC and NFA since July 1, 2015 and, as of January 2017, he is a principal of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Since June 2015, Mr. Crumbaugh has been the Treasurer and Secretary of USCF Advisers. He has served as a Management Trustee, Chief Financial Officer and Treasurer of USCF ETF Trust since May 2015 and (2) USCF Mutual Funds Trust since October 2016. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer of IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (inactive).

Daphne G. Frydman, 48, General Counsel of USCF and USCF Advisers, LLC since May 2018, and Director of Compliance of USCF since April 2022. She is also the Chief Legal Officer of USCF ETF Trust since May 2018 and Secretary of the same since December 2021. Ms. Frydman served as Deputy General Counsel of USCF and USCF Advisers, LLC from May 2016 through May 2018. From September 2001 through April 2016, Ms. Frydman was an attorney in private practice at the law firm Sutherland Asbill & Brennan LLP. Ms. Frydman is listed as a principal of USCF as of June 1, 2022. Ms. Frydman earned her JD from the Northwestern University Pritzker School of Law and a B.A. in College of Letters and Spanish from Wesleyan University.

John P. Love, 51, President and Chief Executive Officer of USCF since May 15, 2015, Management Director of USCF since October 2016 and Chairman of the Board of Directors of USCF since October 2019. Mr. Love also is a director of USCF Investments, a position he has held since December 2016. Mr. Love previously served as a Senior Portfolio Manager for the Related Public Funds from March 2010 through May 15, 2015. Prior to that, while still at USCF, he was a Portfolio Manager beginning with the launch of USO in April 2006. Mr. Love was the portfolio manager of USO from April 2006 until March 2010 and the portfolio manager for USL from December 2007 until March 2010. Mr. Love has been the portfolio manager of UNG since April 2007, and the portfolio manager of UGA, UHN, and UNL since March 2010. Mr. Love has served as on the Board of Managers of USCF Advisers since November 2016 and as its President since June 18, 2015. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also acted as co-portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust for the period from September 2014 to December 2015, when he was promoted to the position of President and Chief Executive Officer of the USCF ETF Trust. Since October 2016 to present, he also has served as the President and Chief Executive of the USCF Mutual Funds Trust. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 17, 2006. Mr. Love has been registered as an associated person of USCF since February 2015 and from December 1, 2005 to April 16, 2009. Additionally, Mr. Love has been approved as an NFA swaps associated person since February 2015. Mr. Love is a principal of USCF Advisers LLC as of January 2017. Additionally, effective as of February 2017, he is an associated person and, swap associated person of USCF Advisers. Mr. Love earned a B.A. from the University of Southern California, holds an NFA Series 3 and FINRA Series 7 registrations and is a CFA Charterholder.

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Andrew F Ngim, 62, co-founded USCF in 2005 and has served as a Management Director from May 2005 to April 2023 and, since August 15, 2016, has served as the Chief Operating Officer of USCF. Mr. Ngim has served as the portfolio manager for USCI and CPER since January 2013 and for the United States Agriculture Index Fund from January 2013 to September 2018. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. In addition, he has been on the Board of Managers and has served as the Assistant Secretary and Assistant Treasurer of USCF Advisers since its inception in June 2013 and Chief Operating Officer of USCF Advisers since March 2021. Prior to and concurrent with his services to USCF and USCF Advisers, from January 1999 to January 2013, Mr. Ngim served as a Managing Director for Ameristock Corporation, a California-based investment adviser, which he co-founded in March 1995, and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013. Mr. Ngim also served as portfolio manager of (a) the following series of the USCF ETF Trust: (1) the Stock Split Index Fund from September 2014 to October 2017, (2) the USCF Restaurant Leaders Fund from November 2016 to October 2017, (3) USCF SummerHaven SHPEI Index Fund from December 2017 to October 2020, (4) USCF SummerHaven SHPEN Index Fund from December 2017 to April 2020, and (b) a series of USCF Mutual Funds Trust, the USCF Commodity Strategy Fund, from March 2017 to March 2019. Mr. Ngim also serves as the portfolio manager for the following series of the USCF ETF Trust: (1) USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund, from May 2018 to present, (2) the USCF Sustainable Battery Metals Strategy Fund from January 2023 to present and (3) the USCF Energy Commodity Strategy Absolute Return Fund from May 2023 to present. Mr. Ngim serves as a Management Trustee of: (1) the USCF ETF Trust from August 2014 to the present and (2) the USCF Mutual Funds Trust from October 2016 to present. Mr. Ngim has been a principal of USCF listed with the CFTC and NFA since November 2005 and a principal of USCF Advisers LLC since January 2017. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Ngim earned his B.A. from the University of California at Berkeley.

Robert L. Nguyen, 63, Management Director and principal since July 2015. Mr. Nguyen served on the Board of USCF Investments from December 2014 to December 2016. Mr. Nguyen co-founded USCF in 2005 and served as a Management Director until March 2012. Mr. Nguyen was an Investment Manager with Ribera Investment Management, an investment adviser registered under the Investment Advisers Act of 1940, from January 2013 to March 2015. Prior to and concurrent with his services to USCF, from January 2000 to January 2013, Mr. Nguyen served as a Managing Principal for Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, which he co-founded in March 1995. Mr. Nguyen was a principal of USCF listed with the CFTC and NFA from November 2005 through March 2012 and an associated person of USCF listed with the CFTC and NFA from November 2007 through March 2012. Mr. Nguyen has been a principal of USCF listed with the CFTC and NFA since July 2015 and an associated person of USCF listed with the CFTC and NFA since December 2015. As of February 2017, he also is an associated person of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Nguyen earned his B.S. from California State University at Sacramento, and holds NFA Series 3 and FINRA Series 7 registrations.

Kathryn D. Rooney, 50, Management Director of USCF since April 2023 and Chief Marketing Officer of USCF since January 2016. Since January 2017, she also has served as a member of the Board of Directors of The Marygold Companies, which is the parent of USCF Investments, Inc. USCF Investments, Inc. is the sole member of USCF. Previously, Ms. Rooney was the National Sales Director at USCF from January 2007 to December 2015. Ms. Rooney was the Director of Business Development at the Ameristock Corporation, a California-based registered investment adviser, from September 2003 to January 2007. Prior to joining the Ameristock Corporation, she was Regional Sales Director at Accessor Capital Management, a registered investment adviser that was based in Seattle, Washington, from October 2002 to August 2003, National Sales Director at ALPS Mutual Fund Services, Inc., a boutique investment services company offering outsourced back office operations and distribution services to mutual fund managers, from June 1999 to October 2002, and Trust Officer at Fifth Third Bancorp, an American bank holding company headquartered in Ohio, from June 1994 to May 1999. Additionally, Ms. Rooney has been registered as an associated person of USCF since August 2015 and from December 2005 to April 2009 and is listed as a principal of USCF effective as of April 2023. Additionally, effective as of February 2017, she is an associated person of USCF Advisers, LLC, an affiliate of USCF, which is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Ms. Rooney graduated from Wellesley College with a Bachelor of Arts in economics and psychology in June 1994.

Gordon L. Ellis, 76, Independent Director of USCF since September 2005. Previously, Mr. Ellis was a founder of International Absorbents, Inc., Director and Chairman since July 1985 and July 1988, respectively, and Chief Executive Officer and President since November 1996. He also served as Chairman of Absorption Corp., a wholly-owned subsidiary of International Absorbents, Inc., which is a leading developer and producer of environmentally friendly pet care and industrial products, from May July 1985 until July 2010 when it was sold to Kinderhook Industries, a private investment banking firm and remained as a director until March 2013 when Absorption Corp was sold again to J. Rettenmaier & Söhne Group, a German manufacturing firm. Concurrent with that, he founded and has served as Chairman from November 2010 to present of Lupaka Gold Corp., a firm that acquires, explores and developed mining properties and is currently driving an arbitration suit against the Republic of Peru. He also serves as a director of Goldhaven Resources, a firm that acquires, explores and develops mining properties in Canada and Chile, from August 2020 to present. Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). He has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ellis is a professional engineer, retired, and earned an MBA in international finance.

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Malcolm R. Fobes III, 58, Independent Director of USCF and Chairman of USCF’s audit committee since September 2005. He founded and is the Chairman, Chief Executive Officer and Chief Investment Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940 that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Mr. Fobes serves as Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Since 1997, Mr. Fobes has also served as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. He was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes has been a principal of USCF listed with the CFTC and NFA since November 2005. He earned a B.S. in finance with a minor in economics from San Jose State University in California.

Peter M. Robinson, 65, Independent Director of USCF since September 2005. Mr. Robinson has been a Research Fellow since 1993 with the Hoover Institution, a public policy think tank located on the campus of Stanford University. He authored three books and has been published in the New York Times, Red Herring, and Forbes ASAP and is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson has been a principal of USCF listed with the CFTC and NFA since December 2005. He earned an MBA from the Stanford University Graduate School of Business, graduated from Oxford University in 1982 after studying politics, philosophy, and economics and graduated summa cum laude from Dartmouth College in 1979.

USO’s Service Providers

Custodian, Registrar, Transfer Agent, and Administrator

In its capacity as the Custodian for USO, The Bank of New York Mellon (“BNY Mellon” or the “Custodian”) holds USO’s Treasuries, cash and/or cash equivalents pursuant to a custody agreement. BNY Mellon is also the registrar and transfer agent for the shares. In addition, in its capacity as Administrator for USO, BNY Mellon performs certain administrative and accounting services for USO and prepares certain SEC, NFA and CFTC reports on behalf of USO.

As compensation for the services that BNY Mellon provides to USO in the foregoing capacities, and the services BNY Mellon provides to the Related Public Funds, BNY Mellon receives certain out of pocket costs, transaction fees, and asset based fees, which are accrued daily and paid monthly by USCF.

BNY Mellon is authorized to conduct a commercial banking business in accordance with the provisions of New York State Banking Law, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services and the Board of Governors of the Federal Reserve System.

Marketing Agent

USO also employs ALPS Distributors, Inc. (“ALPS Distributors”) as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” USCF pays the Marketing Agent an annual fee. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering.

ALPS Distributors’ principal business address is 1290 Broadway, Suite 1000, Denver, CO 80203. ALPS Distributors is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”) and a member of the Securities Investor Protection Corporation.

Payments to Certain Third Parties

USCF or the Marketing Agent, or an affiliate of USCF or the Marketing Agent, may directly or indirectly make cash payments to certain broker-dealers for participating in activities that are designed to make registered representatives and other professionals more knowledgeable about exchange-traded funds and exchange-traded products, including USO and the Related Public Funds, or for other activities, such as participation in marketing activities and presentations, educational training programs, conferences, the development of technology platforms and reporting systems.

Additionally, pursuant to written agreements, USCF may make payments, out of its own resources, to financial intermediaries in exchange for providing services in connection with the sale or servicing of USO’s shares, including waiving commissions on the purchase or sale of shares of participating exchange-traded products.

Payments to a broker-dealer or intermediary may create potential conflicts of interest between the broker-dealer or intermediary and its clients. The amounts described above, which may be significant, are paid by USCF and/or the Marketing Agent from their own resources and not from the assets of USO or the Related Public Funds.

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Futures Commission Merchants

RBC Capital Markets, LLC

On October 8, 2013, USCF entered into a Futures and Cleared Derivatives Transactions Customer Account Agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as USO’s FCM, effective October 10, 2013. This agreement requires RBC Capital to provide services to USO, as of October 10, 2013, in connection with the purchase and sale of Oil Futures Contracts and Other Oil-Related Investments that may be purchased or sold by or through RBC Capital for USO’s account. For the period October 10, 2013 and after, USO pays RBC Capital commissions for executing and clearing trades on behalf of USO.

RBC Capital’s primary address is 30 Hudson Street, 27th Floor, Jersey City, NJ 07302. Effective October 10, 2013, RBC Capital became the futures clearing broker for USO. RBC Capital is registered in the United States with FINRA as a broker-dealer and with the CFTC as an FCM. RBC Capital is a member of various U.S. futures and securities exchanges.

RBC Capital is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.

On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Chicago Board of Trade”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Chicago Board of Trade’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBC Capital for the above activity, as well as related charges. The order required that RBC Capital cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the CFTC.

Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks and other entities, including RBC Capital, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against RBC Capital and/or Royal Bank of Canada, RBC Capital’s indirect parent, in the U.S. and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in global foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC Capital’s settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in U.S. District Court. In May 2020, the U.S. District Court dismissed RBC Capital from the opt-out action, but granted the plaintiffs’ motion to amend the complaint. The Canadian class actions remain pending and RBC Capital has reached a settlement for an immaterial amount with respect to an action brought by a class of indirect purchasers. RBC Capital is awaiting the court’s final approval of the settlement. In October 2020, RBC Capital and Royal Bank of Canada moved to dismiss the amended complaint. On July 28, 2021, the court dismissed Royal Bank of Canada from the case but denied the motion as to RBC. Based on the facts currently known, it is not possible at this time for management to predict the ultimate outcome of these collective matters or the timing of their ultimate resolution.

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On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. On January 6, 2021, the French Supreme Court issued a judgment reversing the decision of the French Court of Appeal dated June 29, 2018 and sent the case back to the French Court of Appeal for rehearing and, therefore, the proceeding is currently awaiting a new trial with the French Court of Appeal.

Royal Bank of Canada and other panel banks for the setting of the U.S. dollar London interbank offered rate (“LIBOR”) have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of U.S. dollar LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. RBC Capital has also been named as a defendant in one of those lawsuits. The complaints in those private lawsuits assert claims under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law.

In addition to the LIBOR actions, in January 2019, a number of financial institutions, including RBC Capital, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014 (the “ICE LIBOR action”). On March 26, 2020, the defendants’ motion to dismiss the ICE LIBOR action was granted. The plaintiffs filed a notice of appeal of that ruling to the United States Court of Appeals for the Second Circuit on April 24, 2020 and, thereafter, sought to substitute named plaintiffs. The Second Circuit permitted substitution, but has not yet ruled on the merits of the appeal. In August 2020, Royal Bank of Canada and other financial institutions were named as defendants in a separate, individual (i.e., non-class) action filed in California alleging that the usage and setting of LIBOR constitutes per se collusive conduct. In November 2020 and May 2021, plaintiffs sought a preliminary injunction with respect to the setting of ICE LIBOR; defendants opposed these motions and sought to transfer the matter to New York. On June 3, 2021, the court denied defendants’ motion to transfer. Defendants then moved to dismiss. Plaintiffs’ motions for a preliminary injunction and defendants’ motion to dismiss remain pending. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of these proceedings or the timing of their resolution.

Please see RBC Capital’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

RBC Capital will act only as clearing broker for USO and as such will be paid commissions for executing and clearing trades on behalf of USO. RBC Capital has not passed upon the adequacy or accuracy of this prospectus. RBC Capital will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or USO.

RBC Capital is not affiliated with USO or USCF. Therefore, neither USCF nor USO believes that there are any conflicts of interest with RBC Capital or its trading principals arising from its acting as USO’s FCM.

Marex Capital Markets, Inc., formerly E D & F Man Capital Markets Inc.

On June 5, 2020, USO entered into a Customer Account Agreement with E D & F Man Capital Markets Inc. (“MCM”) to serve as an FCM for USO. On July 14, 2023, this Customer Account Agreement was terminated and replaced by a Customer Account Agreement between USO and Marex North America, LLC (“MNA”) dated May 28, 2020, in respect of which MCM assumed the rights and obligations of MNA vis-à-vis USO following the transfer of MNA’s futures clearing business to MCM as part of an internal reorganization. This agreement requires MCM to provide services to USO in connection with the purchase and sale of Oil Futures Contracts and Other Oil-Related Investments that may be purchased or sold by or through MCM for USO’s account. Under this agreement, USO pays MCM commissions for executing and clearing trades on behalf of USO.

MCM’s primary address is 140 East 45th Street, 10th Floor, New York, NY 10017. MCM is registered in the United States with FINRA as a broker-dealer and with the CFTC as an FCM. MCM is a member of various U.S. futures and securities exchanges.

MCM is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of MCM’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with MCM with respect to issues raised in various investigations. MCM complies fully with its regulators in all investigations which may be conducted and in all settlements it may reach. As of the date hereof, MCM has no material litigation to disclose as that term is defined under the CEA and the regulations promulgated thereunder.

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MCM was acquired by the Marex Group in phases during the second half of 2022 and went from doing business as E D & F Man Capital Markets, Inc. to Marex Capital Markets, Inc.

MCM will act only as clearing broker for USO and as such will be paid commissions for executing and clearing trades on behalf of USO. MCM has not passed upon the adequacy or accuracy of this prospectus. MCM will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or USO.

MCM is not affiliated with USO or USCF. Therefore, neither USCF nor USO believes that there are any conflicts of interest with MCM or its trading principals arising from its acting as USO’s FCM.

Macquarie Futures USA LLC

On December 3, 2020, USO engaged Macquarie Futures USA LLC (“MFUSA”) to serve as an additional FCM for USO. The Customer Agreement between USO and MFUSA requires MFUSA to provide services to USO in connection with the purchase and sale of futures that may be purchased or sold by or through MFUSA for USO’s account. Under this agreement, USO pays MFUSA commissions for executing and clearing trades on behalf of USO.

MFUSA’s primary address is 125 West 55th Street, New York, NY 10019. MFUSA is registered in the United States with the CFTC as an FCM providing futures execution and clearing services covering futures exchanges globally. MFUSA is a member of various U.S. futures and securities exchanges.

MFUSA is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of MFUSA’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with MFUSA with respect to issues raised in various investigations. MFUSA complies fully with its regulators in all investigations which may be conducted and in all settlements it may reach. As of the date hereof, MFUSA has no material litigation to disclose as that term is defined under the CEA and the regulations promulgated thereunder.

MFUSA will act only as clearing broker for USO and as such will be paid commissions for executing and clearing trades on behalf of USO. MFUSA has not passed upon the adequacy or accuracy of this prospectus. MFUSA will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or USO.

MFUSA is not affiliated with USO or USCF. Therefore, neither USCF nor USO believes that there are any conflicts of interest with MFUSA or its trading principals arising from its acting as USO’s FCM.

ADM Investor Services, Inc.

On August 8, 2023, USO and ADM Investor Services, Inc. (“ADMIS”) entered into a Customer Account Agreement pursuant to which ADMIS has agreed to serve as an additional FCM for USO. The Customer Account Agreement between USO and ADMIS requires ADMIS to provide services to USO in connection with the purchase and sale of futures contracts that may be purchased or sold by or through ADMIS for USO’s account. Under this agreement, USO has agreed to pay ADMIS commissions for executing and clearing trades on behalf of USO.

ADMIS’s primary address is 141 W Jackson Boulevard, Suite 2100a, Chicago, IL 60604. ADMIS is registered in the United States with the CFTC as an FCM providing futures execution and clearing services covering futures exchanges globally. ADMIS is a member of various U.S. futures and securities exchanges.

In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.

Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except for the following matters.

In an Order entered on July 12, 2019 the CFTC found that between December 2014 and September 24, 2017, ADMIS failed to diligently supervise the handling by its employees and agents of commodity interest accounts as well as the activities of its employees and agents relating to its business as an FCM in violation of CFTC Regulation 166.3. The order imposed a civil monetary penalty of $250,000.

On January 28, 2020, a Commodity Exchange Business Conduct Committee Panel (“Panel”) found that between 2012 and 2018, ADMIS learned that one of its brokerage firm clients automatically offset omnibus account positions in futures contracts using the FIFO method and was misreporting its open positions. The Panel found that ADMIS failed to require the client to provide accurate and timely owner and control information and continued to report inaccurate information regarding the ownership and control of the positions through May 2018 in violation of Exchange Rules 432.Q., 432.X., and 561.C. Additionally, on multiple occasions continuing through May 2018, ADMIS provided the Exchange with inaccurate audit trail data provided by the client. The Panel found that ADMIS violated Exchange Rule 536.B.2.

Finally, the Panel found that ADMIS failed to take effective measures to ensure the accuracy of its client’s purchase and sales data reporting and its responses to the Exchange, and failed to properly supervise employees. The Panel therefore found that ADMIS violated Exchange Rule 432.W. In accordance with an offer of settlement the Panel ordered ADMIS to pay a fine of $650,000.

In an order issued on September 29, 2022, the CFTC found that between December 2016 and September 2019, ADMIS failed to supervise its employees and agents in their handling of commodity interest accounts regarding the improper or fictitious trade transfer requests and their activities relating to its business as a registered FCM to ensure compliance with the Commodity Exchange Act and it Regulations, and to deter and detect wrongdoing in violation of CFTC Regulation 166.3. The order imposed a civil monetary fine of $500,000.

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ADMIS will act only as clearing broker for USO and as such will be paid commissions for executing and clearing trades on behalf of USO. ADMIS has not passed upon the adequacy or accuracy of this prospectus. ADMIS will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or USO.

ADMIS is not affiliated with USO or USCF. Therefore, neither USCF nor USO believes that there are any conflicts of interest with ADMIS or its trading principals arising from its acting as USO’s FCM.

Introducing Broker

On January 14, 2019, USCF entered into agreements with BTIG, LLC to serve as USO’s introducing broker. Under the agreements, BTIG, LLC provide services to USO in connection with the purchase and sale of Oil Futures Contracts and Other Oil-Related Investments that may be purchased or sold by or through RBC Capital for USO’s account. RBC pays BTIG, LLC in connection with certain trades on behalf of USO.

BTIG, LLC, whose principal address is 600 Montgomery Street, Sixth Floor, San Francisco, CA, 94111, will act as an introducing broker for USO’s futures trading. BTIG is registered with the U.S. Securities and Exchange Commission as a broker-dealer, with the CFTC as an introducing broker, and is a member of FINRA and other regulatory agencies and exchanges. In the normal course of its regulated business activities, BTIG receives examinations, subpoenas, and inquiries from the regulatory organizations that oversee its various business activities. From January 2017 through May 2023, BTIG has not been involved in any material litigation.

BTIG, LLC is not affiliated with USO or USCF. Therefore, neither USCF nor USO believes that there are any conflicts of interest with BTIG, LLC or its trading principals arising from its acting as USO’s introducing broker.

Commodity Trading Advisor

Currently, USCF does not employ commodity trading advisors for the trading of USO contracts. USCF currently does, however, employ SummerHaven Investment Management, LLC as a commodity trading advisor for USCF’s own account and for USCI and CPER. If, in the future, USCF employs commodity trading advisors for USO, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees and reputation.

Swap Dealer

Macquarie Bank Limited

On November 30, 2021, USO entered into an ISDA 2002 Master Agreement (the “Macquarie ISDA”) with Macquarie Bank Limited, pursuant to which Macquarie Bank Limited has agreed to serve as an over-the-counter (“OTC”) swaps counterparty for USO. The Macquarie ISDA provides USO the ability to invest in OTC swaps in furtherance of its investment objective by providing it with investment flexibility in light of market conditions, liquidity, regulatory requirements, and risk diversification. USO may enter into OTC swap transactions with Macquarie under the Macquarie ISDA in light of the foregoing. USO’s OTC swap transactions outstanding under the Macquarie ISDA, along with USO’s other holdings, will be published on USO’s webpage, www.uscfinvestments.com.

Macquarie Bank Limited’s principal address is Level 6, 50 Martin Place, Sydney, NSW 2000, Australia, England. Macquarie Bank Limited is registered with the CFTC as a swap dealer. As of the date hereof, Macquarie Bank Limited has no material litigation to disclose as that term is defined under the CEA and regulations promulgated thereunder.

Macquarie Bank Limited is not affiliated with USO or USCF. Therefore, neither USCF nor USO believes that there will be any conflicts of interest with Macquarie Bank Limited or its trading principals arising from Macquarie Bank Limited acting as an OTC swaps counterparty to USO.

Société Générale S.A

On June 13, 2022, USO entered into an ISDA 2002 Master Agreement (the “SocGen ISDA”) with Société Générale S.A., pursuant to which Société Générale S.A. has agreed to serve as an OTC swaps counterparty for USO.

Société Générale S.A.’s principal address is 17 Cours Valmy Paris la Defense, 92987 CEDEX France. Société Générale S.A. is registered with the CFTC as a swap dealer.

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Société Générale S.A. is a large swap dealer subject to many different complex legal and regulatory requirements. As a result, certain of Société Générale S.A.’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with Société Générale S.A. with respect to issues raised in various investigations. In addition, Société Générale S.A. is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. Listed below are the civil, administrative, and/or criminal proceedings pending, on appeal, or concluded against Société Générale S.A. in the past five (5) years that are material to Société Générale S.A. serving as an OTC swaps counterparty to USO.

Notwithstanding agreements reached in 2018 with United States authorities regarding certain London Interbank Offered Rates and the Euro Interbank Offered Rate (the “IBOR matter”) and the dismissal on 30 November 2021 of legal proceedings brought by the United States Department of Justice in this matter, Société Générale S.A. continues to defend civil proceedings in the United States and has responded to information requests received from other authorities, including the Attorneys General of various States of the United States and the New York Department of Financial Services.

In the United States, Société Générale S.A., along with other financial institutions, has been named as a defendant in putative class actions involving the setting of U.S. Dollar LIBOR, Japanese Yen LIBOR, and Euribor rates and trading in instruments indexed to those rates. Société Générale S.A. has also been named in several individual (non-class) actions concerning the U.S. Dollar LIBOR rate. All of these actions are pending in the U.S. District Court in Manhattan.

As to US Dollar LIBOR, all claims against Société Générale S.A. were dismissed by the District Court or voluntarily dismissed by the plaintiffs, except in two putative class actions and one individual action that are effectively stayed. The class plaintiffs and a number of individual plaintiffs appealed the dismissal of their antitrust claims to the United States Court of Appeals for the Second Circuit (“Second Circuit”). On 30 December 2021, the Second Circuit reversed the dismissal and reinstated the antitrust claims. These reinstated claims include those asserted by a proposed class of OTC plaintiffs and by OTC plaintiffs that have filed individual actions.

As to Japanese Yen LIBOR, the District Court dismissed the complaint brought by purchasers of Euroyen OTC derivative products. On 1 April 2020, the Second Circuit reversed the dismissal and reinstated the claims. On 30 September 2021, the District Court dismissed plaintiffs’ Racketeer Influenced and Corrupt Organizations Act claims but upheld plaintiffs’ antitrust and state law claims against Société Générale S.A. In the other action, brought by purchasers or sellers of Euroyen derivative contracts on the Chicago Mercantile Exchange on 27 September 2019, plaintiff filed a motion for class certification. On 25 September 2020, the District Court granted defendants’ motion for judgment on the pleadings and dismissed plaintiffs’ remaining claims. Plaintiff has appealed to the Second Circuit.

As to Euribor, the District Court dismissed all claims against Société Générale S.A. in the putative class action and denied the plaintiffs’ motion to file a proposed amended complaint. Plaintiffs have appealed those rulings to the Second Circuit.

In Argentina, Société Générale S.A., along with other financial institutions, has been named as a defendant in litigation brought by a consumer association on behalf of Argentine consumers who held government bonds or other specified instruments that paid interest tied to US Dollar LIBOR. The allegations concern violations of Argentine consumer protection law in connection with alleged manipulation of the US Dollar LIBOR rate. Société Générale S.A. has not yet been served with the complaint in this matter.

On June 4, 2018, the CFTC issued an order filing and settling charges against Société Générale S.A. for attempted manipulation of and false reporting in connection with the London Interbank Offered Rate (LIBOR) for U.S. Dollar, Yen, and Euro, and the Euro Interbank Offered Rate (Euribor), certain instances of manipulation of Yen LIBOR, and aiding and abetting traders at another bank in their attempts to manipulate Euribor. The Bank’s misconduct spanned more than six years, from 2006 through mid-2012. The CFTC order required Société Générale to pay a civil monetary penalty of $475 million, cease and desist from further violations as charged, and adhere to specific undertakings to ensure the integrity of its LIBOR, Euribor, and other benchmark interest rate submissions in the future.

Beginning on 15 January 2019, Société Générale S.A. and SG Americas Securities, LLC, along with other financial institutions, were named in three putative antitrust class actions in the US District Court in Manhattan, which have since been consolidated. Plaintiffs allege that the USD ICE LIBOR panel banks conspired to make artificially low submissions to that benchmark in order to profit on their trading in derivatives tied to USD ICE LIBOR. Plaintiffs seek to certify a class comprised of US residents (individuals and entities) that transacted with a defendant in floating rate debt instruments or interest rate swaps tied to USD ICE LIBOR and received a payment at any time between 1 February 2014 to the present, regardless of when the instrument was purchased. By order dated 26 March 2020, the District Court dismissed the action. Plaintiffs appealed that ruling. On 6 April 2021, the Second Circuit permitted a new proposed class representative to intervene as a plaintiff in the appeal and denied defendants’ motion which sought dismissal of the appeal because the original proposed class representatives withdrew from the action.

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Société Générale S.A., along with several other financial institutions, was named as a defendant in a putative class action alleging violations of US antitrust laws and the Commodity Exchange Act in connection with foreign exchange spot and derivatives trading. The action was brought by persons or entities that transacted in certain over-the-counter and exchange-traded foreign exchange instruments. Société Générale S.A. reached a settlement of USD 18 million, which was approved by the Court on 6 August 2018. On 7 November 2018, a group of individual entities that elected to opt out of the settlement filed a lawsuit against Société Générale S.A., SG Americas Securities, LLC and several other financial institutions. SG Americas Securities, LLC was dismissed by order dated 28 May 2020. Discovery is proceeding as to Société Générale S.A. and the other remaining defendants. On 11 November 2020, Société Générale S.A. was named, along with several other banks, in an action in the United Kingdom alleging collusion in the market for FX instruments. Société Générale S.A. is defending the action.

In May 2019, Société Générale Americas Securities (“SGAS”) was named, along with other financial institutions, as a defendant in a putative class action in the US alleging anticompetitive behavior in the pricing of agency bonds issued by USA Government Sponsored Enterprises (“GSEs”), including Federal Home Loan Bank, Federal Home Loan Mortgage Corporation, and Federal National Mortgage Association. On 16 June 2020, SGAS and twelve other bank defendants reached a final settlement with plaintiffs. Although SGAS’ share of the settlement is not public, the amount was not material from a financial statement perspective. SGAS was also named in four separate individual opt-out litigations by the following plaintiffs: the State of Louisiana (filed September 2019), the City of Baton Rouge/East Baton Rouge Parish and related entities (October 2019), Louisiana Asset Management Pool (April 2020), and the City of New Orleans and related entities (September 2020). These suits also asserted antitrust claims (and in some cases other related claims) against SGAS and multiple other bank defendants based on these plaintiffs’ purchases of GSE bonds. As to the opt-out litigations, a settlement was reached involving all defendants in June 2021, of which SGAS’s share was immaterial, and these actions have been dismissed. SGAS also received a subpoena from the United States Department of Justice in connection with its US agency bond business. SGAS responded to these requests and is cooperating with the Department of Justice investigation.

On 15 October 2020, Vestia, a Dutch housing developer, brought proceedings against Société Générale S.A. before the High Court of England regarding the conditions pursuant to which Vestia contracted derivative products with Société Générale S.A. between 2008 and 2011. Vestia claims that these transactions were outside of its capacity and alleges they were induced by corruption. Vestia seeks to rescind the transactions and recover the amounts paid to Société Générale S.A. pursuant to these transactions. On 8 January 2021, Société Générale S.A. filed a Statement of Defence and Counterclaim. On 11 October 2021, Société Générale S.A. and Vestia reached an agreement to settle this dispute without any admission of liability for Société Générale S.A.

On 29 September 2021, the United States Commodity Futures Trading Commission (“CFTC”) filed and settled charges against Société Générale S.A. for Société Générale S.A.’s failure to comply with certain swap dealer requirements for disclosing mid-market marks to counterparties, reporting inaccurate swap valuation data to a swaps data repository (SDR), and related supervision failures. Société Générale S.A. agreed to a $1,500,000 civil monetary penalty, to cease and desist from further violations of the Commodity Exchange Act and CFTC regulations and to comply with certain undertakings, including continuing remediation efforts and updating the CFTC on its remediation efforts and compliance.

Société Générale S.A., along with other financial institutions, was named as a defendant in a putative class action alleging violations of US antitrust laws and the Commodity Exchange Act in connection with its involvement in the London Gold Market Fixing. The action is brought on behalf of persons or entities that sold physical gold, sold gold futures contracts traded on the Chicago Mercantile Exchange, sold shares in gold exchange-traded funds, sold gold call options traded on Chicago Mercantile Exchange, bought gold put options traded on Chicago Mercantile Exchange, sold OTC gold spot or forward contracts or gold call options, or bought OTC gold put options. Société Générale S.A., along with three other defendants, has reached a settlement to resolve this action for USD 50 million. By order dated 13 January 2022, the Court granted preliminary approval of the settlement. The final fairness hearing has been scheduled for 5 August 2022. Although Société Générale S.A.’s share of the settlement is not public, it was not material from a financial perspective. Société Générale S.A., along with other financial institutions, is also named as a defendant in two putative class actions in Canada (in the Ontario Superior Court in Toronto and Quebec Superior Court in Quebec City) involving similar claims. Société Générale S.A. is defending the claims.

Société Générale S.A. is not affiliated with USO or USCF. Therefore, neither USCF nor USO believes that there will be any conflicts of interest with Société Générale S.A. or its trading principals arising from Société Générale S.A. acting as an OTC swaps counterparty to USO.

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USO’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of USO. You should note that you may pay brokerage commissions on purchases and sales of USO’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee,” page 80.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fees	0.45	%(1)
Distribution Fees	None
Other Fund Expenses	0.15	%(2)
Total Annual Fund Operating Expenses	0.60%

(1)	USO is contractually obligated to pay USCF a management equal to 0.45% per annum, which is based on its average daily total net assets and paid monthly.
(2)	Based on amounts for the year ended December 31, 2022. The individual expense amounts in dollar terms are shown in the table below. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.

The table below shows the total dollar amount of fees and expenses paid by USO for the year ended December 31, 2022:

Management Fees	$11,542,406
Brokerage Commissions	$807,322
Professional Expenses	$1,908,299
License Fees	$384,747
Independent Director and Officer Expenses	$828,823
Registration Fees	$0

These amounts are based on USO’s average total net assets, which are the sum of daily total net assets of USO’s divided by the number of calendar days in the year. For the year ended December 31, 2022, USO’s average daily total net assets were $2,564,979,187.

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Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single share to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price of $63.64 per share, which equals the NAV per share at the close of trading on June 30, 2023, is assumed. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $63.64 per share, the investment would have to generate a 0.00% or $0.00 return.

This breakeven analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance. You should note that you may pay brokerage commissions on purchases and sales of USO’s shares, which are not reflected in the table; however, USO’s brokerage fees and commissions are included (those costs associated with rolling futures contracts).

Assumed initial selling price per share(1)	$63.64
Management Fee (0.45%)(2)	$0.286
Creation Basket Fee (0.01%)(3)	$(0.006)
Estimated Brokerage Fee (0.031%)(4)	$0.020
Interest Income (1.227%)(5)	$(0.781)
Registration Fee (0.0%)(6)	$0.000
NYMEX License Fee (0.015%)(7)	$0.010
Independent Directors’ and Officers’ Fees (0.032%)(8)	$0.020
Professional Expenses (0.074%)(9)	$0.047
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the share	$0.00
Percentage of initial selling price per share	0.00%

(1)	In order to show how a hypothetical investment in shares would break even over the next 12 months, this breakeven analysis uses an assumed initial selling price of $63.64 per share, which is based on the NAV per share of USO at the close of trading on June 30, 2023. Investors should note that, because USO’s NAV changes on a daily basis, the breakeven amount on any given day could be higher or lower than the amount reflected here.
(2)	USO is contractually obligated to pay USCF a management fee of 0.45% per annum on its average total net assets. “Average total net assets” are the sum of the daily total net assets of USO (the NAV of USO calculated as set forth in “Calculating Per Share NAV” beginning on page 76) divided by the number of calendar days in the year. On days when markets are closed, the daily total net assets are the daily total net assets from the last day when the market was open. See page 9 for a discussion of net assets of USO.
(3)	Authorized Participants are required to pay a Creation Basket fee of $1,000 for each order they place to create one or more baskets. This breakeven analysis assumes a hypothetical investment in a single share, which would equal the $1,000 Creation Basket fee divided by the total number of outstanding shares plus the 100,000 shares created by the Creation Basket. This calculation will always result in a value that is below 0.010%, but for purposes of this breakeven analysis we assume a creation basket of 0.010%.
(4)	This amount is based on the actual brokerage fees for USO calculated on an annualized basis and includes a an estimated half-turn commission of $3.50. A half-turn commission is the commissions liability related to FCM transaction fees for futures contracts on a half-turn basis.
(5)	For the year ended December 31, 2022, USO’s dividend and interest income earned on its Treasuries, cash, and/or cash equivalent, annualized based on its average daily total net assets, was 1.227%.
(6)	USO pays fees to the SEC and FINRA to register its shares for sale. This amount is based on actual registration fees for USO calculated on an annualized basis. This fee may vary in the future.
(7)	The NYMEX License Fee is 0.015% on aggregate net assets of USO and the Related Public Funds, except BNO, USCI, and CPER. For more information see “USO’s Fees and Expenses.”
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(8)	Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance. The foregoing assumes that the average total net assets of USO as of December 31, 2022, which were $ 2,564,979,187 were aggregated with the average total net assets of the Related Public Funds as of December 31, 2022, that the aggregate fees paid to the independent directors for the year ended December 31, 2022 was $1,258,000, and that the allocable portion of the fees borne by USO based on the proportion of its average total net assets when aggregated with the average total net assets of the Related Public Funds equals $828,823.
(9)	Professional Expenses include expenses for legal, audit, tax accounting and printing. USO’s costs attributable to Professional Expenses for the year ended December 31, 2022 is $1,908,299. The number in the breakeven table assumes USO has $2,564,979,187 in average daily total net assets during the calendar year ended December 31, 2022.

Conflicts of Interest

There are present and potential future conflicts of interest in USO’s structure and operation you should consider before you purchase shares. USCF will use this notice of conflicts as a defense against any claim or other proceeding made. If USCF is not able to resolve these conflicts of interest adequately, it may impact USO’s and the Related Public Funds’ ability to achieve their investment objectives.

USO and USCF may have inherent conflicts to the extent USCF attempts to maintain USO’s asset size in order to preserve its fee income and this may not always be consistent with USO’s objective of having the value of its share’s NAV track changes in the price of the Benchmark Oil Futures Contract.

USCF’s officers, directors and employees, do not devote their time exclusively to USO. These persons are directors, officers or employees of other entities which may compete with USO for their services. They could have a conflict between their responsibilities to USO and to those other entities.

USCF has adopted policies that prohibit their principals, officers, directors and employees from trading futures and related contracts in which either USO or any of the Related Public Funds invests. These policies are intended to prevent conflicts of interest occurring where USCF, or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against USO or any of the Related Public Funds.

USCF has sole current authority to manage the investments and operations of USO, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Limited partners have limited voting control, which will limit their ability to influence matters such as amendment of the LP Agreement, change in USO’s basic investment policy, dissolution of USO, or the sale or distribution of USO’s assets.

USCF serves as the general partner or sponsor to each of USO and the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for USO may be influenced by the effect they would have on the other funds it manages. By way of example, if, as a result of reaching position limits imposed by the NYMEX, USO purchased oil futures contracts, this decision could impact USO’s ability to purchase additional oil futures contracts if the number of contracts held by funds managed by USCF reached the maximum allowed by the NYMEX. Similar situations could adversely affect the ability of any fund to track its benchmark futures contract.

In addition, USCF is required to indemnify the officers and directors of USO and the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause USCF’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then USCF may terminate and you could lose your investment.

Whenever a conflict of interest exists or arises between USCF on the one hand, and the partnership or any limited partner, on the other hand, any resolution or course of action by USCF in respect of such conflict of interest shall be permitted and deemed approved by all partners and shall not constitute a breach of the LP Agreement or of any agreement contemplated hereby or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of the LP Agreement is deemed to be, fair and reasonable to the partnership. If a dispute arises, under the LP Agreement it will be resolved either through negotiations with USCF or by courts located in the State of Delaware.

Under the LP Agreement, any resolution is deemed to be fair and reasonable to the partnership if the resolution is:

•	approved by the audit committee, although no party is obligated to seek approval and USCF may adopt a resolution or course of action that has not received approval;
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•	on terms no less favorable to the limited partners than those generally being provided to or available from unrelated third parties; or
•	fair to the limited partners, taking into account the totality of the relationships of the parties involved including other transactions that may be particularly favorable or advantageous to the limited partners.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus; however, additional risks and conflicts may occur which are not presently foreseen by USCF. You may not construe this prospectus as legal or tax advice. Before making an investment in USO, you should read this entire prospectus, including the LP Agreement, which can be found on USO’s website at www.uscfinvestments.com. You should also consult with your personal legal, tax, and other professional advisors.

Interests of Named Experts and Counsel

USCF has employed Eversheds Sutherland (US) LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USO to give advice on the preparation of this offering document has been hired on a contingent fee basis. None of them have any present or future expectation of interest in USCF, Marketing Agent, Authorized Participants, Custodian, Administrator or other service providers to USO.

Ownership or Beneficial Interest in USO

As of June 30, 2023, neither USCF nor any of the directors or executive officers of USCF own any shares of USO. In addition, as of such date, USO is not aware of any 5% holder of its shares.

USCF’s Responsibilities and Remedies

Pursuant to the DRULPA (“Delaware Revised Uniform Limited Partnership Act”), parties may contractually modify or even eliminate fiduciary duties in a limited partnership agreement to the limited partnership itself, or to another partner or person otherwise bound by the limited partnership agreement. Parties may not, however, eliminate the implied covenant of good faith and fair dealing. Where parties unambiguously provide for fiduciary duties in a limited partnership agreement, those expressed duties become the standard that courts will use to determine whether such duties were breached. For this reason, the LP Agreement does not explicitly provide for any fiduciary duties so that common law fiduciary duty principles will apply to measure USCF’s conduct.

A prospective investor should be aware that USCF has a responsibility to limited partners of USO to exercise good faith and fairness in all dealings. The fiduciary responsibility of USCF to limited partners is a developing and changing area of the law and limited partners who have questions concerning the duties of USCF should consult with their counsel. In the event that a limited partner of USO believes that USCF has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of USO under applicable laws, including under DRULPA and under commodities laws, to recover damages from or require an accounting by USCF. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited partners who have suffered losses in connection with the purchase or sale of the shares may be able to recover such losses from USCF where the losses result from a violation by USCF of the federal securities laws. State securities laws may also provide certain remedies to limited partners. Limited partners should be aware that performance by USCF of its fiduciary duty is measured by the terms of the LP Agreement as well as applicable law. Limited partners are afforded certain rights to institute reparations proceedings under the CEA for violations of the CEA or of any rule, regulation or order of the CFTC by USCF.

Liability and Indemnification

Under the LP Agreement, neither a general partner nor any employee or other agent of USO nor any officer, director, stockholder, partner, employee or agent of a general partner (a “Protected Person”) shall be liable to any partner or USO for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, director, stockholder, partner, employee, agent of USO or any officer, director, stockholder, partner, employee or agent of such general partner, provided that such officer, director, stockholder, partner, employee, or agent of the partner or officer, director, stockholder, partner, employee or agent of such general partner was selected, engaged or retained by such general partner with reasonable care, except with respect to any matter as to which such general partner shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s action was in the best interests of USO and except that no Protected Person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office.

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USO shall, to the fullest extent permitted by law, but only out of USO assets, indemnify and hold harmless a general partner and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at USO’s request as directors, officers or trustees of another organization in which USO has an interest as a shareholder, creditor or otherwise) and their respective Legal Representatives and successors (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a general partner or director or officer thereof, or by reason of its being or having been such a general partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of USO, and except that no Covered Person shall be indemnified against any liability to USO or limited partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by USO in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to USO if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

Meetings

Meetings of limited partners may be called by USCF and may be called by it upon the written request of limited partners holding at least 20% of the outstanding shares of USO. USCF shall deposit written notice to all limited partners of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. USCF may also call a meeting upon not less than 20 and not more than 60 days prior notice.

Each limited partner appoints USCF and each of its authorized officers as its attorney-in-fact with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file and record all ballots, consents, approval waivers, certificates and other instruments necessary or appropriate, in the sole discretion of USCF, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the partner of USO. However, when the LP Agreement establishes a percentage of the limited partners required to take any action, USCF may exercise such power of attorney made only after the necessary vote, consent or approval of the limited partners.

Termination Events

USO will dissolve at any time upon the happening of any of the following events:

•	The bankruptcy, dissolution, withdrawal, or removal of USCF, unless a majority in interest of the limited partners within 90 days after such event elects to continue USO and appoints a successor general partner; or
•	The affirmative vote of a majority in interest of the limited partners, provided that prior to or concurrently with such vote, there shall have been established procedures for the assumption of USO’s obligations arising under any agreement to which USO is a party and which is still in force immediately prior to such vote regarding termination, and there shall have been an irrevocable appointment of an agent who shall be empowered to give and receive notices, reports and payments under such agreements, and hold and exercise such other powers as are necessary to permit all other parties to such agreements to deal with such agent as if the agent were the sole owner of USO’s interest, which procedures are agreed to in writing by each of the other parties to such agreements.

Provisions of Law

According to applicable law, indemnification of USCF is payable only if USCF determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of USO and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by USCF, and such indemnification or agreement to hold harmless is recoverable only out of the assets of USO and not from the members, individually.

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Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and applicable state securities laws. The SEC and state securities agencies take the position that indemnification of USCF that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

Those conditions require that no indemnification of USCF or any underwriter for USO may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, USCF or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold membership interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to USCF or its directors, officers, or persons controlling USO, USO has been informed that the SEC and the various state administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Books and Records

USO keeps its books of record and account at its office located at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596, or at the offices of the Administrator at its office located at 240 Greenwich Street, New York, New York, 10286, or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to USO’s satisfaction that such person is a limited partner upon reasonable advance notice at all reasonable times during the usual business hours of USO.

USO keeps a copy of the LP Agreement on file in its office which is available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any limited partner.

Statements, Filings, and Reports

At the end of each fiscal year, USO will furnish to banks, broker dealers and trust companies (“DTC Participants”) for distribution to each person who is a shareholder at the end of the fiscal year an annual report containing USO’s audited financial statements and other information about USO. USCF is responsible for the registration and qualification of the shares under the federal securities laws and federal commodities laws and any other securities and blue-sky laws of the United States or any other jurisdiction as USCF may select. USCF is responsible for preparing all reports required by the SEC, CFTC, and the NYSE Arca, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, CFTC and the NYSE Arca on USO’s behalf.

The financial statements of USO will be audited, as required by law and as may be directed by USCF, by an independent registered public accounting firm designated from time to time by USCF. The accountants report will be furnished by USO to shareholders upon request. USO will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

Reports to Limited Partners

In addition to periodic reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be accessed on the SEC’s website at www.sec.gov or on USO’s website at www.uscfinvestments.com, USO, pursuant to the LP Agreement, will provide the following reports to limited partners in the manner prescribed below:

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Annual Reports. Within 90 days after the end of each fiscal year, USCF shall cause to be delivered to each limited partner who was a limited partner at any time during the fiscal year, an annual report containing the following:

(i)	financial statements of the partnership, including, without limitation, a balance sheet as of the end of the partnership’s fiscal year and statements of income, partners’ equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board;
(ii)	a general description of the activities of the partnership during the period covered by the report; and
(iii)	a report of any material transactions between the partnership and USCF or any of its affiliates, including fees or compensation paid by the partnership and the services performed by USCF or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, USCF shall cause to be delivered to each limited partner who was a limited partner at any time during the quarter then ended, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by USCF as fairly presenting the financial position and results of operations of the partnership during the period covered by the report. The report shall also contain a description of any material event regarding the business of the partnership during the period covered by the report.

Monthly Reports. Within 30 days after the end of each month, USCF shall cause to be posted on its website and, upon request, to be delivered to each limited partner who was a limited partner at any time during the month then ended, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the partnership, USCF, commodity trading advisor (if any), FCMs, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

USO will provide information to its shareholders to the extent required by applicable SEC, CFTC, and NYSE Arca requirements. An issuer, such as USO, of exchange-traded securities may not always readily know the identities of the investors who own those securities. USO will post the same information that would otherwise be provided in USO’s reports to limited partners described above including its monthly account statements, which will include, without limitation, USO’s NAV, on USO’s website www.uscfinvestments.com.

Fiscal Year

The fiscal year of USO is the calendar year. USCF may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of USCF, USO, DTC (as registered owner of USO’s global certificate for shares) and the shareholders, are governed by the laws of the State of Delaware. USCF, USO and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over USCF or USO.

Legal Matters

Litigation and Claims

From time to time, USO may be involved in legal proceedings arising primarily from the ordinary course of its business. USO is not currently party to any material legal proceedings. In addition, USCF, as the general partner of USO and the Related Public Funds may, from time to time, be involved in litigation arising out of its operations in the ordinary course of business. Except as described herein, neither USO nor USCF is currently party to any material legal proceedings.

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Settlement of SEC and CFTC Investigations

On November 8, 2021, USCF and USO announced a resolution with each of the SEC and the CFTC relating to matters set forth in certain Wells Notices issued by the staffs of each of the SEC and CFTC as more fully described below. On August 17, 2020, USCF, USO, and John Love received a “Wells Notice” from the staff of the SEC (the “SEC Wells Notice”). The SEC Wells Notice stated that the SEC staff made a preliminary determination to recommend that the SEC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 17(a)(1) and 17(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), and Section 10(b) of the 1934 Act, and Rule 10b-5 thereunder.

Subsequently, on August 19, 2020, USCF, USO, and Mr. Love received a Wells Notice from the staff of the CFTC (the “CFTC Wells Notice”). The CFTC Wells Notice stated that the CFTC staff made a preliminary determination to recommend that the CFTC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 4o(1)(A) and (B) and 6(c)(1) of the Commodity Exchange Act of 1936, as amended (the “CEA”), 7 U.S.C. §§ 6o(1)(A) and (B) and 9(1) (2018), and CFTC Regulations 4.26, 4.41, and 180.1(a), 17 C.F.R. §§ 4.26, 4.41, 180.1(a) (2019).

On November 8, 2021, acting pursuant to an offer of settlement submitted by USCF and USO, the SEC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 8A of the 1933 Act, directing USCF and USO to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, 15 U.S.C. § 77q(a)(3) (the “SEC Order”). In the SEC Order, the SEC made findings that, from April 24, 2020 to May 21, 2020, USCF and USO violated Section 17(a)(3) of 1933 Act, which provides that it is “unlawful for any person in the offer or sale of any securities to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.” USCF and USO consented to entry of the SEC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Separately, on November 8, 2021, acting pursuant to an offer of settlement submitted by USCF, the CFTC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 6(c) and (d) of the CEA, directing USCF to cease and desist from committing or causing any violations of Section 4o(1)(B) of the CEA, 7 U.S.C. § 6o(1) (B), and CFTC Regulation 4.41(a)(2), 17 C.F.R. § 4.41(a)(2) (the “CFTC Order”). In the CFTC Order, the CFTC made findings that, from on or about April 22, 2020 to June 12, 2020, USCF violated Section 4o(1)(B) of the CEA and CFTC Regulation 4.41(a)(2), which make it unlawful for any commodity pool operator (“CPO”) to engage in “any transaction, practice, or course of business which operates as a fraud or deceit upon any client or participant or prospective client or participant” and prohibit a CPO from advertising in a manner which “operates as a fraud or deceit upon any client or participant or prospective client or participant,” respectively. USCF consented to entry of the CFTC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Pursuant to the SEC Order and the CFTC Order, in addition to the command to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, Section 4o(1)(B) of the CEA, and CFTC Regulation 4.14(a)(2), civil monetary penalties totaling two million five hundred thousand dollars ($2,500,000) in the aggregate were required to be paid to the SEC and CFTC, of which one million two hundred fifty thousand dollars ($1,250,000) was paid by USCF to each of the SEC and the CFTC, respectively, pursuant to the offsets permitted under the orders.

In re: United States Oil Fund, LP Securities Litigation

On June 19, 2020, USCF, USO, John P. Love, and Stuart P. Crumbaugh were named as defendants in a putative class action filed by purported shareholder Robert Lucas (the “Lucas Class Action”). The Court thereafter consolidated the Lucas Class Action with two related putative class actions filed on July 31, 2020 and August 13, 2020, and appointed a lead plaintiff. The consolidated class action is pending in the U.S. District Court for the Southern District of New York under the caption In re: United States Oil Fund, LP Securities Litigation, Civil Action No. 1:20-cv-04740.

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On November 30, 2020, the lead plaintiff filed an amended complaint (the “Amended Lucas Class Complaint”). The Amended Lucas Class Complaint asserts claims under the 1933 Act, the 1934 Act, and Rule 10b-5. The Amended Lucas Class Complaint challenges statements in registration statements that became effective on February 25, 2020 and March 23, 2020 as well as subsequent public statements through April 2020 concerning certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The Amended Lucas Class Complaint purports to have been brought by an investor in USO on behalf of a class of similarly-situated shareholders who purchased USO securities between February 25, 2020 and April 28, 2020 and pursuant to the challenged registration statements. The Amended Lucas Class Complaint seeks to certify a class and to award the class compensatory damages at an amount to be determined at trial as well as costs and attorney’s fees. The Amended Lucas Class Complaint named as defendants USCF, USO, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III, as well as the marketing agent, ALPS Distributors, Inc., and the Authorized Participants: ABN Amro, BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corporation, Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC.

The lead plaintiff has filed a notice of voluntary dismissal of its claims against BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Morgan Stanley & Company, Inc., Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities LLC, and UBS Securities LLC.

USCF, USO, and the individual defendants in In re: United States Oil Fund, LP Securities Litigation intend to vigorously contest such claims and have moved for their dismissal.

Wang Class Action

On July 10, 2020, purported shareholder Momo Wang filed a putative class action complaint, individually and on behalf of others similarly situated, against defendants USO, USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F. Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, Malcolm R. Fobes, III, ABN Amro, BNP Paribas Securities Corp., Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, JP Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC, in the U.S. District Court for the Northern District of California as Civil Action No. 3:20-cv-4596 (the “Wang Class Action”).

The Wang Class Action asserted federal securities claims under the 1933 Act, challenging disclosures in a March 19, 2020 registration statement. It alleged that the defendants failed to disclose to investors in USO certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The Wang Class Action was voluntarily dismissed on August 4, 2020.

Mehan Action

On August 10, 2020, purported shareholder Darshan Mehan filed a derivative action on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes, III (the “Mehan Action”). The action is pending in the Superior Court of the State of California for the County of Alameda as Case No. RG20070732.

The Mehan Action alleges that the defendants breached their fiduciary duties to USO and failed to act in good faith in connection with a March 19, 2020 registration statement and offering and disclosures regarding certain extraordinary market conditions that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. All proceedings in the Mehan Action are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest such claims.

In re United States Oil Fund, LP Derivative Litigation

On August 27, 2020, purported shareholders Michael Cantrell and AML Pharm. Inc. DBA Golden International filed two separate derivative actions on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Andrew F Ngim, Gordon L. Ellis, Malcolm R. Fobes, III, Nicholas D. Gerber, Robert L. Nguyen, and Peter M. Robinson in the U.S. District Court for the Southern District of New York at Civil Action No. 1:20-cv-06974 (the “Cantrell Action”) and Civil Action No. 1:20-cv-06981 (the “AML Action”), respectively.

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The complaints in the Cantrell and AML Actions are nearly identical. They each allege violations of Sections 10(b), 20(a) and 21D of the 1934 Act, Rule 10b-5 thereunder, and common law claims of breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. These allegations stem from USO’s disclosures and defendants’ alleged actions in light of the extraordinary market conditions in 2020 that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaints seek, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. The plaintiffs in the Cantrell and AML Actions have marked their actions as related to the Lucas Class Action.

The Court consolidated the Cantrell and AML Actions under the caption In re United States Oil Fund, LP Derivative Litigation, Civil Action No. 1:20-cv-06974 and appointed co-lead counsel. All proceedings in In re United States Oil Fund, LP Derivative Litigation are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest the claims in In re United States Oil Fund, LP Derivative Litigation.

Optimum Strategies Action

On April 6, 2022, USO and USCF were named as defendants in an action filed by Optimum Strategies Fund I, LP, a purported investor in call option contracts on USO (the “Optimum Strategies Action”). The action is pending in the U.S. District Court for the District of Connecticut at Civil Action No. 3:22-cv-00511.

The Optimum Strategies Action asserts claims under the Securities Exchange Act of 1934, as amended (the “1934 Act”), Rule 10b-5 thereunder, and the Connecticut Uniform Securities Act (“CUSA”). It purports to challenge statements in registration statements that became effective in February 2020, March 2020, and on April 20, 2020, as well as public statements between February 2020 and May 2020, in connection with certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks damages, interest, costs, attorney’s fees, and equitable relief.

On March 15, 2023, the court granted the USO defendants’ motion to dismiss the complaint. In its ruling, the court granted the USO defendants’ motion to dismiss, with prejudice, the plaintiff’s claims under Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and a claim for control person liability under Section 20(a) of the Exchange Act. Having dismissed all claims over which the court had original jurisdiction, the court declined to exercise supplemental jurisdiction over the plaintiff’s state law claim under CUSA and dismissed the claim without prejudice. No notice of appeal was filed.

Legal Opinion

Eversheds Sutherland (US) LLP is counsel to and advises USO and USCF with respect to the shares being offered hereby and has passed upon the validity of the shares being issued hereunder. Eversheds Sutherland (US) LLP has also provided USCF with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the statements of financial condition of USO as of December 31, 2022 and December 31, 2021, including the schedule of investments as of December 31, 2022 and 2021, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2022, 2021, and 2020, that appear in the annual report on Form 10-K that is incorporated by reference. The financial statements of USO in the Form 10-K were included therein in reliance upon the report of Spicer Jeffries LLP dated March 1, 2023, given on its authority of such firm as experts in accounting and auditing.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares in USO, and the U.S. federal income tax treatment of USO, as of the date hereof. In general, this discussion is applicable to a shareholder who holds its shares as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in shares. For example, we have not described tax consequences that may be relevant to certain types of shareholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities, or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, or holders of shares whose “functional currency” is not the U.S. dollar.

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Furthermore, the discussion below is based upon the provisions of the Code and U.S. Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

Investors considering the purchase, ownership or disposition of shares should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. shareholder” is a beneficial owner of a share that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax, regardless of its source; or (iv) a trust (x) the administration of which is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (y) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a “United States person” (within the meaning of the Code). A “non-U.S. shareholder” generally is a beneficial owner of a share that is neither a U.S. shareholder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our shares, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership, or a partner of a partnership, holding our shares should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of investing in our shares.

USCF, on behalf of USO, has received the opinion of Eversheds Sutherland (US) LLP, counsel to USO, that the material U.S. federal income tax consequences to USO and to U.S. shareholders and non-U.S. shareholders will be as described below. In rendering its opinion, Eversheds Sutherland (US) LLP has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by USO and USCF. The opinion of Eversheds Sutherland (US) LLP is not binding on the IRS, and as a result, the IRS may not agree with the U.S. federal income tax positions taken by USO. If challenged by the IRS, USO’s U.S. federal income tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting USO or prospective investors.

INVESTORS CONSIDERING THE PURCHASE OF SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, STATE, LOCAL AND FOREIGN LAWS, AND TAX TREATIES.

U.S. Federal Income Tax Status of USO

USO is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and is treated as a partnership for U.S. federal income tax purposes. In addition, the trading of shares on the NYSA Arca will cause USO to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation for U.S. federal income tax purposes. The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (the “qualifying income exception”). For this purpose, Code section 7704 defines “qualifying income” as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gain from such commodities and futures, forwards and options with respect to commodities. USO and USCF have represented, among other items, the following to Eversheds Sutherland (US) LLP:

•	At least 90% of USO’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);
•	USO is organized and operated in accordance with its governing agreements and applicable law;
•	USL (i) has not registered, and will not register, under the Investment Company Act of 1940, as amended, as a management company or unit investment trust, and (ii) has not elected, and will not elect to be treated as a business development company under the Investment Company Act of 1940, as amended;
•	USO has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Eversheds Sutherland (US) LLP is of the opinion that USO will be classified as a partnership for U.S. federal income tax purposes and that it is not taxable as a corporation for such purposes. USO’s taxation as a partnership rather than a corporation will require USCF to conduct USO’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that USO’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Eversheds Sutherland (US) LLP will not review USO’s ongoing compliance with these requirements and will have no obligation to advise USO or USO’s shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

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If USO failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, USO would be taxable as a corporation for U.S. federal income tax purposes and would be subject to U.S. federal income tax imposed at the corporate flat rate of 21%. In that event, shareholders would not report their share of USO’s income or loss on their U.S. federal income tax returns. In addition, any distributions to shareholders would be treated as dividends to the extent of USO’s current and accumulated earnings and profits. Subject to holding period and other requirements, any such dividend to a non-corporate distributee may be a qualified dividend that is subject to U.S. federal income tax at the lower maximum U.S. federal income tax rates applicable to long-term capital gains, and corporate distributees may be eligible for the dividends-received deduction. To the extent a distribution exceeded USO’s current and accumulated earnings and profits, the distribution would be treated as a return of capital to the extent of a shareholder’s adjusted tax basis in its shares, and would reduce the shareholder’s adjusted tax basis in its shares accordingly (but not below zero), and to the extent that the amount of the distribution exceeded the shareholder’s adjusted tax basis in its shares, such excess is treated as gain from the sale or exchange of property. Accordingly, if USO were to be treated as a corporation for U.S. federal income tax purposes, such treatment would likely have a material adverse effect on the economic return from an investment in USO and on the value of the shares.

The remainder of this summary assumes that USO is classified as a partnership for U.S. federal income tax purposes and not taxable as a corporation.

U.S. Shareholders

U.S. Federal Income Tax Consequences of Ownership of Shares

Taxation of USO’s Income. No U.S. federal income tax is paid by USO on its income. Instead, USO files annual information returns, and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deduction, and credit of USO. For example, shareholders must take into account their share of ordinary income realized by USO from accruals of interest on Treasuries and other investments, and their share of gain from Oil Interests. These items must be reported by the applicable shareholder without regard to the amount (if any) of cash or property the shareholder receives as a distribution from USO during the taxable year. Consequently, a shareholder may be allocated income or gain by USO but receive no cash distribution with which to pay its tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability. Because USCF currently does not intend to make distributions, it is likely that in any year USO realizes net income and/or gain, a U.S. shareholder will be required to pay taxes on its allocable share of such income or gain from sources other than USO distributions.

Allocations of USO’s Profit and Loss. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.”

An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below concerning certain conventions to be used by USO, allocations of USO income pursuant to the LP Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in USO.

In general, USO applies a monthly closing-of-the-books convention in determining allocations of economic profit or loss to shareholders. Income, gain, loss and deduction are determined on a monthly “mark-to-market” basis, taking into account accrued income and deductions and realized and unrealized gains and losses for the month. Items of taxable income, deduction, gain, loss and credit recognized by USO for U.S. federal income tax purposes for any taxable year are allocated among holders in a manner that equitably reflects the allocation of economic profit or loss.

Under the monthly allocation convention used by USO, an investor who holds a share as of the close of business on the last trading day of the previous month will be treated for purposes of making allocations as if it owned the share throughout the current month even if such investor disposes of such share during the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because the investor is deemed to hold the share through the last day of May), but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March.

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Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares.

By investing in shares, a U.S. shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. federal income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedules K-1, K-3, or any successor form provided to shareholders by USO.

USO applies certain conventions in determining and allocating items for tax purposes in order to reduce the complexity and costs of administration. USCF believes that application of these conventions is consistent with the intent of the partnership provisions of the Code and the applicable Treasury Regulations, and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in USO for U.S. federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with methods permitted under the applicable Treasury Regulations, as well as the legislative history for the provisions that require allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge USO’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or U.S. Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. USCF is authorized to revise our allocation method to conform to the requirements of future U.S. Treasury Regulations.

The assumptions and conventions used in making tax allocations may cause a shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by USO during the period it held its shares. This “mismatch” between taxable and economic income or loss in some cases may be temporary, reversing itself in a later period when the shares are sold, but could be permanent.

Section 754 Election. USO has made the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that, in connection with secondary market sales, USO adjusts the purchaser’s proportionate share of the adjusted tax basis of its assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in our assets. The section 754 election is intended to eliminate disparities between a partner’s adjusted tax basis in its partnership interest and its share of the adjusted tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the adjusted tax bases of USO’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, USO will use certain simplifying conventions and assumptions. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some shareholders.

Mark-to-Market of Certain Exchange-Traded Contracts. For U.S. federal income tax purposes, USO generally is required to use a “mark-to-market” method of accounting under which unrealized gains and losses on instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking-to-market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.

Under these rules, section 1256 contracts held by USO at the end of each taxable year, including, for example, Futures Contracts and options on Futures Contracts traded on a U.S. exchange or board of trade or certain foreign exchanges, are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination, or marking to market of a section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

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Many of USO’s Futures Contracts and some of their other commodity interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of USO’s section 1256 contracts will be subject to 60-40 treatment and allocated to shareholders in accordance with the monthly allocation convention. Cleared swaps and other commodity swaps will likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to you by USO, including, but not limited to, those described below.

A shareholder’s deduction of its allocable share of any loss of USO is limited to the lesser of (1) the adjusted tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to USO’s activities. In general, the amount at risk will be your invested capital plus your share of any recourse debt of USO for which you are liable. Losses in excess of the lesser of (1) the adjusted tax basis in a shareholder’s share or (2) the amount at risk, must be deferred until years in which USO generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

For taxable years beginning before January 1, 2026, otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are not deductible. For taxable years beginning on or after January 1, 2026, such miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, USO believes management fees USO pays to USCF and other expenses it incurs will constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. In addition, for taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or
•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For taxable years beginning before January 1, 2026, noncorporate shareholders are entitled to a deduction (subject to certain limitations) equal to their “combined qualified business income.” “Combined qualified business income” for this purpose includes 20% of a noncorporate taxpayer’s “qualified publicly traded partnership income.” In general, “qualified publicly traded partnership income” includes a noncorporate taxpayer’s allocable share of “qualified items” of income, gain, deduction, and loss. A “qualified item” for this purpose is an item of income, gain deduction, or loss that (1) is effectively connected with the conduct of a trade or business within the United States and (2) is includible income for the taxable year. As discussed below, although the matter is not free from doubt, USO believes that the activities directly conducted by USO will not result in USO being engaged in a trade or business within in the United States. See “Non-U.S. Shareholders—Withholding on Allocations and Distributions” below. As a result, we do not anticipate that any of our items of income, gain, deduction, or loss will be reported as “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.” “Qualified publicly traded partnership income” also includes any gain or loss from the sale of an interest in a partnership to the extent attributable to “unrealized receivables” or “inventory” under section 751 (for a discussion of section 751, see “Tax Consequences of Disposition of Shares” below). A noncorporate taxpayer that recognizes any gain or loss from the sale of an interest in USO that is attributable to “unrealized receivables” or “inventory” under section 751 should consult with such taxpayer’s tax advisor to determine whether any portion of such gain or loss constitutes “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.”

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A taxpayer is generally prohibited from deducting business interest to the extent that it exceeds the sum of (i) business interest income of such taxpayer, (ii) 30% of the adjusted taxable income of such taxpayer, plus (iii) the floor plan financing interest of such taxpayer. In the case of partnerships, this determination is made at the partnership level. To the extent that the business income of the partnership exceeds the amount necessary to absorb all of the partnership’s business interest, such excess amount is allocated to the partners as excess business income, which amount may be used against any business interest of the partner (but not any other partnerships). To the extent that the partnership has any disallowed business interest expense, such amount is allocated among the partners, reduces the partners’ adjusted tax basis in their partnership interests by their allocable shares, and is carried forward to future years. Such carryforward may only be used as a deduction to the extent that the partnership has excess business income in the future. In the event that a partner transfers a partnership interest with any excess business interest carryforward amounts, such amounts increase the partner’s adjusted tax basis in its partnership interest immediately before the transfer. Although it is not free from doubt, USO does not anticipate that it will be treated as engaged in a trade or business. As a result, USO does not anticipate that any portion of its interest expense (if any) will constitute business interest or that shareholders will be allocated any excess business income as a result of holding USO shares.

Noncorporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” “Investment interest expense” of a shareholder will generally include any interest accrued by USO and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income), less deductible expenses other than interest directly connected with the production of investment income.

To the extent that USO allocates allocate losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, the U.S. Treasury Regulations thereunder, or other U.S. federal income tax authorities, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by USO for a particular taxable year, and in the same year be allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code, the U.S. Treasury Regulations thereunder, and other U.S. federal income tax authorities on their ability to deduct your allocable share of USO’s losses and expenses.

Tax Basis of Shares

A shareholder’s adjusted tax basis in its shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from USO and (3) its ability to utilize its distributive share of any losses of USO on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of USO’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of USO as to which the shareholder or an affiliate is the creditor, guarantor, or otherwise bears the economic risk of loss (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of USO that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s adjusted tax basis in its shares generally will be (1) increased by (a) its allocable share of USO’s taxable income and gain and (b) any additional contributions by the shareholder to USO and (2) decreased (but not below zero) by (a) its allocable share of USO’s tax deductions and losses and (b) any distributions by USO to the shareholder. For this purpose, a net increase in a shareholder’s share of USO’s liabilities will be treated as a contribution of cash by the shareholder to USO and a net decrease in that share will be treated as a distribution of cash by USO to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” adjusted tax basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher adjusted tax basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified adjusted tax basis in its shares to the shares sold.

Treatment of USO Distributions. If USO makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in USO immediately before the distribution. Any cash distributions in excess of a shareholder’s adjusted tax basis generally will be treated as gain from the sale or exchange of shares.

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U.S. Federal Income Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash and the fair market value of other property received, plus its share of any USO debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the U.S. Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is unable to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in USO that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in USO.

Under section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by USO. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by USO. However, the short-term capital gain on section 1256 contracts resulting from 60 – 40 treatment, described above, should not be subject to this rule.

If some or all of your shares are lent by your broker or other agent to a third party — for example, for use by the third party in covering a short sale — you may be considered as having made a taxable disposition of the loaned shares. Shareholders desiring to avoid the possible consequences of a deemed disposition of their shares are urged to seek advice from their tax advisors.

Other U.S. Federal Income Tax Matters

Information Reporting. USO will report tax information to the beneficial owners of shares and the IRS. Shareholders of USO are generally treated as its beneficial owners for U.S. federal income tax purposes. Accordingly, USO will furnish its shareholders each year with tax information on IRS Schedules K-1 or K-3 (Form 1065), as applicable, which will be used by the shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners, but who have the capacity to exercise substantial dominion and control over the assigned partnership interests, will be considered beneficial owners for U.S. federal income tax purposes. On the basis of such ruling and except as otherwise provided herein, USO will treat any person whose shares are held on their behalf by a broker or other nominee as a shareholder, if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the shares.

Persons who hold an interest in USO as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of shares acquired or transferred for the beneficial owner; and (4) certain information, including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to USO. Penalties may apply with respect to the failure to report required information.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by USO. Partnerships are generally treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction, and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders.

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USO may be liable for U.S. federal income tax on any “imputed underpayment” resulting from an adjustment due to an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If USO is required to pay any U.S. federal income tax arising from an imputed underpayment, the resulting tax liability would reduce the net assets of USO and would likely have an adverse impact on the value of the shares. Under certain circumstances, USO may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as USO to elect this treatment is uncertain. If the election is made, USO would be required to provide shareholders who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The shareholders would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The Code generally requires USO to designate one person as the “partnership representative” who has sole authority to defend against an audit with the IRS, challenge any adjustment in a court of law, and settle any audit or other proceeding. The LP Agreement appoints USCF as the partnership representative of USO.

Reportable Transaction Disclosure Rules. In certain circumstances the Code, U.S. Treasury Regulations, and certain IRS administrative guidance require that the IRS be notified of certain taxable transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions, irrespective of whether they are structured to achieve particular tax benefits. These disclosure rules could require disclosure by USO or shareholders if a shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its shares or possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally is an adjusted tax basis equal to and solely determined by the amount of cash paid by the taxpayer for such asset), and satisfies certain other requirements, they do apply to a loss recognized with respect to interests in a pass-through entity, such as the shares. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax on Investment Income. Individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly), and certain estates and trusts, are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, rents, and net capital gains (other than certain amounts earned from trades or businesses). The income subject to the additional 3.8% tax includes any income from businesses involved in the trading of financial instruments or commodities.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership, such as USO is a qualified publicly traded partnership is made on an annual basis. USO expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. shareholders who derive U.S. source income or gain from investing or engaging in a U.S. business are subject to tax in the United States with respect to two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a withholding tax imposed at a 30% rate, which may be reduced for certain categories of income by an income tax treaty between the United States and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. shareholder who is a partner in a partnership that is engaged in the conduct of a U.S. trade or business during a taxable year will also be considered to be engaged in the conduct of a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in the conduct of a U.S. trade or business, unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, USO believes that the activities directly conducted by USO will not result in USO being engaged in the conduct of a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that USO’s activities constitute a U.S. trade or business.

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In the event that USO’s activities were considered to constitute a U.S. trade or business, USO would be required to withhold at the highest rate specified in section 1 of the Code (currently 37% (39.6% for taxable years beginning after December 31, 2025)) on allocations of income to individual non-U.S. shareholders, and the highest rate specified in Code Section 11(b) (currently 21%) on allocations of income to and corporate non-U.S. shareholders, when such income is allocated or distributed. A non-U.S. shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the non-U.S. shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by USO on behalf of a non-U.S. shareholder will be treated as a distribution to the non-U.S. shareholder to the extent possible. In some cases, USO may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. shareholder, which may result in such cost being borne by USO, generally, and accordingly, by all shareholders.

If USO is not treated as engaged in the conduct of a U.S. trade or business, a non-U.S. shareholder may nevertheless be treated as having FDAP income, with respect to its allocable share of USO’s income that consists of FDAP income. Such allocations would be subject to withholding tax imposed at a 30% rate (possibly subject to reduction by an income tax treaty). Amounts withheld on behalf of a non-U.S. shareholder will be treated as being distributed to such shareholder to the extent possible. In some cases, USO may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. shareholder, which may result in such cost being borne by USO, generally, and accordingly, by all shareholders.

To the extent any interest income allocated to a non-U.S. shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in the conduct of a trade or business in the United States and provides USO with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

USO expect that most of its interest income will qualify as “portfolio interest.” In order for USO to avoid withholding on any interest income allocable to non-U.S. shareholders that would qualify as “portfolio interest,” it will be necessary for all non-U.S. shareholders to provide USO with a timely and properly completed and executed Form W-8BEN or W-8BEN-E (or other applicable form). If a non-U.S. shareholder fails to provide a properly completed Form W-8BEN, W-8BEN-E, or other applicable form, USCF may request that the non-U.S. shareholder provide, within 15 days after the request by USCF, a properly completed Form W-8BEN, W-8BEN-E, or other applicable form. If a non-U.S. shareholder fails to comply with this request, the shares owned by such non-U.S. shareholder will be subject to redemption.

U.S. Treasury Regulations require withholding on certain distributions occurring on or after January 1, 2023 made by a publicly traded partnership. An exception under these rules applies if a publicly traded partnership certifies that it is not engaged in a trade or business within the United States at any time during its taxable year through the publicly traded partnership’s designated date. In order to make this certification, the publicly traded partnership must issue a “qualified notice” indicating that it qualifies for this exception. A broker may not rely on such a certification if it has actual knowledge that the certification is incorrect or unreliable. USO intends to issue qualified notices that satisfy the applicable requirements and which confirms this exception from withholding. Certain aspects of these rules remain unclear. Until the IRS issues guidance further clarifying these rules, non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in our shares, and brokers are urged consult their tax advisors in making withholding decisions pursuant to these rules.

Gain from Sale of Shares. Gain from the sale or exchange of the shares may be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to withholding tax imposed at a rate of 30% on the amount of such individual’s gain. In addition, if USO is treated as being engaged in a U.S. trade or business, a portion of the gain on the sale or exchange will be treated as effectively connected income subject to U.S. federal income tax to the extent that a sale of USO’s assets would give rise to effectively connected income. Section 1446(f) of the Code provides that certain transfers of a partnership interest, including an interest in a publicly traded partnership, may be subject to withholding tax imposed at a rate of 10%.

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Under U.S. Treasury Regulations, brokers generally are required to withhold on certain transfers of interests in partnerships, including interests in publicly traded partnerships. An exception under these rules applies if a publicly traded partnership certifies that it is not engaged in a trade or business within the United States at any time during its taxable year through the publicly traded partnership’s designated date. In order to make this certification, the publicly traded partnership must issue a “qualified notice” indicating that it qualifies for this exception. A broker may not rely on such a certification if it has actual knowledge that the certification is incorrect or unreliable. USO intends to issue qualified notices that satisfy the applicable requirements and which confirms this exception from withholding. In addition, certain aspects of these rules remain unclear. Until the IRS issues guidance further clarifying these rules, non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in our shares, and brokers are urged to consult their tax advisors in making withholding decisions pursuant to these rules.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any non-U.S. shareholders that derive ECI and are classified as corporations for U.S. federal income tax purposes may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a corporate non-U.S. shareholder’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the conduct of the corporation’s U.S. trade or business but are not reinvested in a U.S. trade or business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. shareholder is a “qualified resident.”

Prospective non-U.S. shareholders should consult their tax advisor with regard to these and other issues unique to non-U.S. shareholders.

Backup Withholding

U.S. Shareholders.

A U.S. shareholder may be subject to information reporting and backup withholding when such U.S. shareholder receives taxable distributions on the shares and proceeds from the sale or other disposition of the shares (including a redemption of the shares). Certain U.S. shareholders, including but not limited to banks and corporations, generally are exempt from to information reporting or backup withholding. A U.S. shareholder will be subject to backup withholding if such U.S. shareholder is not otherwise exempt and such U.S. shareholder:

•	fails to furnish the U.S. shareholder’s U.S. taxpayer identification number or “TIN,” which, for an individual, generally is his or her U.S. social security number;
•	furnishes an incorrect U.S. TIN;
•	is notified by the IRS that the U.S. shareholder has failed properly to report payments of interest or dividends; or
•	fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. shareholder has furnished a correct U.S. TIN and that the IRS has not notified the U.S. shareholder that the U.S. shareholder is subject to backup withholding.

U.S. shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional U.S. federal income tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Shareholders.

The amount of taxable distributions that we pay to any non-U.S. shareholder on the shares will be reported to the non-U.S. shareholder and to the IRS annually on an IRS Form 1042-S, regardless of the amount of U.S. federal income tax withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities of the country in which the non-U.S. shareholder resides. However, a non-U.S. shareholder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the non-U.S. shareholder, provided that we do not have actual knowledge or reason to know that such non-U.S. shareholder is a “United States person” within the meaning of the Code, and the non-U.S. shareholder complies with applicable certification and disclosure requirements and furnishes to us the requisite information.

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If a non-U.S. shareholder sells or exchanges a share through a United States broker or the United States office of a foreign broker or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding, unless the non-U.S. shareholder provides a withholding certificate establishing that such holder is not a U.S. shareholder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. shareholder, or the non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a non-U.S. shareholder sells or exchanges a share through the foreign office of a broker who is a “United States person” (within the meaning of the Code) or a “U.S. middleman” (as that that term is defined under applicable U.S. Treasury Regulations), the proceeds from such sale or exchange will be subject to information reporting, unless the non-U.S. shareholder provides to such broker a withholding certificate establishing that such shareholder is not a U.S. shareholder and such broker does not have actual knowledge or reason to know that such evidence is false, or the non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. shareholder.

A non-U.S. shareholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. shareholder’s U.S. federal income tax liability or may claim a refund, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. shareholders are urged to consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act Provisions

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”), unless such FFIs either: (1) enter into an agreement with the U.S. Treasury Department to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners); or (2) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends. While the Code would also require withholding on the payments of the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which the owner holds its shares, a beneficial owner could be subject to this 30% withholding tax with respect to distributions on its shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Other Tax Considerations

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as foreign (non-U.S.) income taxes, state and local income taxes, unincorporated business taxes, business franchise taxes, gift and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which USO does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in USO. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Eversheds Sutherland (US) LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

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Certain ERISA and Related Considerations

General

Many employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA plan asset rules (“plan asset entity”); who has investment discretion should take into account before deciding to invest in the entity’s assets in USO. Employee benefit plans, plans defined under Section 4975 of the Code and plan asset entities are collectively referred to below as “plans”, and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA, the Code and applicable guidance as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in USO and the manner in which limited partnership interests should be purchased. USCF does not represent that the limited partnership interests hereby offered are appropriate for plans or any particular plan.

Special Investment Considerations

Investments by plans governed by ERISA are subject to ERISA’s fiduciary requirements, including the requirements of investment prudent and diversification. As a result, each plan fiduciary must consider the facts and circumstances that are relevant to their plan’s specific circumstances when evaluating an investment in USO, including the role that an investment in USO would play in the plan’s overall investment portfolio, taking into account the plan’s purpose, the risk and loss of potential return with respect to the investment, the liquidity, the current return of the total portfolio relative to the anticipated cash flow needs of the plan, and the projected return of the portfolio and relative to the plan’s investment objectives. Each plan fiduciary, before deciding to invest in USO, must be satisfied that its investment in the limited partnership interests in USO is prudent for the plan, that the investments of the plan are properly diversified and that an investment in USO complies with the terms of the plan.

USO and Plan Assets

Regulations issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed “plan assets” for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be deemed to be assets of a plan that purchases an equity interest in the partnership if the equity interest purchased qualifies as a publicly-offered security. If the underlying assets of a limited partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

An equity interest will qualify as a publicly offered security if it is:

1.	freely transferable (determined based on the relevant facts and circumstances);
2.	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and
3.	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

Regulations under ERISA state that the determination of whether a security is “freely transferable” is to be made based on all of the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and (3) any restriction on the substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

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USCF believes that the conditions described above are satisfied with respect to the limited partnership interests. USCF believes that the limited partnership interests therefore constitute publicly-offered securities, and the underlying assets of USO will not be deemed to be “plan assets” under applicable ERISA regulations.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving plans and persons who have certain specified relationships to plans.

In general, USO limited partnership interests may not be purchased with the assets of a plan if USCF, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any money or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any money or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in an equity interest is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in an equity interest share constitutes an arrangement under which USO is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the share, (3) the investing plan, by itself, has the authority or influence to cause USO to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause USO to engage in such transactions with such person.

Special IRA Rules

Individual retirement accounts (“IRAs”) are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from USO and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the limited partnership interests will be treated as a distribution from the IRA. Additionally, IRAs are prohibited from investing in certain commingled investments, and USCF makes no representation regarding whether an investment in limited partnership interests is an inappropriate commingled investment for an IRA. Finally, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Governmental plans and church plans are generally not subject to ERISA, and the above-described prohibited transaction provisions described above do not apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan should consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

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No view is expressed as to whether an investment in USO (and any continued investment in USO), or the operation and administration of USO, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in USO is not to be construed as a representation by USCF, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in USO in light of the circumstances of the particular plan, current tax law and ERISA.

THE FOREGOING SUMMARY OF ERISA CONSIDERATIONS IS BASED UPON ERISA, JUDICIAL DECISIONS, DEPARTMENT OF LABOR REGULATIONS AND RULINGS IN EXISTENCE ON THE DATE HEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE. THE SUMMARY IS GENERAL IN NATURE AND DOES NOT ADDRESS EVERY ERISA ISSUE THAT MAY BE APPLICABLE TO AN INVESTMENT IN USO OR TO A PARTICULAR INVESTOR.

Form of Shares

Registered Form. Shares are issued in registered form in accordance with the LP Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all limited partners and holders of the shares in certificated form in the registry (the “Register”). USCF recognizes transfers of shares in certificated form only if done in accordance with the LP Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in the Depository Trust Company (“DTC”).

Book Entry. Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC. DTC has advised USO as follows: DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

Transfers of Shares Only Through DTC. The shares are only transferable through the book-entry system of DTC. Limited partners who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

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DTC has advised USO that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Transfer/Application Requirements. All purchasers of USO’s shares, and potentially any purchasers of shares in the future, who wish to become limited partners or other record holders and receive cash distributions, if any, or have certain other rights, must deliver an executed transfer application in which the purchaser or transferee must certify that, among other things, he, she or it agrees to be bound by USO’s LP Agreement and is eligible to purchase USO’s securities. Each purchaser of shares offered by this prospectus must execute a transfer application and certification. The obligation to provide the form of transfer application will be imposed on the seller of shares or, if a purchase of shares is made through an exchange, the form may be obtained directly through USO. Further, USCF may request each record holder to furnish certain information, including that record holder’s nationality, citizenship or other related status. A record holder is a shareholder that is, or has applied to be, a limited partner. An investor who is not a U.S. resident may not be eligible to become a record holder or one of USO’s limited partners if that investor’s ownership would subject USO to the risk of cancellation or forfeiture of any of USO’s assets under any federal, state or local law or regulation. If the record holder fails to furnish the information or if USCF determines, on the basis of the information furnished by the holder in response to the request, that such holder is not qualified to become one of USO’s limited partners, USCF may be substituted as a holder for the record holder, who will then be treated as a non-citizen assignee, and USO will have the right to redeem those securities held by the record holder.

A transferee’s broker, agent or nominee may complete, execute and deliver a transfer application and certification. USO may, at its discretion, treat the nominee holder of a share as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

A person purchasing USO’s existing shares, who does not execute a transfer application and certify that the purchaser is eligible to purchase those securities acquires no rights in those securities other than the right to resell those securities. Whether or not a transfer application is received or the consent of USCF obtained, USO’s shares are securities and are transferable according to the laws governing transfers of securities.

Any transfer of shares will not be recorded by the transfer agent or recognized by USCF unless a completed transfer application is delivered to USCF or the Administrator. When acquiring shares, the transferee of such shares that completes a transfer application will:

•	be an assignee until admitted as a substituted limited partner upon the consent and sole discretion of USCF and the recording of the assignment on the books and records of the partnership;
•	automatically request admission as a substituted limited partner;
•	agree to be bound by the terms and conditions of, and execute, the LP Agreement;
•	represent that such transferee has the capacity and authority to enter into the LP Agreement;
•	grant powers of attorney to USCF and any liquidator of USO; and
•	make the consents and waivers contained in the LP Agreement.

An assignee will become a limited partner in respect of the transferred shares upon the consent of USCF and the recordation of the name of the assignee on USO’s books and records. Such consent may be withheld in the sole discretion of USCF.

If consent of USCF is withheld, such transferee shall be an assignee. An assignee shall have an interest in the partnership equivalent to that of a limited partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the partnership. With respect to voting rights attributable to shares that are held by assignees, USCF shall be deemed to be the limited partner with respect thereto and shall, in exercising the voting rights in respect of such shares on any matter, vote such shares at the written direction of the assignee who is the record holder of such shares. If no such written direction is received, such shares will not be voted. An assignee shall have no other rights of a limited partner.

Until a share has been transferred on USO’s books, USO and the transfer agent may treat the record holder of the share as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

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What is the Plan of Distribution?

Buying and Selling Shares

Most investors buy and sell shares of USO in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “USO.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of USO’s shares is a best efforts offering. USO continuously offers Creation Baskets consisting of 100,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants pay a $1,000 fee for each order they place to create or redeem one or more Creation Baskets or Redemption Baskets. Through September 30, 2022, the fee of the Marketing Agent, which is borne by USCF, was equal to $425,000 per annum plus an incentive fee of 0.06% on USO’s assets from $0-500 million; 0.04% on USO’s assets from $500 million-$4 billion; and 0.03% on USO’s assets in excess of $4 billion. The agreement with the Marketing Agent has been amended and, commencing October 1, 2022, the fee of the Marketing Agent, which is calculated daily and payable monthly and borne by USCF, is equal to $425,000 per annum plus an incentive fee of 0.025% of USO’s total net assets. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of USO calculated shortly after the close of the core trading session on the NYSE Arca on that day divided by the number of issued and outstanding shares. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

When an Authorized Participant executes an agreement with USCF on behalf of USO (each such agreement, an “Authorized Participant Agreement,”), such Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, USO. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create.

As of June 30, 2023, USO had the following Authorized Participants: ABN Amro, BNP Paribas Securities Corp., Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Goldman Sachs & Company, JP Morgan Securities LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Company Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Americas LLC.

Because new shares can be created and issued on an ongoing basis, at any point during the life of USO, a “distribution”, as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter.

Authorized Participants will comply with the prospectus-delivery requirements in connection with the sale of shares to customers. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Basket from USO, breaks the Creation Basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. Authorized Participants may also engage in secondary market transactions in shares that would not be deemed “underwriting”. For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

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Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

USCF may qualify the shares in states selected by USCF and intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by USCF, they will not be entitled to receive a discount or commission from USO for their purchases of Creation Baskets.

Calculating Per Share NAV

USO’s per share NAV is calculated by:

•	Taking the current market value of its total assets;
•	Subtracting any liabilities; and
•	Dividing that total by the total number of outstanding shares.

The Administrator calculates the per share NAV of USO once each NYSE Arca trading day. The per share NAV for a normal trading day is released after 4:00 p.m. Eastern time. Trading during the core trading session on the NYSE Arca (normally 9:30 a.m. to 4:00 p.m. Eastern time. The Administrator uses the NYMEX closing price (determined at the earlier of the close of the NYMEX or 2:30 p.m. Eastern time) for the Oil Futures Contracts traded on the NYMEX and ICE Futures, but calculates or determines the value of all other USO investments (including Oil Futures Contracts not traded on the NYMEX and ICE Futures, Other Oil-Related Investments and Treasuries) using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. Eastern time, in accordance with the current Administrative Agency Agreement among the Administrator, USO and USCF. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by USO in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to USO for use by investors and market professionals, ICE Data Indices, LLC calculates and disseminates throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value is calculated by using the prior day’s closing per share NAV of USO as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade prices for the Oil Futures Contracts and Other Oil-Related Investments held by USO. The indicative fund value share basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the per share NAV, because the per share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of USO’s investments.

The indicative fund value is disseminated on a per share basis every 15 seconds during the regular NYSE Arca core trading session hours of 9:30 a.m. Eastern time to 4:00 p.m. Eastern time. The normal trading hours of the NYMEX are 6:00 p.m. Eastern time to 5:00 p.m. Eastern time the next day and its closing settlement price is set as of 2:30 p.m. Eastern time. ICE Futures normal trading hours for its Oil Futures Contracts are 8:00 p.m. Eastern time until 6:00 p.m. Eastern time the next day. ICE Futures also sets its settlement price as of 2:30 p.m. Eastern time each trading day. The indicative fund value: (1) from 9:30 a.m. Eastern time to 2:30 p.m. Eastern time includes the real-time prices of the USO’s holdings of Oil Futures Contracts traded on the NYMEX and ICE Futures; and (2) thereafter, from that time to the close of the NYSE Arca core trading session, is based on the 2:30 p.m. settlement prices of Oil Futures Contracts traded on the NYMEX and ICE Futures, which are the same prices used for valuing such contracts in determining USO’s official end of day NAV. Therefore, a static indicative fund value is disseminated between the time the settlement price is published (at approximately 2:30 p.m. Eastern time) for NYMEX and ICE Futures and the close of the NYSE Arca core trading session.

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In addition, the indicative fund value calculation includes other Oil Futures Contracts (i.e., other than Oil Futures Contracts traded on NYMEX or ICE Futures) and Other Oil-Related Investments held by USO by using the prices of the Oil Futures Contracts traded on NYMEX or ICE Futures referenced in, or used as the basis for, the prices of these other Oil Futures Contracts and Other Oil-Related Investments. Such other Oil Futures Contracts and Other Oil-Related Investments, like Oil Futures Contracts traded on the NYMEX and ICE Futures referenced above, also are valued using the real-time prices of Oil Futures Contracts traded on the NYMEX and ICE Futures up until approximately 2:30 p.m. Eastern time, and, thereafter, to the close of the NYSE Arca Core Trading Session, based on the 2:30 p.m. settlement prices of Oil Futures Contracts traded on the NYMEX and ICE Futures. Therefore, the prices in the indicative fund value relating to such other Oil Futures Contracts and Other Oil-Related Investments are static between the time the settlement price is published for NYMEX and ICE Futures and the close of the NYSE Arca Core Trading Session. While the end of day value of Treasuries, cash and cash equivalents are included in USO’s prior end of day NAV, to which changes in the value of Oil Futures Contracts and Other Oil-Related Investments are applied in calculating the indicative fund value, intraday changes in the value of Treasuries, cash and cash equivalents are not applied in calculating the indicative fund value

ICE Data Indices, LLC disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is available through online information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of USO shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of USO and the indicative fund value.

USO reserves the right to adjust the share price of USO in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per share, but would have no effect on the net assets of USO or the proportionate voting rights of shareholders or limited partners.

Creation and Redemption of Shares

USO creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USO or the distribution by USO of the amount of Treasuries and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. Eastern time on the day the order to create or redeem baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with USCF on behalf of USO (each such agreement, an “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by USO, without the consent of any limited partner or shareholder or Authorized Participant. Authorized Participants will pay a transaction fee of $1,000 to USO for each order they place to create one or more Creation Baskets or to redeem one or more Redemption Baskets. The transaction fee may be reduced, increased, or otherwise changed by USCF. Authorized Participants who make deposits with USO in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either USO or USCF, and no such person will have any obligation or responsibility to USCF or USO to effect any sale or resale of shares.

Certain Authorized Participants are expected to be capable of participating directly in the physical crude oil market and the crude oil futures market. In some cases, Authorized Participants or their affiliates may from time to time buy or sell crude oil or Oil Interests and may profit in these instances. USCF believes that the size and operation of the crude oil market make it unlikely that an Authorized Participant’s direct activities in the crude oil or securities markets will significantly affect the price of crude oil, Oil Interests or the price of the shares.

Each Authorized Participant is required to be registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

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Under the Authorized Participant Agreement, USCF, and USO under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the LP Agreement and the form of Authorized Participant Agreement for more detail, each of which is incorporated by reference into this prospectus.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Treasuries, cash or a combination of Treasuries and cash, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian, and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC energy transaction (through itself or a designated acceptable broker) with USO for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and types of contracts specified shall be determined by USCF, in its sole discretion, to meet USO’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of shares.

Determination of Required Deposits

The total deposit required to create each Creation Basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of USO (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. USCF determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury and proportions of Treasury and cash that may be included in deposits to create baskets. The Marketing Agent will publish such requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 p.m. New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for transferring to USO’s account with the Custodian the required amount of Treasuries and cash by the end of the second business day following the purchase order date. Upon receipt of the deposit amount, the Administrator directs DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the second business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of USO shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by 12:00 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until after 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. USO’s per share NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

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Rejection of Purchase Orders

USCF acting by itself or through the Marketing Agent shall have the absolute right but no obligation to reject a purchase order or a Creation Basket Deposit if:

•	it determines that the investment alternative available to USO at that time will not enable it to meet its investment objective;
•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;
•	it believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to USO, the limited partners or its shareholders;
•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to USCF, be unlawful; or
•	circumstances outside the control of USCF, Marketing Agent or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

None of USCF, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to USO, as described below. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to USO’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to USO’s account with the Custodian not later than 3:00 p.m. New York time on the second business day following the effective date of the redemption order (“Redemption Distribution Date”), and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC energy transaction (through itself or a designated acceptable broker) with USO for the sale of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2) above, the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet USO’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from USO consists of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash that is in the same proportion to the total assets of USO (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. USCF, directly or in consultation with the Administrator, determines the requirements for Treasuries and the amounts of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

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Delivery of Redemption Distribution

The redemption distribution due from USO will be delivered to the Authorized Participant by 3:00 p.m. New York time on the second business day following the redemption order date if, by 3:00 p.m. New York time on such second business day, USO’s DTC account has been credited with the baskets to be redeemed. If USO’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if USO receives the fee applicable to the extension of the redemption distribution date which USCF may, from time to time, determine and the remaining baskets to be redeemed are credited to USO’s DTC account by 3:00 p.m. New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from USCF, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to USO’s DTC account by 3:00 p.m. New York time on the second business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as USCF may from time to time determine.

Suspension or Rejection of Redemption Orders

USCF may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or the NYMEX is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the NYMEX is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as USCF determines to be necessary for the protection of the limited partners or shareholders. For example, USCF may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of USO’s assets at an appropriate value to fund a redemption. If USCF has difficulty liquidating USO positions, e.g., because of a market disruption event in the futures markets, a suspension of trading by the exchange where the futures contracts are listed or an unanticipated delay in the liquidation of a position in an OTC contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of USCF, the Marketing Agent, the Administrator, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. USCF will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. USCF may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., one basket) or less, unless USCF has reason to believe that the placer of the redemption order does in fact possess all the outstanding shares and can deliver them.

Creation and Redemption Transaction Fee

To compensate USO for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to USO of $1,000 per order to create or redeem baskets, regardless of the number of baskets in such order. An order may include multiple baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. USCF shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify USCF and USO if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, USO creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USO or the distribution by USO of the amount of Treasuries and cash represented by the baskets being created or redeemed, the amount of which will be based on the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

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As discussed above, Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the NYSE Arca, the per share NAV of USO at the time the Authorized Participant purchased the Creation Baskets and the per share NAV at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Oil Futures Contracts market and the market for Other Oil-Related Investments.

Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with USO in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either USO or USCF, and no such person has any obligation or responsibility to USCF or USO to effect any sale or resale of shares. Shares trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share.

The amount of the discount or premium in the trading price relative to the per share NAV may be influenced by various factors, including, among other things, the number of investors who seek to purchase or sell shares in the secondary market, availability of Creation Baskets, the liquidity of the Oil Futures Contracts market and the market for Other Oil-Related Investments. In addition, while USO’s shares trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Oil Futures Contracts and Other Oil-Related Investments traded on the NYMEX may be reduced after the determination of the settlement price by the NYMEX at 2:30 p.m. New York time, USO’s NAV is calculated based on the settlement price of the Benchmark Oil Futures Contract at 2:30 p.m. New York time and the closing share price of USO on the NYSE takes into account changes in the price of the Benchmark Oil Futures Contract that occur after the settlement price is determined. As a result, during this time, particularly if USO has invested in Oil Futures Contracts and Other Oil-Related Investments traded on the NYMEX, trading spreads, and the resulting premium or discount, on the shares may widen.

Use of Proceeds

USCF causes USO to transfer the proceeds from the sale of Creation Baskets to the Custodian or other custodian for trading activities. USCF will invest USO’s assets in Oil Interests and investments in Treasuries, cash and/or cash equivalents. When USO purchases an Oil Futures Contract and certain exchange-traded Other Oil-Related Investments, USO is required to deposit typically 5% to 30% with the selling FCMs on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under Oil Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC contracts will generally impose similar collateral requirements on USO. USCF will invest the assets that remain after margin and collateral are posted in Treasuries, cash and/or cash equivalents subject to these margin and collateral requirements. USCF has sole authority to determine the percentage of assets that are:

•	held as margin or collateral with FCMs or other custodians;
•	used for other investments; and
•	held in bank accounts to pay current obligations and as reserves.

An FCM, a counterparty, a government agency, or a commodity exchange could increase margin or collateral requirements applicable to USO to hold trading positions at any time. The percentage of assets committed as margin may be substantially more, or less, than the 5% to 30% range described above. Ongoing margin and collateral payments will generally be required for both exchange-traded and OTC contracts based on changes in the value of the Oil Interests.

Furthermore, ongoing collateral requirements with respect to OTC contracts are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Oil Interests, and each party’s creditworthiness. Margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held. In light of the differing requirements for initial payments under exchange-traded and OTC contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of USO’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by USO will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for USO’s benefit.

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The assets of USO posted as margin for Oil Futures Contracts are held in segregated accounts pursuant to the CEA and CFTC regulations.

If USO enters into a swap agreement, USO must post both collateral and independent amounts to its swap counterparty(ies). The amount of collateral USO posts changes according to the amounts owed by USO to its counterparty on a given swap transaction, while independent amounts are fixed amounts posted by USO at the start of a swap transaction. Collateral and independent amounts posted to USO’s swap counterparties will be held by a third-party custodian.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the shares. You may rely only on the information contained in this prospectus or any applicable prospectus supplement. Neither USO nor USCF has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

USO uses the following promotional or sales material:

•	USO’s website, www.uscfinvestments.com.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part and have been submitted to the staff of the SEC for their review pursuant to Industry Guide 5. This section is provided here as a convenience to you.

INTELLECTUAL PROPERTY

USCF owns trademark registrations for UNITED STATES OIL FUND (U.S. Reg. No. 3240929) for “Investment services in the field of oil futures contracts and other oil interests,” in use since April 30, 2006, USO UNITED STATES OIL FUND, LP (and Flame Design) (U.S. Reg. No. 4440928) for “Financial investment services in the field of oil futures contracts, cash-settled options on oil futures contracts, forward contracts for oil, over-the-counter transactions based on the price of oil, and indices based on the foregoing,” in use since September 30, 2012, and THE ORIGINAL OIL ETF, (U.S. Reg. No. 4472747) for “Fund investment services in the field of oil futures contracts, cash-settled options on oil futures contracts, forward contracts for oil, over-the-counter transactions based on the price of oil, and indices based on the foregoing,” in use since September 23, 2013. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

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USCF owns trademark registrations for USCF (and Design) (U.S. Reg. No. 5127374) for “Fund investment services,” in use since April 10, 2016, USCF (U.S. Reg. No. 5040755) for “Fund investment services,” in use since June 24, 2008, and INVEST IN WHAT’S REAL (U.S. Reg. No. 5450808) for “Fund investment services,” in use since April 2016. USCF relies upon these trademarks and service mark through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. USCF has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

WHERE YOU CAN FIND MORE INFORMATION

USCF has filed on behalf of USO a registration statement on Form S-3 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about USO or the shares, please refer to the registration statement, which you may access online at www.sec.gov. Information about USO and the shares can also be obtained from USO’s website, http://www.uscfinvestments.com. USO’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. USO is subject to the informational requirements of the 1934 Act and USCF, on behalf of USO, will file certain reports and other information with the SEC under the 1934 Act. USCF will file an updated prospectus annually for USO pursuant to the 1933 Act. The reports and other information can be accessed online at www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in inflation in the United States, movements in the stock market, movements in U.S. and foreign currencies, and movements in the commodities markets and indexes that track such movements, USO’s operations, USCF’s plans and references to USO’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses USCF has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors Involved with an Investment in USO.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments USCF anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, USO’s operations or the value of its shares.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update, and where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC which is not deemed filed is not and will not be incorporated by reference. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 27, 2023.
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 filed with the SEC on May 8, 2023.
•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 filed with the SEC on August 4, 2023.
•	Current Report on Form 8-K filed with the SEC on April 3, 2023.
•	Current Report on Form 8-K filed with the SEC on August 8, 2023.
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We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

United States Oil Fund, LP
Attention: Katie Rooney
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, California 94596
510.522.9600

Privacy Policy

USO and USCF may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of USO.

USO and USCF do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, USO and USCF restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

USO and USCF maintain safeguards that comply with federal and applicable state law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom USO and USCF share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of USCF’s current Privacy Policy is available at http://www.uscfinvestments.com.

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APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

1933 Act: The Securities Act of 1933.

1934 Act: The Securities Exchange Act of 1934.

1940 Act: Investment Company Act of 1940.

Adjusted K-1: A statement to investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate setting forth their proportionate shares of the adjustment.

Administrator: BNY Mellon.

Authorized Participant: A person that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to USO.

Authorized Participant Agreement: An agreement with USCF on behalf of USO whereby a person becomes an Authorized Participant.

Backup Withholding: U.S. federal income tax that is required to be withheld.

Basket: A block of 100,000 shares.

Benchmark Oil Futures Contract: The futures contract on light, sweet crude oil as traded on the NYMEX that is the near month contract to expire and changes, over a ten-day period, into the NYMEX futures contract that is the next month to expire. The change from the near month contract to the next month contract occurs at the beginning of each month and will be approximately proportional, relative to total net assets, over each day of the ten-day roll period.

BNO: United States Brent Oil Fund, LP.

BNY Mellon: The Bank of New York Mellon.

Board: USCF’s board of directors.

Business Day: Any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded OTC or on an exchange or other trading platform.

Code: Internal Revenue Code of 1986, as amended.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

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CPER: United States Copper Index Fund.

Creation Basket: A block of 100,000 shares used by USO to issue shares.

Creation Basket Deposit: The total deposit required to create each basket.

Custodian: The Bank of New York Mellon.

DCM: Designated contract market.

DNO: United States Short Oil Fund, LP.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

DTEF: A derivatives transaction execution facility.

ECI: Income that is effectively connected with the conduct of a U.S. trade or business.

ERISA: Employee Retirement Income Security Act of 1974.

Exchange for Related Position (EFRP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFRP can include swaps, swap options, or other instruments traded in the OTC market. In order that an EFRP transaction can take place, the OTC side and futures components must be “substantially similar” in terms of either value and or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

FDAP: Amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business.

FCM: Futures Commission Merchant.

FFI: Foreign financial institution.

FINRA: Financial Industry Regulatory Authority.

ICE Futures Exchange (ICE Futures): The leading electronic regulated futures and options exchange for global energy markets. USO expects to invest primarily in futures contracts, and particularly in futures contracts traded on ICE Futures.

ICE WTI Contract: Cash-settled Oil Futures Contracts based on the price of the light, sweet crude oil known as West Texas Intermediate traded on ICE Futures.

IGA: Intergovernmental agreement.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRA: Individual retirement account.

IRS: U.S. Internal Revenue Service.

ISDA: International Swaps and Derivatives Association, Inc.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

LLC Agreement: The Sixth Amended and Restated Limited Liability Company Agreement of USCF, dated as of May 15, 2015 (as amended from time to time).

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LP Agreement: The Seventh Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017.

Management Directors: The four management directors that make up USCF’s board of directors.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

Marygold: The Marygold Companies, Inc., formerly Concierge Technologies Inc., a company publicly traded under the ticker symbol “MGLD.”

NAV: Net asset value of USO.

NFA: National Futures Association.

New York Mercantile Exchange (NYMEX): The primary exchange on which futures contracts are traded in the U.S. USO expects to invest primarily in futures contracts, and particularly in futures contracts traded on the NYMEX. USO expressly disclaims any association with the NYMEX or endorsement of USO by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NYSE Arca: NYSE Arca, Inc.

Oil Futures Contracts: Futures contracts for crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges.

Oil Interests: Oil Futures Contracts and Other Oil-Related Investments.

OPEC: Organization of the Petroleum Exporting Countries.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Oil-Related Investments: Other crude oil-related investments other than Oil Futures Contracts such as cash-settled options on Oil Futures Contracts, forward contracts for crude oil, and OTC transactions that are based on the price of crude oil and other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing.

OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Position Limits Rule: Regulatory limits imposed by the CFTC on speculative positions in certain physical commodity futures and option contracts and swaps that are economically equivalent to such contracts in the agriculture, energy and metals markets and rules addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control.

Prudential Regulators: The CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit Administration and the Federal Housing Finance Agency, collectively.

Redemption Basket: A block of 100,000 shares used by USO to redeem shares.

Redemption Order Date: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

Register: The record of all Shareholders and holders of the shares in certificated form kept by the Administrator.

Related Public Funds: United States 12 Month Natural Gas Fund, LP (“UNL”); United States 12 Month Oil Fund, LP (“USL”); United States Brent Oil Fund, LP (“BNO”); United States Gasoline Fund, LP (“UGA”); United States Natural Gas Fund, LP (“UNG”); United States Copper Index Fund (“CPER”); United States Commodity Index Fund (“USCI”).

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SEC: Securities and Exchange Commission.

SEF: A swap execution facility.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders: Holders of shares.

Shares: Common shares representing fractional undivided beneficial interests in USO.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Contract: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Swap transactions that are not cleared through central counterparties are called “uncleared” or “over-the-counter” (“OTC”) swaps.

Tracking Error: Possibility that the daily NAV of USO will not track the price of light, sweet crude oil.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

UBTI: Unrelated business taxable income.

UGA: United States Gasoline Fund, LP.

UHN: United States Diesel-Heating Oil Fund, LP.

UNG: United States Natural Gas Fund, LP.

UNL: United States 12 Month Natural Gas Fund, LP.

USCF: United States Commodity Funds LLC (the general partner), a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of USO.

USCF Investments: USCF Investments, Inc., formerly Wainwright Holdings, Inc.

USCI: United States Commodity Index Fund.

USL: United States 12 Month Oil Fund, LP.

USO: United States Oil Fund, LP.

Valuation Day: Any day as of which USO calculates its NAV.

WTI Contracts: The current or front month (“first month”) Oil Futures Contracts based on the price of the light, sweet crude oil known as West Texas Intermediate (“WTI”) or, which are priced off of the oil futures contracts based on WTI as traded on the NYMEX including the Benchmark Oil Futures Contracts and the ICE WTI Contract.

You: The owner or holder of shares.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

	Amount
Amount SEC registration fee (actual)		$0
NYSE Arca Listing Fee (actual)		$0
FINRA filing fees (actual)		N/A
Blue Sky expenses		N/A
Auditor’s fees and expenses (estimate)	$		[1]
Legal fees and expenses (estimate)		$25,000
Printing expenses (estimate)	$		[1]
Total	$		[1]
[1]	Because an indeterminable amount of securities is covered by this registration statement, the total expenses in connection with the issuance and distribution of the securities are, therefore, not currently determinable.

Item 15. Indemnification of Directors and Officers

USO shall, to the fullest extent permitted by law, but only out of USO assets, indemnify and hold harmless a general partner and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at USO’s request as directors, officers or trustees of another organization in which USO has an interest as a Shareholder, creditor or otherwise) and their respective Legal Representatives and successors (hereinafter referred to as a “Covered Person” against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a general partner or director or officer thereof, or by reason of its being or having been such a general partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable believe that such Covered Person’s action was in the best interest of USO, and except that no Covered Person shall be indemnified against any liability to USO or limited partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by USO in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to USO if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

As to any matter disposed of by a compromise payment by any such Covered Person, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of USO, after notice that it involved such indemnification by any disinterested person or persons to whom the questions may be referred by United States Commodity Funds LLC (“USCF”), the general partner, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of USO and that such indemnification would not protect such persons against any liability to USO or its limited partners to which such person would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Approval by any disinterested person or persons shall not prevent the recovery from persons as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of USO or to have been liable to USO or its limited partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

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The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. An “interested Covered Person” is one against whom the action, suit or other proceeding on the same or similar grounds is then or has been pending and a “disinterested person” is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this provision shall affect any rights to indemnification to which personnel of a general partner, other than directors and officers, and other persons may be entitled by contract or otherwise under law, nor the power of USO to purchase and maintain liability insurance on behalf of any such person.

Nothing in this provision shall be construed to subject any Covered Person to any liability to which he is not already liable under this Agreement or applicable law.

Each limited partner agrees that it will not hold any Affiliate or any officer, director, stockholder, partner, employee or agent of any Affiliate of USCF liable for any actions of USCF or any obligations arising under or in connection with this Agreement or the transactions contemplated hereby.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1(1)	Certificate of Limited Partnership of the registrant.

3.2(6)	Seventh Amended and Restated Agreement of Limited Partnership.

3.3(5)	Sixth Amended and Restated Limited Liability Company Agreement of USCF.

5.1(18)	Opinion of Eversheds Sutherland (US) LLP relating to the legality of the shares.

8.1(18)	Opinion of Eversheds Sutherland (US) LLP with respect to federal income tax consequences.

10.1(8)	Form of Initial Authorized Participant Agreement.

10.2(2)	Marketing Agent Agreement.

10.3(2)	Amendment Agreement to the Marketing Agent Agreement.

10.4(7)	Amendment No. 2 to the Marketing Agent Agreement.

10.5(10)	Third Amendment to the Marketing Agent Agreement.

10.6(12)	Amendment 5 to Marketing Agent Agreement.

10.7(9)	License Agreement between United States Commodity Funds LLC and New York Mercantile Exchange, Inc.

10.8(4)	Third Amendment to License Agreement between United States Commodity Funds LLC and New York Mercantile Exchange, Inc.

10.9(3)	Custodian Agreement.

10.10(3)	Administrative Agency Agreement.

10.11(11)	Form of Futures and Cleared Derivatives Transactions Customer Account Agreement.

10.12(13)	Form of Commodity Futures Customer Agreement.

10.13(15)	Form of Customer Agreement with E D & F Man Capital Markets Inc.

10.14(16)	Form of Customer Agreement with Macquarie Futures USA LLC.

10.15(19)	Form of Customer Agreement with ADM Investor Services, Inc.

23.1(18)	Consent of Eversheds Sutherland (US) LLP (incorporated by reference to exhibit numbers 5.1 and 8.1 hereto).

23.2*	Consent of independent registered public accounting firm.

107(17)	Filing Fee Exhibit
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*	Filed herewith.

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-124950) filed on May 16, 2005.

(2)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2009, filed on November 9, 2009.

(3)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on March 30, 2020.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on October 24, 2011.

(5)	Incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016.

(6)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on December 15, 2017.

(7)	Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2012, filed on August 9, 2012.

(8)	Incorporated by reference to the Registrant’s Form S-3 (File No. 333-209362) filed on February 3, 2016.

(9)	Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2007, filed on June 1, 2007.

(10)	Incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 27, 2013.

(11)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on October 10, 2013.

(12)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on October 03, 2022.

(13)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on May 29, 2020.

(14)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on June 15, 2020.

(15)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on June 9, 2020.

(16)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on December 7, 2020.

(17)	Incorporated by reference to Registrant’s Registration Statement filed on Form S-3 (File No. 333-272617), filed on June 13, 2023.

(18)	Incorporated by reference to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3 (File No. 333-272617), filed on June 20, 2023.

(19)	Incorporated by reference to Registrant's Current Report on Form 8-K, filed on August 8, 2023.
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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on August 25, 2023.

United States Oil Fund, LP

By:	United States Commodity Funds LLC as General Partner

By:	/s/ John P. Love
John P. Love President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 4 to the registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ John P. Love	President and Chief Executive Officer	August 25, 2023
John P. Love	(Principal Executive Officer)

/s/ Stuart P. Crumbaugh	Chief Financial Officer and Management Director	August 25, 2023
Stuart P. Crumbaugh	(Principal Financial and Accounting Officer)

*	Management Director	August 25, 2023
Kathryn D. Rooney

*	Management Director	August 25, 2023
Robert L. Nguyen

*	Independent Director	August 25, 2023
Peter M. Robinson

*	Independent Director	August 25, 2023
Gordon L. Ellis

*	Independent Director	August 25, 2023
Malcolm R. Fobes III

By:	/s/ John P. Love
John P. Love Attorney in Fact (pursuant to a power of attorney signed by each individual on June 13, 2023)
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